SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                                                                Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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TIB FINANCIAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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TIB FINANCIAL CORP.
599 9th Street North, Suite 101
Naples, Florida  34102-5624

November [●], 2010
Dear Shareholder:

It is a pleasure to invite you to attend a Special Meeting of Shareholders of TIB Financial Corp. The meeting will be held at [●], on [●], December [●], 2010, at [●], Eastern time.

At the special meeting, you will be asked to consider and vote upon an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 750,000,000 to 5,000,000,000 shares.  The principal purposes of increasing the authorized shares of common stock are to ensure that we have sufficient authorized and unissued shares available to complete various share issuances contemplated by our Investment Agreement with North American Financial Holdings, Inc. and to provide additional authorized and unissued shares for future purposes.  Second, you will be asked to consider and vote upon an amendment to our Restated Articles of Incorporation to effect a reverse stock split of our common stock at a ratio between 1:10 to 1:100 to be determined by our Board of Directors and at an effective date to be determined by our Board of Directors.  The principal purpose of this reverse stock split is to maintain the continued listing of our shares on the NASDAQ Global Select Market.  Third, you will be asked to consider and vote upon an amendment to our Restated Articles of Incorporation to allow our shareholders to act by written consent.  The principal purpose of this is to facilitate future corporate action without the expense of a shareholder meeting.

After careful consideration, our Board of Directors has unanimously approved the amendments to our certificate of incorporation to effect the increase in the amount of authorized shares of our common stock, the reverse stock split, and the ability for shareholders to act by written consent.  The approval and adoption of each of the amendments to our certificate of incorporation requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock as of the record date.  Failure to vote will be the equivalent of a “No” vote.  North American Financial Holdings, Inc. beneficially owns common stock and preferred stock entitling it to 99% of the voting rights of the Company and has indicated it will vote in favor of all of the proposals.

We urge you to read the proxy statement materials in their entirety and to consider them carefully.  If you hold stock in more than one account or name, you will receive a proxy card for each.  Regardless of whether you plan to attend, please follow the instructions on the enclosed proxy card and vote your shares by telephone, by Internet or by dating, signing and returning the enclosed proxy card(s) as soon as possible.  Each card represents a separate number of votes.  Postage-paid envelopes are provided for your convenience.  This will not prevent you from voting at the meeting, but will assure that your vote is counted if you are unable to attend.  If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting process of the applicable bank or broker.  Therefore, we recommend that you follow the voting instructions on the form that you receive.

The directors, management and staff thank you for your continued support and interest in TIB Financial Corp.

Very truly yours,

R. Eugene Taylor
                        Chairman and Chief Executive Officer

THIS PROXY STATEMENT IS DATED NOVEMBER [●], 2010
AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT NOVEMBER [●], 2010.

TIB FINANCIAL CORP.
the bank holding company for
TIB Bank and Naples Capital Advisors, Inc.
599 9th Street North, Suite 101
Naples, Florida  34102-5624

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER [●], 2010

To:                      The Shareholders of TIB Financial Corp.

A Special Meeting of Shareholders (the “Special Meeting”) of TIB Financial Corp. (the “Company”) will be held at [●], on [●], December [●], 2010, at [●] for the purpose of acting upon the following matters:

1.
To approve an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 750,000,000 to 5,000,000,000 shares (the “Authorized Share Increase”).

2.
To approve an amendment to our Restated Articles of Incorporation to effect a reverse stock split of our common stock at a ratio between 1:10 to 1:100 to be determined by our Board of Directors, including reducing the number of authorized shares of our common stock by the reverse split ratio, at an effective date to be determined by our Board of Directors (the “Reverse Stock Split”).

3.	To approve an amendment to our Restated Articles of Incorporation to authorize shareholders to act by written consent (the “Written Consent Authorization”).

The Board of Directors of the Company (the “Board of Directors”) has set October 1, 2010 as the record date for the Special Meeting.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Special Meeting.

Important Notice regarding the availability of proxy materials for the special meeting of shareholders to be held on December  [●] , 2010.

A copy of this proxy statement, as well as TIB Financial Corp.’s Proxy Statement for the 2010 Annual Meeting of Shareholders and Annual Report on Form 10-K, are also available to shareholders via the Internet at [●].

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOREGOING PROPOSALS.

YOUR VOTE IS IMPORTANT.  EACH SHAREHOLDER IS URGED TO VOTE PROMPTLY BY TELEPHONE, INTERNET OR BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD.  IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

November [●], 2010	By Order of the Board of Directors

R. Eugene Taylor
Chairman and Chief Executive Officer

TIB FINANCIAL CORP.
the bank holding company for
TIB Bank and Naples Capital Advisors, Inc.
PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER [●], 2010

BACKGROUND, PROXY SOLICITATION AND VOTING

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of proxies from the shareholders of TIB Financial Corp. (“we,” “our,” or the “Company”) for use at a Special Meeting of Shareholders (the “Special Meeting”).  This proxy statement and the enclosed proxy are being mailed to our shareholders on or about November [●], 2010.

Matters to Be Considered at the Special Meeting

At the Special Meeting, you will consider and vote upon the following:

Proposal One.  To approve an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 750,000,000 to 5,000,000,000 shares (the “Authorized Share Increase”).

Proposal Two.  To approve an amendment to our Restated Articles of Incorporation to effect a reverse stock split of our Common Stock at a ratio between 1:10 to 1:100 to be determined by our Board of Directors, including reducing the number of authorized shares of our Common Stock by the reverse split ratio, at an effective date to be determined by our Board of Directors (the “Reverse Stock Split”).

Proposal Three.  To approve an amendment to our Restated Articles of Incorporation to authorize shareholders to act by written consent (the “Written Consent Authorization”).

About Us

We are a bank holding company organized in February 1996 under the laws of the State of Florida.  Our operating subsidiaries consist of TIB Bank (which commenced its commercial banking operations in Islamorada, Florida in 1974) and Naples Capital Advisors, Inc. (which commenced its investment advisory services in Naples, Florida in 2007).

The NAFH Transaction

On June 29, 2010, the Company entered into an Investment Agreement (the “Investment Agreement”) with TIB Bank, a subsidiary of the Company (“TIB Bank”), and North American Financial Holdings, Inc. (“NAFH”), pursuant to which the Company sold to NAFH (i) 700,000,000 shares of the Company’s common stock (the “Common Stock”) at $0.15 per share, (ii) 70,000 shares of mandatorily convertible participating voting preferred stock (the “Preferred Stock”) for $1,000 per share and (iii) a warrant representing the right to purchase, during the 18-month period following the closing of the Share Purchase (as defined herein), up to 1,166,666,667 shares of Common Stock at $0.15 per share (or up to 175,000 shares of Preferred Stock for $1,000.00 per share) (the “Warrant”).  Following receipt of shareholder approval of the Authorized Share Increase, the Preferred Stock issued at the closing will mandatorily convert into a number of shares of Common Stock equal to the $70,000,000 purchase price divided by $0.15 per share, or 466,666,666 shares of Common Stock, subject to antidilution adjustments.  The sale of the Company Common Stock and Preferred Stock is referred to as the “Share Purchase.”

Upon the closing of the Share Purchase, which occurred on September 30, 2010, NAFH became the beneficial owner of 99% of the voting rights of the Company and effectively controls the operations of the Company.  Prior to the Share Purchase, the Company did not have any controlling shareholders.  NAFH paid an aggregate of $175 million in consideration for the Share Purchase, consisting of cash of $162.8 million and the exchange of all of our outstanding Series A Preferred Stock and the TARP Warrant (each as defined below) which NAFH previously purchased from the Treasury for $12.2 million.

The Regulatory Consent Order

Also as previously disclosed, on July 2, 2010, TIB Bank entered into a Consent Order (the “Consent Order”) with the FDIC and the State of Florida Office of Financial Regulation (collectively, the “Regulatory Agencies”).  Among other things, TIB Bank agreed with the Regulatory Agencies that (i) its board of directors will continue to increase its participation in the affairs of TIB Bank and establish a Directors’ Committee to oversee TIB Bank’s compliance with the Consent Order, (ii) it will continue to have and retain qualified management and notify the Regulatory Agencies of changes in directors or senior executive officers, and (iii) within 90 days it will have and maintain a Tier 1 capital ratio of at least 8% and a total risk based capital ratio of at least 12%.  TIB Bank also agreed that it will (i) continue to charge off assets classified “loss” and 50% of those classified “doubtful,” (ii) undertake over a two-year period a scheduled reduction of the balance of assets classified “substandard” and “doubtful” in its recent examination by at least 70%, (iii) restrict extensions of additional credit to certain borrowers whose loans have been classified by TIB Bank, (iv) update its risk segmentation analysis with respect to concentrations of credit listed in its recent examination report, (v) prepare an updated business/strategic plan, (vi) update its plan to improve and/or sustain Bank earnings, (vii) continue to maintain an adequate allowance for loan losses, (viii) revise and implement a policy for managing interest rate risk, (ix) revise its plan relating to liquidity to encompass recommendations of the Regulatory Agencies, (x) not declare or pay dividends without the prior approval of the Regulatory Agencies, (xi) not accept, renew or rollover any broker deposits except in accordance with applicable FDIC regulations, (xii) notify the Regulatory Agencies prior to undertaking asset growth of 5% or more per annum, and (xiii) submit quarterly progress reports relating to the Consent Order to the Regulatory Agencies.  The Company believes that the closing of the Share Purchase and the other transactions contemplated by the Investment Agreement will bring TIB Bank into full compliance with the Consent Order.

Troubled Asset Relief Program and Securities Repurchase

On December 5, 2008, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, the Company sold to the U.S. Department of the Treasury (the “Treasury”) $37 million of Series A preferred stock of TIB Financial Corp. (the “Series A Preferred Stock”), with a 5% cumulative annual dividend yield for the first five years, and 9% thereafter, and a ten-year warrant to purchase up to 1,106,389 shares of the Company’s voting Common Stock (the “TARP Warrant”), at an exercise price of $5.02 per share, for a purchase price of $5.5 million in cash.

Immediately following the closing of the Share Purchase, NAFH purchased all of the outstanding shares of the Series A Preferred Stock and the TARP Warrant from the Treasury for an aggregate consideration of approximately $12.2 million, and NAFH subsequently contributed those securities to the Company (the “TARP Exchange”), as part of the consideration for the Share Purchase.  As a result, we no longer expect to be subject to the restrictions imposed upon us by the terms of our Series A Preferred Stock, or certain regulatory provisions of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act that were imposed on TARP recipients.

Appointments to the Board of Directors and Management

Upon the closing of the Share Purchase, the Company has appointed the designated representatives of NAFH to our Board of Directors and the board of directors of TIB Bank.  At the closing of the Share Purchase, the Company added experienced bankers R. Eugene Taylor, Christopher G. Marshall, Peter N. Foss, William A. Hodges, and R. Bruce Singletary to its Board of Directors, with Howard Gutman and Bradley Boaz remaining from the pre-closing Board of Directors.  TIB Bank added R. Eugene Taylor, Christopher G. Marshall, R. Bruce Singletary and Bradley Boaz to its board of directors, with Howard Gutman remaining from the pre-closing board of directors.  In addition, the Company has appointed several new executive officers:  R. Eugene Taylor as Chief Executive Officer, Christopher G. Marshall as Chief Financial Officer, and Bruce Singletary as Chief Risk Officer.  Stephen J. Gilhooly will continue to serve as the Treasurer of the Company.

Additional Information

For additional background regarding the Company and the reasons for the individual proposals in this Special Meeting, please see “Proposal One—Reasons for the Authorized Share Increase,” “Proposal Two—Reasons for the Reverse Stock Split,” and “Proposal Three—Reasons for the Written Consent Authorization.”

Effect of Proxy

The enclosed proxy is for use at the Special Meeting if a shareholder is unable to attend the Special Meeting in person or wishes to have the holder’s shares voted by proxy, even if the holder attends the Special Meeting.  Any proxy may be revoked by the person giving it at any time before its exercise, by notice to our Secretary, by submitting a proxy having a later date, or by such person appearing at the Special Meeting and electing to vote in person.  All properly executed proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the Special Meeting in accordance with the directions given in the proxy.  If a proxy is signed and no specification is made, the shares represented by the proxy will be voted  in favor  of the Authorized Share Increase, Reverse Stock Split, and Written Consent Authorization.

Record Date and Outstanding Shares

Our Board of Directors has set October 1, 2010 as the record date for the Special Meeting.  Only shareholders of record at the close of business on the record date, which includes NAFH, will be entitled to notice of and to vote at the Special Meeting.  As of the record date, there were 714,887,922 shares of our Common Stock outstanding, 700,000,000 shares of which are owned by NAFH, and well as 70,000 shares of Preferred Stock outstanding, which represent 466,666,666 votes on an as-converted basis, for a total of 1,181,554,588 votes outstanding with respect to voting on these matters.

Quorum and Voting Rights

A quorum for the Special Meeting consists of the holders of the majority of our outstanding votes entitled to be cast on a matter at the Special Meeting, present in person or represented by proxy.  Abstentions and broker non-votes will be counted as “shares present” in determining whether a quorum exists at the Special Meeting.

Each share of our Common Stock is entitled to one vote and each share of Preferred Stock is entitled to 6,666 votes on each matter to come before the Special Meeting.  If a quorum is present, the approval of the Authorized Share Increase, the Reverse Stock Split, and the Written Consent Authorization each requires the affirmative vote of a majority of the votes.

  North American Financial Holdings, Inc. beneficially owns Common Stock and Preferred Stock entitling them to 99% of the voting rights of the Company and has indicated that it will vote in favor of all of the proposals.

Solicitation of Proxies

In addition to this solicitation by mail, our officers and employees and those of TIB Bank, without additional compensation, may solicit proxies in favor of the proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication.  Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of our Common Stock where appropriate, and we will reimburse them for their reasonable expenses incurred in connection with such transmittals.  The costs of solicitation of proxies for the Special Meeting will be borne by us.

Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each shareholder of record.  Instructions on how to access and review the proxy materials on the Internet can be found on the Proxy Card or voting instruction form sent to shareholders of record.

PROPOSAL ONE
APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 750,000,000 TO 5,000,000,000 SHARES

On September 28, 2010, the Board of Directors unanimously approved a resolution recommending that Article IV of its Restated Articles of Incorporation be amended to increase the number of shares of our authorized Common Stock to 5,000,000,000 shares from 750,000,000 shares, subject to the approval of the Company’s shareholders.  We refer to this proposal as the “Authorized Share Increase.”  No change is being proposed to the authorized number of shares of the Company’s preferred stock, which remains at 5,000,000 shares.  Like our existing Common Stock, the newly authorized Common Stock will not have any preemptive rights.

The Authorized Share Increase

The Authorized Share Increase would amend and restate Section A of Article IV of the Company’s Restated Articles of Incorporation to read in its entirety as follows to increase the total shares of Common Stock authorized:

A.  Number and Class of Shares Authorized; Par Value.

The Corporation is authorized to issue the following shares of capital stock:

(1)           Common Stock.  The aggregate number of shares of Common Stock (referred to in these Restated Articles of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 5,000,000,000 with a par value of $0.10 per share.

(2)           Preferred Stock.  The aggregate number of shares of preferred stock (referred to in these Restated Articles of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 5,000,000 with no par value.

Reasons for the Authorized Share Increase

The Investment Agreement

The Authorized Share Increase is required in connection with certain transactions contained in the Investment Agreement, as described above in “Background, Proxy Solicitation and Voting—About Us.”   The Investment Agreement contemplated, in addition to a sale of Common Stock, (i) a sale of 70,000 shares of mandatorily convertible participating voting preferred stock for $1,000 per share and (ii) a warrant representing the right to purchase, during the 18-month period following the closing of the Share Purchase, up to 1,166,666,667 shares of Common Stock at $0.15 per share (or up to 175,000 shares of Preferred Stock for $1,000.00 per share).  Following receipt of shareholder approval of the Authorized Share Increase, the Preferred Stock issued at the closing will mandatorily convert into shares of Common Stock equal to the $70,000,000 purchase price divided by $0.15 per share, or 466,666,666 shares of Common Stock, subject to antidilution adjustments.

The Company has agreed to call a special meeting of its shareholders following the closing of the Share Purchase to amend its Restated Articles of Incorporation to increase the authorized shares of Common Stock to at least such number as shall be sufficient to permit issuance of all of the shares of Common Stock contemplated upon conversion of the Preferred Stock, the exercise of NAFH’s Warrant and the consummation of the Rights Offering (as defined below) (the “Contemplated Issuances”).  The total number of shares of Common Stock issuable as a result of such transactions is 1,782,333,333.

Our Restated Articles of Incorporation currently authorize us to issue 750,000,000 shares of Common Stock, $0.10 par value per share, and 5,000,000 shares of Preferred Stock with no par value.  As of the record date for the Special Meeting, October 1, 2010, 714,887,922 shares of Common Stock were issued and outstanding, including 700,000,000 shares issued to NAFH in connection with the Share Purchase, and 70,000 shares of Preferred Stock, issued to NAFH in connection with the Share Purchase, were issued and outstanding.  Based on this number of outstanding shares of Common Stock, at least 2,497,221,255 shares of Common Stock must be authorized to assure that all shares of Common Stock issuable in connection with the Contemplated Issuances are authorized.

The Rights Offering

Our Investment Agreement with NAFH provides that as promptly as practicable following the closing of the Share Purchase, and subject to compliance with all applicable law, the Company will distribute to each holder of record of Common Stock (a “Legacy Shareholder”) as of the close of business on July 12, 2010 nontransferable rights (the “Rights”) to purchase Common Stock at a purchase price of $0.15 per share (such distribution, the “Rights Offering”).  Each Legacy Shareholder will receive 10 Rights for each share of Common Stock held by such Legacy Shareholder on the record date, provided that (i) the maximum number of shares of Common Stock with respect to which such Rights, in the aggregate, may be exercised is 149,000,000 shares and (ii) no Legacy Shareholder will be permitted to exercise any Rights to the extent that immediately following such exercise, such Legacy Shareholder (alone or acting in concert with any other holder of Common Stock) would own, control or have the power to vote in excess of 4.9% of the outstanding shares of Common Stock (assuming the conversion in full of the Preferred Stock).  The Rights Offering will not contain any oversubscription round or a backstop by any shareholder.  Completion of the Rights Offering will be conditioned upon the approval by the Company’s shareholders of the increase in the Company’s authorized shares of Common Stock as contemplated by the Investment Agreement.

Terms of the Preferred Stock

The 70,000 shares of Preferred Stock are convertible into 466,666,666 shares of Common Stock.  The Preferred Stock is designated as our Series B Convertible Participating Voting Preferred Stock.  The Preferred Stock with respect to dividend rights and rights on liquidation, rank junior to all our other preferred stock, unless otherwise specified by the terms of such other preferred stock.  It ranks on parity with the Common Stock on dividends and senior to the Common Stock on liquidation rights.  The Preferred Stock participates in any dividends declared by our Board of Directors on our Common Stock on an as-converted basis and are noncumulative.  Upon shareholder approval of an amendment to our Restated Articles of Incorporation to increase the authorized number of shares of our Common Stock, the Preferred Stock will mandatorily convert to Common Stock at a current ratio of 1 to 6,666.67, subject to any antidilution adjustments for events such as splits, share dividends and issuances on the Common Stock.  The Preferred Stock generally vote along with the Common Stock in the same class on an as-converted basis, except the Preferred Stock vote as a separate class on any amendments to our Restated Articles of Incorporation or certain share exchange, reclassification, or change-of-control transactions that would affect the rights of the Preferred Stock.  Upon liquidation or dissolution of the Company, the holders of the Preferred Stock would receive the greater of (i) $0.01 plus any declared but unpaid dividends, or (ii) the amount that the holder would have received had the holder’s Preferred Stock been converted into Common Stock prior to the liquidation or dissolution, plus any declared but unpaid dividends.  Such payments have priority before payments on the Common Stock.  The Preferred Stock is not subject to any redemption or sinking fund provisions and does not benefit from any preemption rights (except by operation of the antidilution provisions).  The Preferred Stock is also not registered and thus cannot be transferred, except as permitted by an applicable exemption or exception under the federal securities laws.

Because the Preferred Stock already shares in the voting and the dividend rights of the Common Stock, the conversion from Preferred Stock to Common Stock, which will occur automatically if this Authorized Share Increase is approved, will not further dilute the voting or economic rights of the holders of Common Stock.  The Authorized Share Increase is being solicited, in part, to allow for the conversion into Common Stock, which would allow the Company to retire the outstanding shares of Preferred Stock and have those authorized shares of preferred stock available for use in future corporate purposes.

The Warrant

The Warrant represents the right for NAFH to purchase up to 1,166,666,667 shares of Common Stock at an exercise price of $0.15 per share.  However, until we obtain shareholder approval of an amendment to our Restated Articles of Incorporation to increase the authorized number of shares of our Common Stock (which this Authorized Share Increase constitutes), the Warrant may only be exercised for shares of Preferred Stock that would be convertible into such number of Common Shares otherwise receivable upon the Warrant’s exercise.  The Warrant is exercisable by the holder, NAFH, at any time from September 30, 2010 until March 30, 2012, upon which time the Warrant shall expire. The Warrant is not transferable by NAFH except to affiliates of NAFH.  The Warrant contains customary antidilution adjustments for events such as splits, share dividends and issuances on the Common Stock.  If NAFH exercised the Warrant in full, the aggregate exercise price would be $175 million.

Other Corporate Purposes

If the shareholders approve the proposal to increase the number of shares of Common Stock we are authorized to issue, additional shares of Common Stock, after giving effect to the Contemplated Issuances, would also be available which could be issued for valid corporate purposes, such as:

•	Raising working capital,

•	Stock splits or stock dividends,

•	Acquisitions and mergers,

•	Recruiting employees and executives,

•	Employee benefit plans,

•	Establishing strategic relationships, and

•	Other business purposes.

The Board of Directors believes that it is in the best interests of the Company to have additional shares of Common Stock authorized at this time in order to assure that the Contemplated Issuances can be completed successfully.  The additional shares of Common Stock authorized by the proposed amendment in excess of the shares used for the Contemplated Issuances would be available for the issuances described above or other issuances without further action by our shareholders.  However, our shareholders will be required to approve certain issuances of our Common Stock under the provisions of the Florida Business Corporation Act and the governance requirements of the NASDAQ Global Select Market or other stock market where our shares are listed.

Although our Board of Directors will authorize the issuance of additional Common Stock based on its judgment as to our best interests and that of our shareholders, future issuance of Common Stock could have adverse effects on current shareholders.  Such issuances could have a dilutive effect on the voting power and equity interest of existing shareholders.  If the Company ceases to be majority held by NAFH, the increase in the number of authorized shares of Common Stock could have an antitakeover effect against future acquirors, although this is not the intent of the Board of Directors in proposing the amendment.  For example, if the Board of Directors issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company without the approval of the Board of Directors, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the board, including transactions in which the shareholders might otherwise receive a premium for their shares over then-current market prices.  As of the date of this proxy statement, the Board of Directors is not aware of any such attempt or plan to obtain control of the Company other than pursuant to the recently closed Share Purchase.

Effect of the Authorized Share Increase

Adoption of the Authorized Share Increase would not affect the rights of the holders of currently outstanding Common Stock.  If additional authorized shares of Common Stock, or securities that are convertible into, or exchangeable or exercisable for shares of Common Stock are issued, our existing shareholders could, depending upon the price realized, experience dilution of book value per share, earnings per share and percentage ownership.  When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.

The Authorized Share Increase, if adopted, will ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for foreseeable future uses as described above.

Outstanding Common Stock and Shares of Common Stock Available for Issuance

	As of October 1, 2010		Upon Effectiveness of Amendment
Shares of Common Stock Authorized	750,000,000		5,000,000,000
Shares of Common Stock Outstanding	714,887,922		1,181,554,588	2
Shares of Common Stock Currently Reserved for Issuance	2,044,252	1	1,317,710,919	3
Shares of Common Stock Available for Future Issuance	33,067,826		2,500,734,493

1. The number of shares of Common Stock reserved for issuance as of October 1, 2010 reflects 770,428 shares of Common Stock subject to outstanding options and 1,273,824 shares of Common Stock subject to outstanding stock purchase warrants (excluding the Warrant issued to NAFH in connection with the Investment Agreement, which is exercisable only for Preferred Stock prior to the approval of the Authorized Share Increase).

2. The number of shares outstanding after the effectiveness of the amendment reflects the conversion the shares to be issued upon conversion of the Preferred Stock.

3. The number of shares of Common Stock reserved for issuance upon effectiveness of amendment reflects the number of shares of Common Stock reserved for issuance as of October 1, 2010, plus the shares to be issued in the Rights Offering, and the shares to be issued upon exercise of the Warrant held by NAFH.

Required Vote

The affirmative vote of the holders of a majority of the outstanding votes represented by shares of Common Stock and Preferred Stock outstanding and entitled to vote at the Special Meeting is required to approve the proposed authorization for the Authorized Share Increase.  Abstentions and broker non-votes will have the effect of a vote against the proposal.

Amendment Effective Time

The effective date of the Authorized Share Increase will be the date on which the Articles of Amendment are accepted and recorded by the Florida Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 607.1006 of the Florida Business Corporation Act.  It is expected that the Articles of Amendment to the Company’s Restated Articles of Incorporation setting forth the amendments contemplated by this Proposal No. 1 will be submitted for filing on the next business day after the Special Meeting.

Exchange Act Registration

The Company’s Common Stock is currently registered under Section 12 of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  The amendment to the Company’s Certificate of Incorporation effecting the Authorized Share Increase will not affect the registration of the Common Stock under the Exchange Act.

Interests of Certain Persons in the Proposal

NAFH, as a majority shareholder in the Company, may be deemed to have an interest in this Proposal No. 1, because adoption of the Authorized Share Increase will allow the Company to consummate the conversion of Preferred Shares into Common Shares, and the future issuance of Common Shares to NAFH upon the exercise of the Warrant it holds, each as contemplated by the  Investment Agreement.  In addition, certain of the Company’s officers and directors have an interest in this Proposal No. 1 as a result of their ownership of shares of stock of the Company, as set forth in the section entitled “Beneficial Ownership of Directors, Executive Officers and Principal Shareholders” below.  However, the Company does not believe that its officers or directors have interests in the Authorized Share Increase that are different from or greater than those of any other shareholder of the Company.

The Board of Directors unanimously recommends a vote “FOR” Proposal One.

PROPOSAL TWO
APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO BETWEEN 1:10 to 1:100 TO BE DETERMINED BY OUR BOARD OF DIRECTORS

Our shareholders will also be asked to approve an amendment to our Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock in a ratio to be selected by the Board of Directors within a range of 1:10 to 1:100 and at an effective date to be determined by our Board of Directors.  Such a reverse stock split may be necessary to meet a requirement that our Common Stock have a minimum closing price of $1.00 on the NASDAQ Global Select Market in order to maintain the listing of our Common Stock on the NASDAQ Global Select Market.  The Company expects that the Reserve Stock Split would be effective, assuming shareholders approve the Authorized Share Increase and the Company launches the Rights Offering, as soon as practicable after the consummation of the Rights Offering and in any case after the effective time of the Authorized Share Increase.   If shareholders approve this proposal, our Board of Directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the shareholders, to effect the Reverse Stock Split.

The Reverse Stock Split

A reverse stock split will be effected by filing an amendment to our Restated Articles of Incorporation which will specify the effective time of the Reverse Stock Split and the split ratio selected by the Board of Directors.  Subject to the completion of certain information by our Board of Directors, the Reverse Share Split would amend Article IV of our Restated Articles of Incorporation by:

(1)  Amending and restating Section A(1) of Article IV of the Company’s Restated Articles of Incorporation to read in its entirety as follows:

(1)           Common Stock.  The aggregate number of shares of Common Stock (referred to in these Restated Articles of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is [____] with a par value of $0.10 per share.

(2)  Adding the following new Section F to Article IV of the Company’s Restated Articles of Incorporation:

F.           Reverse Stock Split.

Upon the effectiveness of the amendment to the Restated Articles of Incorporation (the “Reverse Split Effective Time”), each [____] shares of the Corporation’s Common Stock, par value $0.10 per share, issued and outstanding immediately prior to the Reverse Split Effective Time (the “Old Common Stock”) (including the number of shares of common stock issuable upon exercise or conversion of all issued and outstanding, options, warrants and convertible securities of every kind), will automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of Common Stock, par value $0.10 per share (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the Reverse Stock Split, and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of Common Stock. Each stock certificate that, immediately prior to the Reverse Split Effective Time, represented shares of Old Common Stock shall, from and after the Reverse Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

Upon the effectiveness of the amendment to the articles of incorporation effecting the Reverse Stock Split, the issued and outstanding shares of our Common Stock immediately prior to the split effective time will be combined into a smaller number of shares such that a shareholder will own one new share of Common Stock for each 10 to 100 shares of issued Common Stock held by that shareholder immediately prior to the split effective time.  The exact split ratio within the 1:10 to 1:100 range will be determined by our Board of Directors prior to the reverse split effective time and will be publicly announced.  The Board of Directors’ decision will be based on a number of factors, including market conditions, existing and expected trading prices for our Common Stock and the listing requirements of the NASDAQ Global Select Market.  The Board of Directors may elect to not effect the Reverse Stock Split, despite the shareholder authorization, in its sole discretion.

Reasons for the Reverse Stock Split

The Reverse Stock Split is necessary in order to continue the listing of our Common Stock on NASDAQ Global Select Market.  On July 7, 2010, the Company received a delisting notice from The NASDAQ Stock Market LLC (“NASDAQ”), which was anticipated, due to the Company’s non-compliance with NASDAQ’s $1.00 per share bid price requirement.  The letter from NASDAQ notified the Company that it is in violation of NASDAQ Marketplace Rule 5505 in that the bid price for its Common Stock was below the required listing standard and that its Common Stock would be delisted from the NASDAQ Global Select Market on July 16, 2010 unless the Company asked for a hearing before a NASDAQ Listing Qualifications Hearing Panel (the “Panel”).  The Company made such a request and the hearing was held on August 5, 2010.  During the hearing the Company requested an extension to January 3, 2011 for the Company to demonstrate a closing bid price of $1 per share in accordance with the NASDAQ rules.  The Company has advised NASDAQ that the Company intends to call a special meeting of its shareholders following the closing of the NAFH investment to approve the adoption of an amendment to the Company’s Restated Articles of Incorporation to effect a reverse stock split and thereby regain compliance with the listing rules.  On September 2, 2010, the Company was advised by NASDAQ that its request for an extension to January 3, 2011 was granted.  Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock, in order to comply with NASDAQ requirements.  We expect that the Board of Directors will consider the recent volatility of our Common Stock and will take this into account in determining a reverse split ratio, so that even if our stock price remains volatile, it might remain above a price necessary to meet the NASDAQ listing requirements although there can be no assurance that it will do so.

Although the Board of Directors anticipates that the market price of our Common Stock will rise in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split, there can be no assurance of such result.  The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding.  If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.  Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

The long-term effects of the Reverse Stock Split on our share price are also uncertain.  The history of similar stock split combinations for companies in like circumstances is varied.  It is also possible that the per share price of the Company’s Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split, and there can be no assurance that the market price per share of the Company’s Common Stock after the Reverse Stock Split will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time.  The market price of the Company’s Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s future performance.  In addition, although it currently satisfies all other current standards for continued listing on the NASDAQ Global Select Market, there can be no assurance that the Company will not be delisted due to a failure to meet other continued listing requirements, even if the market price per share of the Company’s Common Stock after the Reverse Stock Split remains in excess of $1.00.

Effect of the Reverse Stock Split

The proposed amendment to our articles of incorporation to effect the Reverse Stock Split will effect the Reverse Stock Split and will reduce the number of authorized shares of our Common Stock by the same percentage by which the issued shares were reduced as a result of the Reverse Stock Split.  For example, if the outstanding shares are subject to a 1:10 reverse stock split, the authorized shares of Common Stock will be reduced from 5,000,000,000 shares to 500,000,000 shares (assuming the approval of Proposal No. 1, which will authorize the increase in our authorized shares of Common Stock to 5,000,000,000).  All stock options and stock purchase warrants outstanding as of the effective time of the Reverse Stock Split will be appropriately adjusted to reflect the Reverse Stock Split by increasing the purchase price of the option shares and reducing the number of shares which may be purchased.

The following table illustrates the effects on our authorized, outstanding and available shares of a Reverse Stock Split at various levels between 1:10 to 1:100, before and after giving effect to the Contemplated Issuances, assuming:

•	Approval of Proposal No. 1 for the increase in our authorized shares of Common Stock to 5,000,000,000 shares prior to the Reverse Stock Split;

•	Without giving effect to any adjustments for fractional shares on our authorized and outstanding shares of Common Stock; and

•	Without taking into account shares reserved for options and warrants (other than the Warrant held by NAFH).

	Prior to Reverse Stock Split	After 1-for-10 Reverse Stock Split	After 1-for-50 Reverse Stock Split	After 1-for-100 Reverse Stock Split
Authorized Shares	5,000,000,000	500,000,000	100,000,000	50,000,000
Currently Outstanding Shares	714,887,922	71,488,792	14,297,758	7,148,879
Shares Available for Issuance Prior to the Contemplated Issuances	4,285,112,078	428,511,208	85,702,242	42,851,121
Shares Issued in the Contemplated Issuances	1,782,333,333	178,233,333	35,646,666	17,823,333
Shares Available for Issuance After the Contemplated Issuances	2,502,778,745	250,277,875	50,055,576	25,027,788

If shareholders approve this proposal, our Board of Directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the shareholders, to effect the Reverse Stock Split.  The Reverse Stock Split will be effected simultaneously for all outstanding shares of Common Stock and the exchange ratio will be the same for all shares of Common Stock.  The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any shareholders owning a fractional share.  For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split.  The number of shareholders of record would not be affected by the Reverse Stock Split.  Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.  If the Reverse Stock Split is implemented, it will increase the number of shareholders of the Company who own “odd lots” of less than 100 shares of the Company’s Common Stock.  Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of Common Stock.  We intend to effect the Reverse Stock Split after the consummation of the Rights Offering, and any shares of our Common Stock purchased in the Rights Offering will be subject, along with all other outstanding shares of our Common Stock, to the Reverse Stock Split.

Change in Number and Exercise Price of Employee and Director Equity Awards

The proposed Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under the Company’s employee and director equity plans, including TIB Financial Corp. Employee Stock Ownership Plan with 401(k) Provisions, the 1994 Incentive Stock Option Plan and the 2004 Equity Incentive Plan, in proportion to the reverse stock split ratio determined by the Board within the limits set forth in this Proposal No. 2.  Under the terms of the Company’s outstanding equity awards, the Reverse Stock Split would cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the Reverse Stock Split and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options.  The number of shares authorized for future issuance under the Company’s equity plans will also be proportionately reduced.  The number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Amendment Effective Time

The effective date of the Reverse Stock Split will be the date on which the Articles of Amendment to the Company’s Restated Articles of Incorporation to effect the amendments contemplated by this Proposal No. 2 are accepted and recorded by the Florida Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 607.1006 of the Florida Business Corporation Act.  If the Reverse Stock Split is approved, the Company intends to make the Reverse Stock Split effective after the consummation of the Rights Offering (although the Reverse Stock Split is not conditioned upon the consummation of the Rights Offering).  The exact timing of the filing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its shareholders, but will be in any case after the effective time of the Authorized Share Increase, if it is also approved.  On the effective date of the amendment to effect the Reverse Stock Split, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this Proposal No. 2 and with fractional shares treated as specified below.

Procedure for Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split, our shareholders will be notified that the Reverse Stock Split has been effected.  We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that we will send to our shareholders.  No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.  SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be created or issued in connection with the Reverse Stock Split.  Shareholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled to a number of post-split shares rounded up to the nearest whole number of shares.  The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to have the holder’s fractional interest rounded up to the nearest whole number when the post-split shares are issued.

Accounting Matters

The Reverse Stock Split will not affect the shareholders’ equity on our balance sheet.  However, because the par value of our Common Stock will remain unchanged on the effective date of the split, the components that make up the Common Stock capital account will change by offsetting amounts.  The per share net income or loss and net book value of the Company will be increased because there will be fewer shares of our Common Stock outstanding.  Prior periods’ per share amounts will be restated to reflect the Reverse Stock Split.

No Appraisal Rights

No appraisal rights are available under the Florida Business Corporation Act or under our Restated Articles of Incorporation as amended or our Bylaws to any shareholder who dissents from the proposal to approve the Reverse Stock Split.  There may exist other rights or actions under state law for shareholders who are aggrieved by reverse stock splits generally.  Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, shareholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Interests of Certain Persons in the Proposal

Certain of the Company’s officers and directors have an interest in this proposed Reverse Stock Split as a result of their ownership of shares of stock of the Company, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.  However, the Company does not believe that its officers or directors have interests in the Reverse Stock Split that are different from or greater than those of any other shareholder of the Company.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the Reverse Stock Split.  The discussion below is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), currently applicable United States Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings.  This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset” (generally, property held for investment) within the meaning of Section 1221 of the Code.

This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only.  The discussion below does not purport to deal with all aspects of federal income taxation that may affect particular shareholders in light of their individual circumstances or that may affect shareholders subject to special treatment under federal income tax law.  Shareholders subject to special treatment include insurance companies, tax-exempt organizations, financial institutions, mutual funds, broker-dealers, traders in securities, investors in pass-through entities, foreign individuals and entities, and shareholders who hold their stock as part of a hedge, wash sale, appreciated financial position, straddle, conversion or other risk reduction transaction.  In addition, the discussion below does not consider the effect of any applicable state, local or foreign tax laws.  For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he or she resides.  The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.  Accordingly, you are urged to consult with your tax advisor as to the tax consequences of the Reverse Stock Split to you in light of your particular circumstances, including the applicability and effect of any state, local or foreign tax laws.

No gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the Reverse Stock Split.  The aggregate tax basis of the post-reverse stock split shares received in the Reverse Stock Split will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore.  The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the Reverse Stock Split.

Our view regarding the tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each shareholder should consult with such shareholder’s own tax advisor with respect to all of the potential tax consequences to such shareholder of the Reverse Stock Split.

Regulatory Effects

The Company’s Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act.  The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC.  If the proposed Reverse Stock Split is implemented, the Company’s Common Stock will continue to trade on The NASDAQ Global Select Market under the symbol “TIBB” (although NASDAQ would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

Vote Required

The affirmative vote of the holders of a majority of the outstanding votes represented by shares of Common Stock and Preferred Stock outstanding and entitled to vote at the Special Meeting is required to approve the proposed authorization for a reverse stock split.  Abstentions and broker non-votes will have the effect of a vote against the proposal.

The Board of Directors unanimously recommends a vote “FOR” Proposal Two.

PROPOSAL THREE
APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO PERMIT SHAREHOLDER ACTION BY WRITTEN CONSENT

Our shareholders will also be asked to approve a proposal to authorize future corporate actions by shareholders of the Company to be taken by written consent, rather than requiring a shareholder meeting.  This would facilitate future corporate action by shareholders.

The Written Consent Authorization

The Written Consent Authorization would delete in its entirety Section B of Article VI of the Company’s Restated Articles of Incorporation, and replace the text therein with “[Reserved].”

Reasons for the Written Consent Authorization

The Florida Business Corporation Act provides that, unless otherwise provided in the articles of incorporation of a company, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if the written consent is signed by the holders of shares having at least the minimum number of votes that would be necessary to take the action at a meeting of shareholders at which all shares were present and voting.  In order for the action to be effective, the minimum number of signed written consents must be delivered to the company within 60 days of the earliest dated written consent in the manner required by the Florida Business Corporation Act.  Further, prompt notice of the action without a meeting by less than unanimous written consent must be given to any shareholders who do not sign the written consent, summarizing the material features of such action.

Our current Restated Articles of Incorporation provide that shareholders may not act by written consent.  Therefore, in order for us to take advantage of the Florida Business Corporation Act provision permitting action to be taken by written consent of the shareholders, our Restated Articles of Incorporation must be amended.  Our Board of Directors considers such an amendment to be in our company’s and our shareholders’ best interests, because it will permit our shareholders to take actions without the expense and the timing problems associated with the necessity of calling special shareholders’ meetings or deferring actions until the next annual meeting.

Effect of the Written Consent Authorization

Adoption of the Written Consent Authorization would permit further shareholder actions to be taken by shareholders without a shareholder meeting.  As a result, if there are shareholders who possess sufficient voting power to take a certain corporate action, that action could be taken without the notice or procedural requirements of holding a special meeting of the shareholders.

As a result of the consummation of the Share Purchase, NAFH now holds a majority of the outstanding shares of our Common Stock and thus our voting power.  Whether or not this Written Consent Authorization is approved by the stockholders, NAFH has substantial control over the Company.  However, if this Written Consent Authorization is approved, NAFH would be able to more easily exercise that control because it could take actions unilaterally by written consent, without the need for calling a special shareholder meeting or waiting for an annual meeting.  Actions that NAFH would be able to take by written consent include, without limitation, amending our Bylaws, electing or removing any or all of our directors, amending our articles of incorporation (if also consented to by a majority of our Board of Directors), and consenting to mergers, consolidations or other major corporate transactions.  Other shareholders of the Company, besides NAFH, would only receive notice of the shareholder action after it has already been approved.

Amendment Effective Time

The effective date of the Written Consent Authorization will be the date on which the Articles of Amendment are accepted and recorded by the Florida Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 607.1006 of the Florida Business Corporation Act.  It is expected that the Articles of Amendment to the Company’s Restated Articles of Incorporation setting forth the amendments contemplated by this Proposal No. 3 will be submitted for filing on the next business day after the Special Meeting.

Exchange Act Registration

The Company’s Common Stock is currently registered under Section 12 of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act.  The amendment to the Company’s Certificate of Incorporation effecting the Written Consent Authorization will not affect the registration of the Common Stock under the Exchange Act.

Interests of Certain Persons in the Proposal

NAFH, as a majority shareholder in the Company, may be deemed to have an interest in this Proposal No. 3, because the Written Consent Authorization will facilitate its ability to cause the Company to take corporate actions.  See  “—Effect of the Written Consent Authorization” above.

Vote Required

The affirmative vote of the holders of a majority of the outstanding votes represented by shares of Common Stock and Preferred Stock outstanding and entitled to vote at the Special Meeting is required to approve the proposed authorization for ability to act by written consent.  Abstentions and broker non-votes will have the effect of a vote against the proposal.

The Board of Directors unanimously recommends a vote “FOR” Proposal Three.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results described in such forward-looking statements.  Any statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as “anticipate,”  “continuing,” “expects,” “believe,” “intend” and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  The Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described elsewhere in this proxy statement and in the documents incorporated by reference herein.  All forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement.

Actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:  the volatility of the Company’s stock price and possible delisting of the Company’s Common Stock from the NASDAQ Global Select Market; inability to achieve the anticipated results of the Reverse Stock Split; inability to achieve the higher minimum capital ratios that are required by the Consent Order, as well as failure to maintain adequate levels of capital and liquidity to support our operations; the effect of other requirements of the Consent Order and any further regulatory actions; any effects of our recent change of control, in which NAFH acquired a majority ownership of our voting power, including any change in management, strategic direction, business plan or operations; failure to continue as a going concern; the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; and the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, and interest rate risks.

Many of the factors set forth above are described in greater detail in the Company’s filings with the SEC.  All forward-looking statements included in this proxy statement are expressly qualified in their entirety by the foregoing cautionary statements.  Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect.  All future written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the previous statements.  Except as may be required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

FINANCIAL AND OTHER INFORMATION

Pro Forma Financial Information

Basis of Presentation

The unaudited pro forma consolidated balance sheet table for June 30, 2010, and the pro forma income statements and earnings per share tables for the fiscal year ended December 31, 2009 and the six months ended June 30, 2010 presented below have been prepared by management to illustrate the impact of:

•
the recently consummated Share Purchase, resulting in the issuance to NAFH of (i) 700,000,000 shares of the Company’s Common Stock at $0.15 per share, and (ii) 70,000 shares of mandatorily convertible participating voting preferred stock for $1,000 per share in exchange for cash of $162.8 million as well as the exchange of all of our outstanding Series A Preferred Stock and the TARP Warrant which NAFH recently purchased from the Treasury for $12.2 million.

•
(i) full exercise of the Warrant issued to NAFH representing the right to purchase, up to 1,166,666,667 shares of Common Stock at $0.15 per share (or up to 175,000 shares of Preferred Stock for $1,000.00 per share) (the “Warrant Exercise”), and (ii) full subscription in the Rights Offering required by the Investment Agreement whereby shareholders of the Company will be able to purchase up to 148,879,220 shares of Common Stock at a purchase price of $0.15 per share.

The information presented assumes that the 70,000 shares of Preferred Stock have been converted into 466,666,666 shares of Common Stock and the warrant has been exercised for 1,166,666,667 shares of Common Stock.

The pro forma financial information below do not present the impact of the potential Reverse Stock Split, whereby the number of outstanding and authorized shares of Common Stock will be reduced by a ratio between 1:10 to 1:100.

Consolidated Balance Sheets

(Unaudited)

The following table presents the Company's unaudited pro forma consolidated balance sheet adjusted for the pro forma impacts of both (1) the Share Purchase and the TARP Exchange and conversion of the 70,000 shares of Preferred Stock into 466,666,666 shares of Common Stock and (2) the full exercise of the Warrant issued to NAFH for Common Stock and a fully subscribed Rights Offering. The pro forma consolidated balance sheet as of June 30, 2010 assumes that the foregoing transactions occurred on June 30, 2010. The pro forma balance sheet adjustments for the Share Purchase reflect consideration received of $175 million comprised of $162.8 million of cash plus all of the 37,000 Series A Preferred Stock owned by the Treasury prior to the Share Purchase and the TARP Exchange. The pro forma balance sheet adjustments for the TARP Exchange reflect cash paid to the Treasury of $12.2 million by NAFH and the exchange thereof for common shares with an equivalent value based upon the terms of the Share Purchase. Liabilities for direct costs of the Share Purchase of $3.9 million were deducted from the offering proceeds resulting in a net increase in Common Stock of $[171] million.

When substantially all of the common stock of a company is acquired, SEC Staff Accounting Bulletin Topic 5J generally requires that the purchase price be “pushed down” to the company's financial statements and that all retained earnings be eliminated. Regulation S-X, Rule 1-02(aa), defines “wholly owned subsidiary”, and this rule should be referred to for a definition of "substantially" all of the common stock. The SEC staff has indicated that an acquisition of 95% or more of the common stock of a company would result in the entity's being substantially wholly owned.  Accordingly, the Financial Accounting Standards Board Accounting Standards Codification Topic 805 – Business Combinations (“ASC 805”) requires the application of the acquisition method of accounting to the financial statements of the Company subsequent to the Share Purchase. The pro forma balance sheet adjustments include significant adjustments associated with the application of the acquisition method of accounting required due to the change in control caused by NAFH’s ownership of 99% of the outstanding common stock following the Share Purchase. These are estimated adjustments to balances as of June 30, 2010 and may differ significantly from the actual adjustments that take place as of September 30, 2010 as we are still in the process of completing the fair value analysis of assets and liabilities as of September 30, 2010.

(Dollars in thousands, except per share amounts)	June 30, 2010 (Actual)	Adjustment for Share Purchase and TARP Exchange		Adjustment for Change in Control (ASC 805)		Adjustment for Warrant Exercise and Rights Offering		June 30, 2010 (Pro Forma)
Assets
Cash and due from banks	$157,876	$162,840	1	$—		$197,082	2	$517,798

Investment securities available for sale	282,621	—		—		—		282,621

Loans, net of deferred loan costs and fees	1,101,672	—		(102,271	)3	—		999,401
Less: Allowance for loan losses	(27,710)	—		27,710	4	—		—
Loans, net	1,073,962	—		(74,561)		—		999,401

Premises and equipment, net	51,480	—		—	5	—		51,480
Goodwill and intangible assets	6,510	—		48,635	6	—		55,145
Other real estate owned	38,699	—		—		—		38,699
Accrued interest receivable and other assets	47,917	—		203	7	—		48,120
Total Assets	$1,659,065	$162,840		$(25,723)		$197,082		$1,993,264

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing demand	$178,159	$—		$—		$—		$178,159
Interest-bearing	1,163,572	—		5,723	8	—		1,169,295
Total deposits	1,341,731	—		5,723		—		1,347,454
						—
Federal Home Loan Bank (FHLB) advances	125,000	—		6,935	9	—		131,935
Short-term borrowings	73,894	—		(6	)10	—		73,888
Long-term borrowings	63,000	—		(17,454	)11	—		45,546
Accrued interest payable and other liabilities	16,404	3,891	12	—		—		20,295
Total liabilities	$1,620,029	$3,891		$(4,802)		$—		$1,619,118

Preferred stock – $.10 par value	$34,110	$(34,110	)13	$—		$—		$—
Common stock - $.10 par value	1,496	116,667	14	—		131,567	15	249,730
Additional paid in capital	74,929	76,392	16	(92,420	)17	65,515	18	124,416
Retained Earnings (Accumulated deficit)	(69,524)	—		69,524	19	—		—
Accumulated other comprehensive loss	(1,406)	—		1,406	20	—		—
Treasury stock, at cost, 73,454 shares	(569)	—		569	21	—		—
Total shareholders’ equity	$39,036	$158,949	22	$(20,921	)23	$197,082	24	$374,146

Total Liabilities and Shareholders’ Equity	$1,659,065	$162,840		$(25,723)		$197,082		$1,993,264

Notes:
1	Adjustment hereon reflects cash proceeds received by the Company as a result of the Share Purchase.
2	Adjustment hereon reflects net cash proceeds received by the Company as a result of the Warrant Exercise and Rights Offering.

Proceeds of the Warrant Exercise	$175,000
Gross proceeds of the Rights Offering	22,332
Estimated transaction costs associated with the Rights Offering	(250)
Net proceeds of the Warrant Exercise and Rights Offering	$197,082

3	Adjustment hereon reflects fair value recognition of loans outstanding as of June 30, 2010 in connection with a change in control as required by ASC 805.
4
Adjustment hereon reflects reversal of allowance for loan losses required in connection with a change in control as required by ASC 805. Recognition of outstanding loans at fair value as of June 30, 2010 eliminates the need for a valuation allowance for credit losses as credit risk is taken into account in the fair value adjustment discussed in Note 3.

5
For purposes of this pro forma income statement, no adjustment to occupancy expense was deemed necessary to adjust depreciation and amortization of property, equipment and leasehold improvement as these adjustments were deemed immaterial due to preliminary estimates resulting from expected offsetting differences between the fair values and depreciable bases of these assets.

6
Adjustment hereon reflects recognition of estimated fair value of core deposit and customer relationship intangibles as well as goodwill in connection with a change in control as required by ASC 805. For purposes of this Pro Forma Balance Sheet, the core deposit and customer related intangibles were estimated to be approximately $10,000 and have amortization lives of 10 years. The remaining amount of this adjustment reflects estimated goodwill as of June 30, 2010.

7
Adjustment hereon reflects recognition of deferred tax assets and liabilities associated with adjustments required by ASC 805. Current estimates of hypothetical adjustments as of June 30, 2010 result in a net deferred tax asset of $203. Due to limitations on the use of net operating losses and built in deductions prescribed by Internal Revenue Code Section 382 and other applicable limitations, no deferred tax assets were assumed to exist related to net operating losses for purposes of this pro forma balance sheet. Additionally, no deferred tax asset was assumed to result from the adjustment to fair value for loans other than that associated with the amount of such adjustment expected to be accreted into income.

8	Adjustment hereon reflects recognition of a premium or discount on contractual deposits as required by ASC 805.
9	Adjustment hereon reflects recognition of fair value of FHLB Advances in connection with a change in control as required by ASC 805.
10	Adjustment hereon reflects recognition of fair value of short term borrowings in connection with a change in control as required by ASC 805.
11
Adjustment hereon reflects recognition of estimated fair value of long term borrowings in connection with a change in control as required by ASC 805. The adjustment includes an increase of $276 relating to long term repurchase agreements and a decrease of $(17,730) relating to outstanding subordinated debentures.

12	Adjustment hereon reflects recognition of liability associated with transaction costs associated with the Share Purchase and TARP Exchange.
13	Adjustment hereon represents the TARP exchange and cancellation of the Series A Preferred Stock.
14	Adjustment hereon represents the par value of 1,166,666,667 shares of common stock issued to NAFH.
15
Adjustment hereon represents the par value of 1,166,666,667 shares of common stock issued in connection with the Warrant Exercise and 148,879,220 shares of common stock issued in connection with the Rights Offering.

16
Adjustment hereon represents $58,333 of additional paid in capital associated with the 1,166,666,667 shares of common stock issued to NAFH in addition to $21,950 relating to a reclassification from preferred stock to additional paid in capital – common stock – representing the impact of the repurchase and cancellation of the TARP Series A Preferred Stock partially offset by $3,891 of transaction costs discussed in Note 10 above.

17
Adjustment hereon reflects the application of the estimated fair value of the net assets of the Company required due to the change in control as required by ASC 805. Adjustment hereon is a result of the elimination of accumulated deficit, accumulated other comprehensive loss and the historical cost of treasury stock offsetting additional paid in capital relating to common shareholders and a final adjustment to additional paid in capital relating to the reconciliation of total equity to the consideration from NAFH plus the fair value of the minority interest.

Elimination of retained earnings	$(69,524)
Elimination of accumulated deficit	(1,406)
Elimination of historical cost of treasury stock	(569)
Recognition of change in net assets required by ASC 805	(20,921)
$(92,420)

18	Adjustment hereon reflects the recognition of paid in capital resulting from the Warrant Exercise and Rights Offering.
19	Adjustment hereon reflects the elimination of accumulated deficit as required by ASC 805 and SAB Topic 5J.
20	Adjustment hereon reflects the elimination of accumulated other comprehensive loss as required by ASC 805.
21	Adjustment hereon reflects the elimination of the historical cost of treasury stock as required by ASC 805.
22	Adjustment hereon reflects recognition of issuance of common shares in connection with the Share Purchase.
23
Adjustment hereon reflects the application of the estimated fair value of the net assets of the Company required due to the change in control as required by ASC 805. The net change in equity is a result of the re-setting of retained earnings, accumulated other comprehensive loss and treasury stock to zero, offsetting additional paid in capital relating to common shareholders and a final adjustment to additional paid in capital relating to the reconciliation of total equity to the consideration from NAFH plus the fair value of the minority interest. Reconciliation of Total Shareholders’ Equity to the fair value of the net assets of the Company is as follows:

Cash proceeds of Share Purchase	$162,840
TARP Exchange	12,160
Fair value of minority interest	5,955
Offering costs	(3,891)
$177,064

Actual June 30, 2010 Total Shareholders’ Equity	$39,036
Adjustment for Share Purchase and Tarp Exchange	158,949
Adjustment for Change in Control required by ASC 805	(20,921)
Pro forma Total Shareholders’ Equity before Adjustment for Warrant Exercise and Rights Offering	$177,064

24	Adjustment hereon reflects recognition of issuance of common shares in connection with the Warrant Exercise and Rights Offering.

Pro Forma Income Statements and Earnings Per Share

(Unaudited)

The following tables present the Company's unaudited pro forma earnings per share adjusted for the pro forma impacts of the Share Purchase and the TARP Exchange for the periods shown. Pro forma earnings per share assume the Company completed the Share Purchase and the TARP Exchange on January 1, 2009, and the conversion of the 70,000 shares of Preferred Stock into 466,666,666 shares of Common stock occurred on January 1, 2009. The pro forma information below also includes certain adjustments associated with the hypothetical application of the acquisition method of accounting required due to the change in control caused by NAFH’s ownership of 99% of the outstanding common stock following the transaction.

The pro forma income statement adjustments include significant adjustments associated with the application of the acquisition method of accounting required due to the change in control caused the Share Purchase as discussed above. These are estimated adjustments to the income statements for the year ended December 31, 2009 and for the six months ended June 30, 2010 made solely for the purposes of these Pro Forma income statements and future results of operations may differ significantly.

(Dollars and shares in thousands, except per share amounts)	Year ended December 31, 2009 (Actual)	Adjustment for Share Purchase and TARP Exchange	Adjustment for Change in Control (ASC 805)		Adjustment for Warrant Exercise and Rights Offering	Year ended December 31, 2009 (Pro Forma)
Interest and dividend income
Loans, including fees	$68,925	$—	$3,134	1	$—	$72,059
Investment securities:
Taxable	11,750	—	—	2	—	11,750
Tax-exempt	299	—	—	3	—	299
Interest-bearing deposits in other banks	124	—	—		—	124
Federal Home Loan Bank stock	24	—	—		—	24
Federal funds sold and securities purchased under agreements to resell	5	—	—		—	5
Total interest and dividend income	81,127	—	3,134		—	84,261
		—	—		—	—
Interest expense		—	—		—	—
Deposits	27,646	—	(6,001	)4	—	21,645
Federal Home Loan Bank advances	5,199	—	(2,558	)5	—	2,641
Short-term borrowings	104	—	11	6	—	115
Long-term borrowings	2,787	—	(345	)7	—	2,442
Total interest expense	35,736	—	(8,893)		—	26,843

Net interest income	45,391	—	12,027		—	57,418
Provision for loan losses	42,256	—	(42,256	)8	—	—
Net interest income after provision for loan losses	3,135	—	54,283		—	57,418

Non-interest income
Service charges on deposit accounts	4,165	—	—		—	4,165
Fees on mortgage loans originated and sold	1,143	—	—		—	1,143
Investment advisory and trust fees	997	—	—		—	997
Other income	3,510	—	—		—	3,510
Investment securities gains, net	5,058	—	(2,167	)9	—	2,891
Other-than-temporary impairment losses on investments prior to April 1, 2009 adoption of ASC 320-10-65-1	(23)	—	23	10	—	—
Other-than-temporary impairment losses on investments subsequent to April 1, 2009	—	—	—		—	—
Gross impairment losses	(740)	—	740	11	—	—
Less: Impairments recognized in other comprehensive income	—	—	—		—	—
Net impairment losses recognized in earnings subsequent to April 1, 2009	(740)	—	740		—	—
Total non-interest income	14,110	—	(1,404)		—	12,706

Non-interest expense
Salaries and employee benefits	28,594	—	(381	)12	—	28,213
Net occupancy and equipment expense	9,442	—	—	13	—	9,442
Goodwill impairment	5,887	—	(5,887	)14	—	—
Other expense	21,419	—	(2,704	)15	—	18,715
Total non-interest expense	65,342	—	(8,972)		—	56,370

Net income (loss) before income taxes	(48,097)	—	61,851		—	13,754
Income tax expense (benefit)	13,451	—	(8,275	)16	—	5,176

Net loss	$(61,548)	$—	$70,126		$—	$8,578
Preferred dividends earned by preferred shareholders and discount accretion	(2,662)	2,662	—		—	—
Net loss allocated to common shareholders	$(64,210)	$2,662	$70,126		$—	$8,578

Book value per common share	$1.42	$(1.24)	$(0.02)		$(0.01)	$0.15
Basic earnings (loss) per share	(4.33)	4.28	0.06		(0.01)	0.00
Diluted earnings (loss) per share	(4.33)	4.28	0.06		(0.01)	0.00

Weighted average common shares	14,820	1,166,667	—		1,315,546	2,497,033
Weighted average diluted shares	14,820	1,166,667	—		1,315,546	2,497,033

Notes:
1	Adjustment hereon reflects the estimated impact of accretion of interest resulting from the application of ASC 805.
2
For purposes of this pro forma income statement, no adjustment to interest income on investment securities was deemed necessary as any required adjustments were deemed immaterial due to the significant restructuring of the investment portfolio which occurred during 2009.

3
For purposes of this pro forma income statement, no adjustment to interest income on investment securities was deemed necessary as any required adjustments were deemed immaterial due to the significant restructuring of the investment portfolio which occurred during 2009.

4
Adjustment hereon reflects the estimated impact of the fair value adjustments required by ASC 805 triggered by the change in control resulting from the Share Purchase on interest expense relating to contractual deposits. Based upon the footnote disclosures in Note 18 - Fair Value of Financial Instruments, a premium of $9,001 would have been recorded in the acquisition accounting adjustments on January 1, 2009. For purposes of this pro forma income statement, an assumed 18 month straight-line amortization assumption was used in deriving the adjustment hereon.

5
Adjustment hereon reflects the estimated impact of the fair value adjustment required by ASC 805 triggered by the change in control on FHLB Advances and the impact of the related premium amortization on interest expense.

6
Adjustment hereon reflects the estimated impact of the fair value adjustment required by ASC 805 triggered by the change in control on short-term borrowings and the impact of the related discount accretion on interest expense.

7
Adjustment hereon reflects the estimated impact of the fair value adjustment required by ASC 805 triggered by the change in control on long-term borrowings and the impact of the related premium amortization and discount accretion on interest expense. Adjustment includes the impact of an estimated $719 of premium amortization associated with long term repurchase agreements, partially offset by $374 of discount accretion on subordinated debentures.

8
Adjustment hereon reflects the estimated impact of the fair value adjustments required by ASC 805 triggered by the change in control and the application of ASC 310-30 for accounting for acquired loans with evidence of credit deterioration.

9
Adjustment hereon reflects the impact of the application of ASC 805 relating to the elimination of unrealized gains existing as of January 1, 2009 due to the change in control. Accordingly, realized gains recorded during 2009 were reduced by the amount of gross unrealized gains on investment securities reported as of December 31, 2008. As these gains were realized in 2009 due to the restructuring of the investment portfolio, for purposes of this pro forma income statement, the related realized gains were reversed.

10
Adjustment hereon reflects the impact of the application of ASC 805 relating to the reversal of losses realized on investment securities during 2009. The measurement period provided by ASC would have resulted in the reflection of significantly higher default assumptions in the estimation of the fair value of the CDO securities which were other than temporarily impaired during 2009. Accordingly, such impairment charges were reversed for purposes of this pro forma income statement.

11
Adjustment hereon reflects the impact of the application of ASC 805 relating to the reversal of losses realized on investment securities during 2009. The measurement period provided by ASC would have resulted in the reflection of significantly higher default assumptions in the estimation of the fair value of the CDO securities which were other than temporarily impaired during 2009. Accordingly, such impairment charges were reversed for purposes of this pro forma income statement.

12
Adjustment hereon reflects the impact of a reversal of compensation expense of $107 associated with restricted stock awards and $274 associated with stock options granted prior to January 1, 2009 which for purposes of this pro forma income statement are assumed to have vested upon the change of control triggered by the Share Purchase.

13
For purposes of this pro forma income statement, no adjustment to occupancy expense was deemed necessary to adjust depreciation and amortization of property, equipment and leasehold improvement as these adjustments were deemed immaterial due to preliminary estimates resulting from expected offsetting differences between the fair values and depreciable bases of these assets.

14
Adjustment hereon reflects the reversal of the goodwill impairment charge recorded during 2009. Due to the application of ASC 805, upon the change in control triggered by the Share Purchase, the goodwill that was impaired during 2009 would have been replaced with goodwill resulting from the Share Purchase and the related acquisition accounting adjustments required by ASC 805. While an annual impairment test would have been required, the financial results presented in this pro forma income statement are estimated to have resulted in no impairment of the goodwill recorded on January 1, 2009.

15
Adjustment hereon reflects the impact of a reversal of certain stock based compensation expense and OREO write downs along with an adjustment to the amount of amortization of intangible assets. Stock based compensation expense of $287 associated with restricted stock awards and $7 associated with stock options was reversed relating to awards granted prior to January 1, 2009, which for purposes of this pro forma income statement are assumed to have vested upon the change of control triggered by the Share Purchase. OREO write downs recorded during 2009 were assumed to have been reflected in the acquisition method fair value estimate as the measurement period provided by ASC would have made evident and improved the underlying assumptions used in valuing these assets reflecting significantly longer holding periods and more significant declines in market values than were projected prior to January 1, 2009 in the historical financial statements. Amortization of intangibles was adjusted reflecting a reversal of the $1,430 of amortization recorded during 2009 and recognition of $1,000 of amortization based upon an estimate of amortizing intangibles of $10,000, primarily core deposit intangibles, with estimated useful lives of 10 years. Amortization life assumptions are longer than historical intangibles due to the customer and deposit relationships of the entire Company being valued as a result of the Share Purchase and, for purposes of this pro forma income statement, as of January 1, 2009 as opposed to the historical subset of acquired customer and deposit relationships resulting from previous acquisitions of the Company.

Stock Based Compensation	$(294)
OREO write downs	(1,980)
Amortization of Intangibles	(430)
$(2,704)

16
Adjustment hereon reflects the impact of the reversal of the recognition of a full valuation allowance of $30,392 recorded against deferred tax assets recorded in 2009 as well as recognition of tax expense associated with the adjusted pro forma net income before taxes assuming an effective rate equal to the blended federal and statutory rate of 37.6%.

Reversal of valuation allowance	$(30,392)
Adjustment to reflect impact of acquisition accounting adjustments	22,117
$(8,275)

(Dollars and shares in thousands, except per share amounts)	Six Months Ended June 30, 2010 (Actual)	Adjustment for Share Purchase and TARP Exchange	Adjustment for Change in Control (ASC 805)		Adjustment for Warrant Exercise and Rights Offering	Six Months Ended June 30, 2010 (Pro Forma)
Interest and dividend income
Loans, including fees	$30,635	$—	$2,421	1	$—	$33,056
Investment securities:
Taxable	4,373	—	—	2	—	4,373
Tax-exempt	108	—	—	3	—	108
Interest-bearing deposits in other banks	149	—	—		—	149
Federal Home Loan Bank stock	10	—	—		—	10
Federal funds sold and securities purchased under agreements to resell	—	—	—		—	—
Total interest and dividend income	35,275	—	2,421		—	37,696
		—	—		—	—
Interest expense		—	—		—	—
Deposits	9,411	—	(3,000	)4	—	6,411
Federal Home Loan Bank advances	2,395	—	(1,220	)5	—	1,175
Short-term borrowings	48	—	—		—	48
Long-term borrowings	1,325	—	(160	)6	—	1,165
Total interest expense	13,179	—	(4,380)		—	8,799

Net interest income	22,096	—	6,801		—	28,897
Provision for loan losses	12,625	—	(12,625	)7	—	—
Net interest income after provision for loan losses	9,471	—	19,426		—	28,897

Non-interest income
Service charges on deposit accounts	1,754	—	—		—	1,754
Fees on mortgage loans originated and sold	764	—	—		—	764
Investment advisory and trust fees	620	—	—		—	620
Other income	1,135	—	—		—	1,135
Investment securities gains, net	2,635	—	—	8	—	2,635
Other-than-temporary impairment losses on investments
Gross impairment losses	—	—	—		—	—
Less: Impairments recognized in other comprehensive income	—	—	—		—	—
Net impairment losses recognized in earnings	—	—	—		—	—
Total non-interest income	6,908	—	—		—	6,908

Non-interest expense
Salaries and employee benefits	13,249	—	(142	)9	—	13,107
Net occupancy and equipment expense	4,557	—	—	10	—	4,557
Other expense	17,723	—	(7,294	)11	—	10,429
Total non-interest expense	35,529	—	(7,436)		—	28,093

Net income (loss) before income taxes	(19,150)	—	26,862		—	7,712
Income tax expense (benefit)	—	—	2,902	12	—	2,902
Net income (loss)	$(19,150)	$—	$23,960		$—	$4,810
Preferred dividends earned by preferred shareholders and discount accretion	(1,329)	1,329	—		—	—
Net loss allocated to common shareholders	$(20,479)	$1,329	$23,960		—	$4,810
Book value per common share	$0.22	$(0.05)	$(0.01)		$—	$0.17
Basic earnings (loss) per share	(1.38)	1.36	0.02		0.00	0.00
Diluted earnings (loss) per share	(1.38)	1.36	0.02		0.00	0.00

Weighted average common shares	14,844	1,166,667	—		1,315,546	2,497,057
Weighted average diluted shares	14,844	1,166,667	—		1,315,546	2,497,057

Notes:
1	Adjustment hereon reflects the estimated impact of accretion of interest resulting from the application of ASC 805.
2
For purposes of this pro forma income statement, no adjustment to interest income on investment securities was deemed necessary as any required adjustments were deemed immaterial due to the significant restructuring of the investment portfolio which occurred during 2009.

3
For purposes of this pro forma income statement, no adjustment to interest income on investment securities was deemed necessary as any required adjustments were deemed immaterial due to the significant restructuring of the investment portfolio which occurred during 2009.

4
Adjustment hereon reflects the estimated impact of the fair value adjustments required by ASC 805 triggered by the change in control resulting from the Share Purchase on interest expense relating to contractual deposits. Based upon the footnote disclosures in Note 18 - Fair Value of Financial Instruments, a premium of $9,001 would have been recorded in the acquisition accounting adjustments on January 1, 2009. For purposes of this pro forma income statement, an assumed 18 month straight-line amortization assumption was used in deriving the adjustment hereon.

5
Adjustment hereon reflects the estimated impact of the fair value adjustment required by ASC 805 triggered by the change in control on FHLB Advances and the impact of the related premium amortization on interest expense.

6
Adjustment hereon reflects the estimated impact of the fair value adjustment required by ASC 805 triggered by the change in control on long-term borrowings and the impact of the related premium amortization and discount accretion on interest expense. Adjustment includes the impact of an estimated $353 of premium amortization associated with long term repurchase agreements, partially offset by $193 of discount accretion on subordinated debentures.

7
Adjustment hereon reflects the estimated impact of the fair value adjustments required by ASC 805 triggered by the change in control and the application of ASC 310-30 for accounting for acquired loans with evidence of credit deterioration.

8
For purposes of this pro forma income statement, no adjustment to securities gains during the six months ended June 30, 2010 was deemed necessary as the gains reflected in the actual results resulted primarily from securities acquired subsequent to the January 1, 2009 assumed date of the change in control.

9
Adjustment hereon reflects the impact of a reversal of compensation expense of $52 associated with restricted stock awards and $90 associated with stock options granted prior to January 1, 2009 which for purposes of this pro forma income statement are assumed to have vested upon the change of control triggered by the Share Purchase.

10
For purposes of this pro forma income statement, no adjustment to occupancy expense was deemed necessary to adjust depreciation and amortization of property, equipment and leasehold improvement as these adjustments were deemed immaterial due to preliminary estimates resulting from expected offsetting differences between the fair values and depreciable bases of these assets.

11
Adjustment hereon reflects the impact of a reversal of certain stock based compensation expense and OREO write downs along with an adjustment to the amount of amortization of intangible assets, elimination of expenses associated with capital raising activities and an adjustment to the amount of FDIC insurance expense. Stock based compensation expense of $130 associated with restricted stock awards and $3 associated with stock options was reversed relating to awards granted prior to January 1, 2009, which for purposes of this pro forma income statement are assumed to have vested upon the change of control triggered by the Share Purchase. OREO write downs recorded during 2010 were assumed to have been reflected in the acquisition method fair value estimate as the measurement period provided by ASC would have made evident and improved the underlying assumptions used in valuing these assets reflecting significantly longer holding periods and more significant declines in market values than were projected prior to January 1, 2009 in the historical financial statements. Amortization of intangibles was adjusted reflecting a reversal of the $779 of amortization recorded during 2010 and recognition of $500 of amortization based upon an estimate of amortizing intangibles of $10,000, primarily core deposit intangibles, with estimated useful lives of 10 years. Amortization life assumptions are longer than historical intangibles due to the customer and deposit relationships of the entire Company being valued as a result of the Share Purchase and, for purposes of this pro forma income statement, as of January 1, 2009 as opposed to the historical subset of acquired customer and deposit relationships resulting from previous acquisitions of the Company. Additionally, amounts associated with the Company’s capital raising efforts and related costs incurred during the six months ended June 30, 2010 were eliminated herein. Finally, an adjustment was included to reflect the difference in FDIC insurance costs associated with the Company’s subsidiary, TIB Bank, reflecting an assumption that it would have been well capitalized during the second quarter of 2010.

Stock Based Compensation	$(133)
OREO write downs	(4,887)
Amortization of Intangibles	(279)
Capital raise expenses	(1,598)
FDIC insurance assessment adjustment	(397)
$(7,294)

12
Adjustment hereon reflects recognition of tax expense associated with the adjusted pro forma net income before taxes assuming an effective rate equal to the blended federal and statutory rate of 37.6%.

Historical Financial Statements and Supplementary Data

For our audited financial statements as of December 31, 2009 and 2008, and for the years ended December 31, 2009, 2008, and 2007, and the notes thereto, see Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”), which is attached as Appendix A to this proxy statement.  For our unaudited financial statements as of June 30, 2009, and for the six month periods ended June 30, 2010 and 2009, and the notes thereto, see Item 1 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the “Form 10-Q”), which is attached as Appendix B to this proxy statement.

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations

For our management’s discussion and analysis of financial condition and results of operation, see Item 7 of the Form 10-K and Item 2 of the Form 10-Q, which are attached as Appendix C and Appendix D, respectively, to this proxy statement.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

Not applicable.

Quantitative And Qualitative Disclosures About Market Risk

For our quantitative and qualitative disclosures about market risk, see Items 7A of the Form 10-K and Item 3 of the Form 10-Q, which are attached as Appendix E and Appendix F, respectively, to this proxy statement.

Public Accountant

Representatives of Crowe Horwath LLP, independent registered public accountant for the Company for fiscal year 2009 and the current fiscal year, will be present at the Special Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND PRINCIPAL SHAREHOLDERS

The following table presents information regarding beneficial ownership of our Common Stock as of October 1, 2010 by:

•	Each person known by us to own more than 5% of our voting Common Stock;

•	Each of our directors;

•	Each of our executive officers; and

•	All of our executive officers and directors as a group.

Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Information relating to beneficial ownership of the shares is based upon “beneficial ownership” concepts set forth in the rules promulgated under the Exchange Act.  Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power” with respect to such security.  A person may be deemed to be the “beneficial owner” of a security if that person also has the right to acquire beneficial ownership of such security within 60 days.  Under the “beneficial ownership” rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest.  The information as to beneficial ownership has been furnished by the respective persons listed in the below table.

Name	Common Stock (includes Preferred Stock on an as converted basis)		Preferred Stock (also included under Common Stock on an as converted basis)		Percent of Votes
	Number of shares	Percentage ownership(1)	Number of shares	Percentage ownership	(All Classes)
5% Shareholders
North American Financial Holdings, Inc. 4725 Piedmont Row Drive Charlotte, North Carolina 28210 (2)	2,333,333,334	99%	245,000	100%	99%

Directors and Executive Officers
R. Eugene Taylor (2)(3)	2,333,333,334	99%	245,000	100%	99%
Christopher G. Marshall (2)(3)	2,333,333,334	99%	245,000	100%	99%
R. Bruce Singletary (2)(3)	2,333,333,334	99%	245,000	100%	99%
Peter N. Foss (4)	—	—	—	—	—
William A. Hodges (4)	—	—	—	—	—
Bradley A. Boaz	1,298	*	—	—	*
Howard B. Gutman (5)	171,151	*	—	—	*
Thomas J. Longe (6)	99,225	*	—	—	*
Stephen J. Gilhooly (7)	38,240	*	—	—	*
Michael D. Carrigan (8)	70,832	*	—	—	*
Michael H. Morris (9)	17,822	*	—	—	*
Alma R. Shuckhart (10)	90,770	*	—	—	*

All directors and executive officers as a group (12 persons)	2,333,822,672	99%	245,000	100%	99%

*	Percent share ownership is less than 1% of total shares outstanding.

(1)
For NAFH and Messrs. Taylor, Marshall and Singletary, based on 714,887,922 shares outstanding as of October 1, 2010, 466,666,666 shares to be issued upon conversion of the Preferred Stock, and 1,166,666,667 shares to be issued upon exercise of the Warrant.  For all other directors and officers, based on 714,887,922 shares outstanding as of October 1, 2010, plus 157,546 shares not outstanding but which are subject to granted but unexercised options providing the holders the right to acquire shares within 60 days through the exercise of the options plus outstanding warrants of 82,140, held by the directors and officers listed herein.  Unless otherwise indicated, the beneficial owners listed below may be contacted at our corporate headquarters at 599 9th Street North, Suite 101, Naples, Florida, 34102-5624.

(2)
NAFH’s beneficial ownership of common stock consists of:  (1)  700,000,000 shares of common stock held as of October 1, 2010, (2) 466,666,666 shares of common stock representing the conversion of the Preferred Stock held by NAFH, which shall automatically occur upon the shareholder approval of the Authorized Share Increase, and (3) 1,166,666,667 shares of common stock representing exercise of the Warrant, which will become exercisable for common stock upon the shareholder approval of the Authorized Share Increase.  NAFH’s beneficial ownership of Preferred Stock consists of:  (1)  70,000 shares of Preferred Stock held as of October 1, 2010, which shall automatically convert to common stock upon the shareholder approval of the Authorized Share Increase, and (2) 175,000 shares of Preferred Stock representing exercise of the Warrant, which is currently exercisable for shares of Preferred Stock but will cease to be exercisable for shares of Preferred Stock upon shareholder approval of the Authorized Share Increase.

(3)
Each of Messrs. Taylor, Marshall, and Singletary hereby disclaims beneficial ownership of the securities owned directly or indirectly by NAFH, except to the extent of his pecuniary interest therein, if any.

(4)
Excludes securities owned directly or indirectly by NAFH, beneficial ownership of which is hereby disclaimed by each of Messrs. Foss and Hodges, except to the extent of his pecuniary interest therein, if any.

(5)
Includes (a) 19,462 shares and 18,955 shares representing exercisable warrants held jointly with his spouse, (b) 2,121 shares held in his IRA account, and (c) 63,184 shares and 63,185 shares representing exercisable warrants held by Premier Insurance, LLC.  He is sole shareholder of HBG Insurance, Inc., a member of Premier Insurance, LLC and is the Managing Member of Premier Insurance.  He disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(6)
Includes (a) 3,607 shares in the Patrick J. Longe Revocable Trust, (b) 32,926 shares in the Patrick J. Longe Roth IRA, (c) 530 shares held by his spouse in custody for Andrew T. Longe, (d) 9,913 shares held in his IRA, and(e) 26,539 shares representing exercisable options.

(7)	Includes (a) 36,119 shares representing exercisable options and (b) 2,121 shares held in his IRA.

(8)	Includes (a) 4,244 shares held jointly with his spouse, (b) 4,244 shares held in his IRA, (c) 50,952 shares representing exercisable options.

(9)	Includes (a) 137 shares fully vested in his individual ESOP account, (b) 13,599 shares fully vested in the Michael H. Morris Trust.

(10)	Includes (a) 30,696 shares held jointly with her spouse, (b) 12,302 shares fully vested in her individual ESOP account, and (c) 43,936 shares representing exercisable options.

COST OF THIS PROXY STATEMENT

The entire cost of furnishing this proxy statement will be borne by us.  The Company must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with sending the proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions.

SHAREHOLDER PROPOSALS

Shareholder Proposals.  Any shareholder entitled to vote for the election of Directors may nominate persons for election to the Board of Directors.  In accordance with our Bylaws, nominations must be made in writing and must be delivered to or mailed to and received by the Secretary of the Company not less than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders.  The proxy statement for our annual meeting was first mailed to Company shareholders on or about April 29, 2010.  Therefore, shareholder nominations for election at next year’s Annual Meeting must be received no later than the close of business on December 30, 2010.  Nominations must be in accordance with the procedures and include the information required by the Company’s Bylaws.

A shareholder who desires to have his or her proposal included in next year’s proxy statement for the 2011 annual meeting must deliver the proposal to the Secretary of the Company no later than the close of business on December 30, 2010.  This submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in the Company’s stock transfer records), the number of Company shares beneficially owned by the shareholder and a description of any material direct or indirect financial or other interest that the shareholder (or any affiliate or associate) may have in the proposal.  Submissions must be in accordance with the procedures and include the information required by the Company’s Bylaws.

SEC rules provide that the Company must receive shareholders’ proposals intended to be presented at the Special Meeting a reasonable time before it begins to print and send the proxy statement to be eligible for inclusion in the proxy materials relating to the Special Meeting.

OTHER MATTERS

At the time of the preparation of this proxy statement, we were not aware of any matters to be presented for action at the Special Meeting other than the Proposals referred to herein.  If other matters are properly presented for action at the Special Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” shareholder materials, such as proxy statements, information statements and annual reports.  This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household.  To obtain a separate copy of this proxy statement, contact the Company’s information agent, Broadridge, by telephone at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you want to receive separate copies of shareholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or, if you are a record holder, you may contact the Company’s information agent, Broadridge, by telephone at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  The Company strongly encourages you to read the relevant communications related to the Investment Agreement that have been filed with the SEC.  You may read or copy any document the Company files at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an internet site at www.sec.gov from which you may obtain copies of reports, proxy statements, communications related to the registrants that file electronically, including us.  The Company is not incorporating the contents of the SEC website into this proxy statement.

The Company’s Common Stock is traded on the NASDAQ Global Select Market under the symbol “TIBB.”

The Company’s SEC filings are also available to the public on its website at www.tibfinancialcorp.com.  Information contained on the Company’s internet website is not a part of this proxy statement.  The Company will provide, without charge, to each person to whom a copy of this proxy statement has been delivered, upon written or oral request of such person, a copy of any SEC filing.  Requests for such copies should be directed to Ms. Vicki L. Walker, Secretary, TIB Financial Corp., 599 9th Street North, Suite 101, Naples, Florida 34102-5624.

Appendix A

Information included under “Financial Statements and Supplementary Data” in TIB Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2009.

ITEM 8:  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
TIB Financial Corp.
Naples, Florida

We have audited the accompanying consolidated balance sheets of TIB Financial Corp. as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2009.  We also have audited the Company's internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Annual Report on Internal Control Over Financial Reporting contained in Item 9A.(b) of the accompanying Form 10-K.  Our responsibility is to express an opinion on these financial statements and an opinion on the Company's internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects.  Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audits also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audits provide a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TIB Financial Corp. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.  Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company incurred net losses in 2009, 2008 and 2007, primarily from loan and investment impairments.  In addition, as discussed in Note 2, the Company’s bank subsidiary is operating under an informal agreement with bank regulatory agencies that requires, among other provisions, higher regulatory capital requirements.  The Bank did not meet the higher capital requirement as of December 31, 2009 and therefore is not in compliance with the regulatory agreement.  Failure to comply with the regulatory agreement may result in additional regulatory enforcement actions.  These events raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans are also discussed further in Note 2.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida
March 31, 2010

TIB Financial Corp. and Subsidiaries
Consolidated Balance Sheets
As of December 31,

(Dollars in thousands, except per share data)	2009	2008
Assets
Cash and due from banks	$167,402	$69,607
Federal funds sold and securities purchased under agreements to resell	-	4,127
Cash and cash equivalents	167,402	73,734

Investment securities available for sale	250,339	225,770

Loans, net of deferred loan costs and fees	1,197,516	1,224,975
Less: Allowance for loan losses	29,083	23,783
Loans, net	1,168,433	1,201,192

Premises and equipment, net	40,822	38,326
Goodwill	622	5,160
Intangible assets, net	6,667	3,010
Other real estate owned	21,352	4,323
Accrued interest receivable and other assets	49,770	58,599
Total assets	$1,705,407	$1,610,114

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing demand	$171,821	$128,384
Interest-bearing	1,197,563	1,007,284
Total deposits	1,369,384	1,135,668

Federal Home Loan Bank (FHLB) advances	125,000	202,900
Short-term borrowings	80,475	71,423
Long-term borrowings	63,000	63,000
Accrued interest payable and other liabilities	12,030	16,009
Total liabilities	1,649,889	1,489,000

Commitments and Contingencies (Notes 1, 6 and 16)

Shareholders’ Equity
Pref Preferred stock – $.10 par value: 5,000,000 shares authorized, 37,000 shares issued and outstanding, liquidation preference of $37,702 and $37,134, respectively	33,730	32,920
ComCommon stock - $.10 par value: 100,000,000 and 40,000,000 shares authorized, 14,961,376 and 14,968,597 shares issued, 14,887,922 and 14,895,143 shares outstanding, respectively	1,496	1,497
Additional paid in capital	74,673	73,148
Retained earnings (accumulated deficit)	(49,994)	14,737
Accumulated other comprehensive loss	(3,818)	(619)
Treasury stock, at cost, 73,454 shares	(569)	(569)
Total shareholders’ equity	55,518	121,114

Total Liabilities and Shareholders’ Equity	$1,705,407	$1,610,114

See accompanying notes to consolidated financial statements

TIB Financial Corp. and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31,

(Dollars in thousands, except per share data)	2009	2008	2007
Interest and dividend income
Loans, including fees	$68,925	$77,875	$84,773
Investment securities:
U.S. Treasury securities	-	-	152
U.S. Government agencies and corporations	11,395	7,610	5,404
States and political subdivisions, tax-exempt	299	316	396
States and political subdivisions, taxable	143	150	157
Other investments	212	385	1,193
Interest-bearing deposits in other banks	124	104	19
Federal Home Loan Bank stock	24	350	503
F Federal funds sold and securities purchased under agreements to resell	5	1,374	2,144
Total interest and dividend income	81,127	88,164	94,741

Interest expense
Interest-bearing demand and money market	4,052	6,581	12,721
Savings	2,142	669	968
Time deposits of $100 or more	8,587	10,296	12,622
Other time deposits	12,865	15,050	11,549
Long-term debt - subordinated debentures	1,578	2,267	2,708
Federal Home Loan Bank advances	5,199	6,058	6,197
Short-term borrowings	104	1,392	1,664
Long-term borrowings	1,209	1,191	292
Total interest expense	35,736	43,504	48,721

Net interest income	45,391	44,660	46,020
Provision for loan losses	42,256	28,239	9,657
Net interest income after provision for loan losses	3,135	16,421	36,363

Non-interest income
Service charges on deposit accounts	4,165	2,938	2,692
Fees on mortgage loans originated and sold	1,143	775	1,446
Investment advisory and trust fees	997	555	-
Other income	3,510	1,865	2,884
Investment securities gains, net	5,058	1,077	1
Other-than-temporary impairment losses on investments prior to April 1, 2009 adoption of ASC 320-10-65-1	(23)	(6,426)	(5,661)
Other-than-temporary impairment losses on investments subsequent to April 1, 2009
Gross impairment losses	(740)	N/A	N/A
Less: Impairments recognized in other comprehensive income	-	N/A	N/A
Net impairment losses recognized in earnings subsequent to April 1, 2009	(740)	N/A	N/A
Total non-interest income	14,110	784	1,362

Non-interest expense
Salaries and employee benefits	28,594	24,534	22,550
Net occupancy and equipment expense	9,442	8,539	7,979
Goodwill impairment	5,887	-	-
Other expense	21,419	17,915	11,392
Total non-interest expense	65,342	50,988	41,921

TIB Financial Corp. and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31,
(Continued)

(Dollars in thousands, except per share data)	2009	2008	2007
Loss before income taxes	(48,097)	(33,783)	(4,196)
Income tax expense (benefit)	13,451	(12,853)	(1,775)

Net Loss	$(61,548)	$(20,930)	$(2,421)

Preferred dividends earned by preferred shareholders and discount accretion	2,662	165	-

Net loss allocated to common shareholders	$(64,210)	$(21,095)	$(2,421)

Basic and diluted loss per common share	$(4.33)	$(1.45)	$(0.19)

See accompanying notes to consolidated financial statements

TIB Financial Corp. and Subsidiaries
Consolidated Statements of Changes in Shareholders’ Equity
(Dollars in thousands except per share data)

	Preferred Shares	Preferred Stock	Common Shares	Common Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Shareholders’ Equity
Balance, January 1, 2007	-	$-	12,440,372	$1,244	$40,442	$44,620	$(444)	$-	$85,862
Comprehensive loss:
Net loss						(2,421)			(2,421)
O Other comprehensive income, net of tax:
Net Net market valuation adjustment on securities available for sale							(2,846)
AddAdd: reclassification adjustment for losses net of tax benefit of 2,130							3,530
Oth Other comprehensive income, net of tax expense of $429									684
Comprehensive loss									$(1,737)
R Restricted stock grants, net of 208 cancellations			38,912	4	(4)				-
The The Bank of Venice acquisition			1,002,498	100	13,855				13,955
Exercise of stock options			160,049	16	1,092				1,108
P Purchase of treasury stock			(73,454)					(569)	(569)
StStock-based compensation and related tax effect					669				669
C Cash dividends declared, $.2284 per common share						(3,048)			(3,048)
Balance, December 31, 2007	-	$-	13,568,377	$1,364	$56,054	$39,151	$240	$(569)	$96,240
C Cumulative-effect adjustment for split-dollar life insurance postretirement benefit						(141)			(141)
Comprehensive loss:
Net loss						(20,930)			(20,930)
O Other comprehensive loss, net of tax:
Net Net market valuation adjustment on securities available for sale							(4,195)
AddAdd: reclassification adjustment for losses net of tax benefit of 2,013							3,336
Oth Other comprehensive loss, net of tax benefit of $523									(859)
Comprehensive loss									$(21,789)
R Restricted stock grants, net of 1,476 cancellations			37,233	4	(4)				-
Private placement of common shares			1,273,824	127	9,809				9,936
Exercise of stock options			15,709	2	96				98
PrPreferred stock issued with common stock warrants	37,000	$32,889			4,103				36,992
Pref Prefrred stock discount accretion		31				(31)			-
StocStock-based compensation and related tax effect					655				655
C Common stock dividends declared					2,435	(2,437)			(2)
C Cash dividends declared, $.0589 per common share						(875)			(875)
Balance, December 31, 2008	37,000	$32,920	14,895,143	$1,497	$73,148	$14,737	$(619)	$(569)	$121,114

TIB Financial Corp. and Subsidiaries
Consolidated Statements of Changes in Shareholders’ Equity
(Dollars in thousands except per share data)

(Continued)

	Preferred Shares	Preferred Stock	Common Shares	Common Stock	Additional Paid in Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Shareholders’ Equity
Balance, December 31, 2008	37,000	$32,920	14,895,143	$1,497	$73,148	$14,737	$(619)	$(569)	$121,114
Comprehensive loss:
Net loss						(61,548)			(61,548)
O Other comprehensive loss:
Net Net market valuation adjustment on securities available for sale							1,096
LessLess : reclassification adjustment for gains							(4,295)
O Other comprehensive loss									(3,199)
Comprehensive loss									$(64,747)
R Restricted stock cancellations			(7,221)	(1)	1				-
Is Issuance costs associated with preferred stock issued					(48)				(48)
PrPreferred stock discount accretion		810				(810)			-
StocStock-based compensation and related tax effect					484				484
C Common stock dividends declared					1,088	(1,088)			-
C Cash dividends declared, preferred stock						(1,285)			(1,285)
Balance, December 31, 2009	37,000	$33,730	14,887,922	$1,496	$74,673	$(49,994)	$(3,818)	$(569)	$55,518

                              See accompanying notes to consolidated financial statements

TIB Financial Corp. and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands except per share data)

	Years Ended December 31,
	2009	2008	2007
Cash flows from operating activities:
Net loss	$(61,548)	$(20,930)	$(2,421)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,516	4,008	3,328
Provision for loan losses	42,256	28,239	9,657
Deferred income tax benefit (loss)	10,998	(4,848)	(4,472)
Investment securities net realized gains	(5,058)	(1,077)	(1)
Net amortization of investment premium/discount	2,031	(31)	(99)
Write-down of investment securities	763	6,426	5,661
Goodwill impairment	5,887	-	-
Stock based compensation	690	737	646
(Gain) loss on sale of OREO	168	(2)	-
Other	140	(247)	(735)
Mortgage loans originated for sale	(60,439)	(42,518)	(90,818)
Proceeds from sales of mortgage loans	57,778	46,836	91,218
Fees on mortgage loans sold	(1,105)	(767)	(1,434)
Change in accrued interest receivable and other asset	1,894	(5,750)	(5,022)
Change in accrued interest payable and other liabilities	(4,118)	(869)	(1,738)
Net cash provided by operating activities	(5,147)	9,207	3,770

Cash flows from investing activities:
Purchases of investment securities available for sale	(728,578)	(160,943)	(71,669)
Sales of investment securities available for sale	525,359	51,135	5,491
R Prepayments of principal and maturities of investment securities available for sale	209,566	37,696	34,863
A Acquisition of Naples Capital Advisors business	(148)	(1,378)	-
Cash equivalents acquired from The Bank of Venice acquisition	-	-	10,176
Cash paid for The Bank of Venice	-	-	(888)
Net cash received in acquisition of operations-Riverside Bank of the Gulf Coast	271,397	-	-
Net (purchase) sale of FHLB stock	1,277	(2,843)	(673)
Loans originated or acquired, net of principal repayments	(30,111)	(117,411)	(14,809)
Purchases of premises and equipment	(2,760)	(1,041)	(5,265)
Proceeds from sales of loans	3,500	-	624
Proceeds from sales of OREO	5,934	837	-
Proceeds from disposal of premises, equipment and intangible assets	51	39	1,822
Net cash provided by (used) investing activities	255,487	(193,909)	(40,328)

Cash flows from financing activities:
N Net increase (decrease) in demand, money market and savings accounts	82,350	(90,211)	9,614
Net increase (decrease) in time deposits	(61,122)	98,890	(104,499)
N Net change in brokered time deposits	(106,577)	77,031	57,671
N Net increase (decrease) in federal funds purchased and securities sold under agreements to repurchase	8,116	(6,499)	55,672
Net change short term FHLB advances	(70,000)	70,000	-
Increase in long term FHLB advances	-	92,900	60,000
Repayment of long term FHLB advances	(7,900)	(100,000)	(50,000)
Proceeds from long term repurchase agreements	-	-	30,000
Repayment of notes payable	-	-	(4,000)
Income tax effect related to stock-based compensation	(206)	(82)	21
Net proceeds from issuance costs of preferred stock and common warrants	(48)	36,992	-
Net proceeds from issuance of common shares	-	10,033	1,108
Repurchase of company common stock	-	-	(569)
Cash dividends paid	(1,285)	(1,677)	(2,953)
Net cash provided by (used in) financing activities	(156,672)	187,377	52,065

TIB Financial Corp. and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands except per share data)

                                        (Continued)
	Years Ended December 31,
	2009	2008	2007
Net increase in cash and cash equivalents	93,668	2,675	15,507
Cash and cash equivalents at beginning of period	73,734	71,059	55,552
Cash and cash equivalents at end of period	$167,402	$73,734	$71,059

Supplemental disclosures of cash paid:
Interest	$38,291	$44,504	$50,678
Income taxes	-	125	4,193

Supplemental disclosures of non-cash transactions:
Financing of sale of premises and equipment to third parties	$-	$60	$-
Fair value of noncash assets acquired	49,193	1,416	68,458
Fair value of liabilities assumed	320,594	40	63,882
Transfer of loans to OREO	27,547	6,961	1,875
Transfer of OREO to Premises and Equipment	2,941	2,391	-
Fair value of common stock and stock options issued	-	-	13,992

See accompanying notes to consolidated financial statements

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Note 1—Summary of Significant Accounting Policies

Principles of Consolidation and Nature of Operations

TIB Financial Corp. is a bank holding company headquartered in Naples, Florida, whose business is conducted primarily through our wholly-owned subsidiaries, TIB Bank (the “Bank) and Naples Capital Advisors, Inc.  Together with its subsidiaries, TIB Financial Corp. (collectively the “Company”) has a total of twenty-eight full service banking offices. On February 13, 2009, TIB Bank acquired the deposits (excluding brokered deposits), branch office operations and certain assets from the FDIC as receiver of the former Riverside Bank of the Gulf Coast (“Riverside”). On September 25, 2009, The Bank of Venice, acquired by the Company in April 2007, was merged into TIB Bank. The consolidated financial statements include the accounts of TIB Financial Corp. (Parent Company) and its wholly-owned subsidiaries, TIB Bank and subsidiaries, and Naples Capital Advisors, Inc.  All significant inter-company accounts and transactions have been eliminated in consolidation.  Additionally, TIBFL Statutory Trust I, TIBFL Statutory Trust II and TIBFL Statutory Trust III were formed in conjunction with the issuance of trust preferred securities as further discussed in Note 10.

TIB Bank is the Company’s primary operating subsidiary.  The Bank provides banking services from its twenty eight branch locations in Monroe, Miami-Dade, Collier, Lee, and Sarasota counties, Florida.  The Bank offers a wide range of commercial and retail banking and financial services to businesses and individuals.  Account services include checking, interest-bearing checking, money market, certificates of deposit and individual retirement accounts.  The Bank offers all types of commercial loans, including: owner-operated commercial real estate; acquisition, development and construction; income-producing properties; working capital; inventory and receivable facilities; and equipment loans.  Consumer loan products include residential real estate, installment loans, home equity, home equity lines, and indirect auto loans.

The share and per share amounts discussed throughout this document have been adjusted to account for the effects of six one percent stock dividends declared by the Board of Directors during 2008 and 2009 which were distributed July 17, 2008, October 10, 2008, January 10, 2009, April 10, 2009, July 10, 2009 and October 10, 2009 to all TIB Financial Corp. common shareholders of record as of July 7, 2008, September 30, 2008, December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009 respectively.

        The accounting and reporting policies of TIB Financial Corp. and subsidiaries conform to generally accepted accounting principles and to general practices within the banking industry.  The following is a summary of the more significant of these policies.

Use of Estimates and Assumptions

To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information.  These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ.  A material estimate that is particularly susceptible to significant change in the near term is the allowance for loan losses.  Another material estimate is the fair value and impairment of financial instruments.  Changes in assumptions or in market conditions could significantly affect the fair value estimates.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold, and interest-bearing deposits at the Federal Home Loan Bank of Atlanta and the Federal Reserve Bank of Atlanta.  Net cash flows are reported for customer loan and deposit transactions and short term borrowings.

Investment Securities and Other than Temporary Impairment

Investment securities which may be sold prior to maturity are classified as available for sale and are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost and are included in other assets on the balance sheets.

Interest income includes amortization of purchase premium or discount.  Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method based on the amortized cost of the security sold.

Management regularly reviews each investment security for impairment based on criteria that include the extent to which cost exceeds fair value, the duration of that market decline, the financial health of and specific prospects for the issuer(s) and our ability and intention with regard to holding the security. Future declines in the fair value of these or other securities may result in additional impairment charges which may be material to the financial condition and results of operations of the Company.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

        Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. The investment securities portfolio is evaluated for OTTI by segregating the portfolio into two general segments and applying the appropriate OTTI model. Investment securities classified as available for sale or held-to-maturity are generally evaluated for OTTI under FASB Accounting Standards Codification (“ASC”) 320-10-35. However, certain purchased beneficial interests, including non-agency mortgage-backed securities, asset-backed securities, and collateralized debt obligations, that had credit ratings at the time of purchase of below AAA are evaluated using the model outlined in ASC 325-40-35.

In determining OTTI under the ASC 320-10-35 model, management considers many factors, including but not limited to: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the entity has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

The second segment of the portfolio uses the OTTI guidance provided by ASC 325-10-35 that is specific to purchased beneficial interests that are rated below “AAA”. Under this model, the Company compares the present value of the remaining cash flows as estimated at the preceding evaluation date to the current expected remaining cash flows. An OTTI is deemed to have occurred if there has been an adverse change in the remaining expected future cash flows.

When OTTI occurs under either model, the amount of the impairment recognized in earnings depends on whether we intend to sell the security or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss. If we intend to sell or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the impairment is required to be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the impairment is separated into the amount representing the credit loss and the amount related to all other factors. The amount of impairment related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the impairment related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.

Loans

Loans are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses.  Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.  If the collectibility of interest appears doubtful, the accrual of interest is discontinued and all unpaid interest is reversed.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loans Held for Sale

The majority of residential fixed rate mortgage loans originated by TIB Bank are sold servicing released to third parties immediately with temporary recourse provisions. The recourse provisions may require the repurchase of the outstanding balance of loans which default within a limited period of time subsequent to the sale of the loan. The recourse periods vary by investor and extend up to seven months subsequent to the sale of the loan.  All fees are recognized as income at the time of the sale. Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings. TIB Bank has not historically experienced significant losses resulting from the recourse provisions described above. Accordingly, management believes that no such provision or allowance is necessary as of December 31, 2009 or 2008.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, which is increased by the provision for loan losses and decreased by charge-offs less recoveries.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  Management estimates the allowance balance required based on factors including past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors.  Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components.  The specific component relates to loans that are individually internally classified as impaired.  The general component covers non-impaired loans and is based on subjective factors and historical loss experience adjusted for current factors.

A loan is considered impaired when it is probable that not all principal and interest amounts will be collected according to the loan contract or when the loan contract terms have been modified resulting in a concession of terms and where the borrower is experiencing financial difficulty.  Individual commercial, commercial real estate and residential loans exceeding certain size thresholds established by management are individually evaluated for impairment.  If a loan is considered to be impaired, a portion of the allowance is allocated so that the loan is reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the lesser of the recorded investment in the loan or the fair value of collateral if repayment is expected solely from the collateral.  Generally, large groups of smaller balance homogeneous loans, such as consumer, indirect, and residential real estate loans (other than those evaluated individually), are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Premises and Equipment

Land is carried at cost.  Premises and equipment are reported at cost less accumulated depreciation. For financial reporting purposes, building and related components are depreciated using the straight-line method with useful lives ranging from 3 to 40 years.  Furniture, fixtures and equipment are depreciated using straight-line method with useful lives ranging from 1 to 40 years. Expenditures for maintenance and repairs are charged to operations as incurred, while major renewals and betterments are capitalized. For Federal income tax reporting purposes, depreciation is computed using primarily accelerated methods.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure or repossession are generally held for sale and are initially recorded at fair value less cost to sell when acquired, establishing a new cost basis.  If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense.  Costs incurred after acquisition are generally expensed.

Goodwill and Other Intangible Assets

Goodwill resulting from business combinations prior to January 1, 2009 represents the excess of the purchase price over the fair value of the net assets of businesses acquired.  Goodwill resulting from business combinations after January 1, 2009 represents the future economic benefits arising from other assets acquired that are not individually identified and separately recognized.  Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually.  The Company performed a review of goodwill for potential impairment as of December 31, 2009.  Based on the review, it was determined that impairment existed as of December 31, 2009.  The amount of the goodwill impairment charge was $5,887.

Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values.  The only intangible assets with indefinite lives on our balance sheet are goodwill and a trade name. Other intangible assets include core deposit base premiums and customer relationship intangibles arising from acquisitions and are initially measured at fair value.  The intangibles are being amortized using the straight-line method over estimated lives ranging from 5 to 15 years.

Long-lived Assets

Long-lived assets, including premises and equipment, core deposit and other intangible assets, are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows.  If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and letters of credit, issued to meet customer financing needs.  The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay.  Such financial instruments are recorded when they are funded.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Company Owned Life Insurance

The Company has purchased life insurance polices on certain key executives.  These policies are recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement, if applicable.

Income Taxes

Income tax expense (or benefit) is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax basis of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Stock Splits and Stock Dividends

Stock splits and stock dividends in excess of 20% are reported by transferring the par value of  the  stock  issued  from retained earnings to common stock. Stock  dividends  for  20%  or  less  are reported by transferring the fair value,  as  of  the  ex-dividend  date,  of  the stock issued from retained earnings  to common stock and additional paid-in capital.  Fractional share amounts are paid in cash with a reduction in retained earnings.

Earnings (Loss) Per Common Share

Basic earnings (loss) per share is net income (loss) allocated to common shareholders divided by the weighted average number of common shares and vested restricted shares outstanding during the period. Diluted earnings per share includes the dilutive effect of additional potential common shares issuable under stock options, warrants and restricted shares computed using the treasury stock method.

Since we reported a net loss for each of the three periods reported all outstanding stock options, restricted stock awards and warrants are considered anti-dilutive.  Loss per share has been computed based on 14,819,954, 14,545,827 and 13,055,735 basic and diluted shares for the years ended December 31, 2009, 2008 and 2007, respectively.  The dilutive effect of stock options and warrants and the dilutive effect of unvested restricted shares are the only common stock equivalents for purposes of calculating diluted earnings per common share.

Weighted average anti-dilutive stock options and warrants and unvested restricted shares excluded from the computation of diluted earnings per share are as follows:

	2009	2008	2007
Anti-dilutive stock options	738,172	736,659	681,930
Anti-dilutive restricted stock awards	73,091	100,780	82,949
Anti-dilutive warrants	2,380,213	1,119,233	N/A

Stock-Based Compensation

    Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant.  A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period.  For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income.  Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase

Securities purchased under agreements to resell and securities sold under agreements to repurchase are generally accounted for as collateralized financing transactions and are recorded at the amounts at which the securities were acquired or sold plus accrued interest. The fair value of collateral either received from or provided to a third party is regularly monitored, and additional collateral is obtained, provided or requested to be returned as appropriate.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.  Management does not believe there are currently any such matters that will have a material effect on the financial statements.

Operating Segments

While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company wide basis. As operating results for all segments are similar, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 18. Fair value estimates include uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

Recent Accounting Pronouncements

In December 2007, the FASB issued ASC 805 which revises pre-codification Statement 141. FAS 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information needed to evaluate and understand the nature and financial effect of the business combination. ASC 805 is effective for fiscal years beginning after December 15, 2008. Adoption on January 1, 2009, as required, did not have a material effect on the Company’s financial condition, results of operations or liquidity. ASC 805 was applied in accounting for the Riverside acquisition and will impact future acquisitions.

In December 2007, the FASB issued ASC 810-10-65-1 which requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. Additionally, this pronouncement requires that transactions between an entity and noncontrolling interests be treated as equity transactions and is effective for fiscal years beginning after December 15, 2008. Adoption on January 1, 2009, as required, did not have a material effect on the Company’s financial condition, results of operations or liquidity.

In March 2008, the FASB issued ASC 815-1 which requires enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related items are accounted for and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. The new standard is effective for the Company on January 1, 2009 and adoption, as required, did not have a material effect on the Company’s financial condition, results of operations or liquidity.

In April 2009, the FASB issued ASC 320-10-65 which amends existing guidance for determining whether impairment is other-than-temporary for debt securities.  This guidance requires an entity to assess whether it intends to sell, or it is more likely than not that it will be required to sell a security in an unrealized loss position before recovery of its amortized cost basis.  If either of these criteria is met, the entire difference between amortized cost and fair value is recognized in earnings.  For securities that do not meet the aforementioned criteria, the amount of impairment recognized in earnings is limited to the amount related to credit losses, while impairment related to other factors is recognized in other comprehensive income. Additionally, the guidance expands and increases the frequency of existing disclosures about other-than-temporary impairments for debt and equity securities.  ASC 320-10-65 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The adoption of ASC 320-10-65 on April 1, 2009 did not have a material impact on the results of operations or financial position of the Company. During the twelve months ended December 31, 2009, the Company recognized $763 of OTTI charges in income. Had the standard not been issued, there would not have been a material difference in the amount of OTTI that would have been recognized.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

In April 2009, the FASB issued ASC 820-10 which emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants. ASC 820-10 provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity. In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine the appropriate fair value.  ASC 820-10 also requires increased disclosures and is effective for interim and annual reporting periods ending after June 15, 2009, and is required to be applied prospectively.  Adoption at June 30, 2009, as required, did not have a material impact on the results of operations or financial position of the Company.

       In April 2009, the FASB issued ASC 825-10 which requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies that were previously only required in annual financial statements. ASC 825-10 is effective for interim reporting periods ending after June 15, 2009.  The adoption of ASC 825-10 at June 30, 2009, as required, did not have a material impact on the results of operations or financial position as it only required disclosures which are included in Note 18.

       In April 2009, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 111 (“SAB 111”). SAB 111 amends Topic 5.M. in the Staff Accounting Bulletin series entitled “Other Than Temporary Impairment of Certain Investments Debt and Equity Securities.” On April 9, 2009, the FASB issued ASC 320-10-65 to provide guidance for assessing whether an impairment of a debt security is other than temporary. SAB 111 maintains the previous views related to equity securities and amends Topic 5.M. to exclude debt securities from its scope. SAB 111 is effective for the Company beginning April 1, 2009. The adoption of this SAB on April 1, 2009 did not have a material impact on the results of operations or financial position of the Company.

In June 2009, the FASB issued Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140 (ASC 810). This statement removes the concept of a qualifying special-purpose entity from Statement 140 and removes the exception from applying FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, to qualifying special-purpose entities. The objective in issuing this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Adoption did not have a material impact on the results of operations or financial position of the Company.

In June 2009, the FASB issued ASC 105-10 which establishes the FASB Accounting Standards Codification as the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption, as required, did not have a material impact on the results of operations or financial position of the Company.

Reclassifications

Some items in the prior year financial statements were reclassified to conform to the current presentation.

Note 2—Going Concern Considerations and Management's Plans

          The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. However, the events and circumstances described below create an uncertainty about the Company’s ability to continue as a going concern.

     The Company recorded net losses of $61,548, $20,930 and $2,421 in 2009, 2008 and 2007, respectively, for a three year total of $84,899.  It is important for us to reduce our rate of credit loss and execute the following plans.

Our losses are largely a result of loan and investment impairments.  From 2007 to 2009, we recorded total provisions for loan losses of $80,152 and other than temporary losses on investments of $12,854.  While our net losses also included a charge off of goodwill of $5,887 and charges to establish an allowance against the realization of our deferred tax asset of $30,392, these latter charges may not have been required had we not incurred the losses on loans and investments.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Despite these losses, TIB Bank remained adequately capitalized at December 31, 2009 under the regulatory capital guidelines.  On July 2, 2009, TIB Bank entered into a Memorandum of Understanding, which is an informal agreement, with Bank regulatory agencies that it will move in good faith to increase its Tier 1 leverage capital ratio to not less than 8% and its total risk-based capital ratio to not less than 12% by December 31, 2009 and maintain these higher ratios for as long as this agreement is in effect. Late during the second quarter of 2009, we retained a nationally recognized investment banking firm to assist us in raising capital. On August 14, 2009, we filed a registration statement with the U.S. Securities and Exchange Commission (“SEC”) on Form S-1 with the intent of issuing up to 40,250,000 shares of our common stock for maximum proceeds of $75,670,000. On September 23, 2009 we held a special meeting of shareholders at which an amendment to the Company’s Restated Articles of Incorporation was approved to increase the number of authorized shares of the Company’s common stock from 40,000,000 to 100,000,000 was approved. Due in part to the timing of this action, we believed that investors would require us to update our registration statement with third quarter financial results prior to commencing an offering. As discussed in our December 23, 2009 letter to shareholders, during this process, we received a comment letter from the SEC which indicated that our Annual Report for the year ended December 31, 2008 on Form 10-K and our March 31, 2009 and June 30, 2009 quarterly reports on Form 10-Q were under a routine review by the Division of Corporation Finance. The SEC staff periodically reviews filings of all publicly owned companies. As our timeline drew near the holiday and year-end period, we received notification that the SEC staff concluded their review on December 17, 2009 without requiring any adjustments to our reported financial results. However, as advised by our investment banking firm noting that the financial markets traditionally are not receptive to offerings during this time period, we withdrew our registration statement on December 23, 2009 and intend to pursue our capital efforts in March and into the early second quarter of 2010. Due to the timing of our plans to raise capital, we requested an extension of time to April 30, 2010 to comply with the informal agreement. The Florida Office of Financial Regulation (“OFR”) agreed to the extension provided the FDIC also were to agree. We have not yet received the FDIC's response to our request.

At December 31, 2009, these elevated capital ratios were not met.  We notified the bank regulatory agencies prior to December 31, 2009, that the increased capital levels would not be achieved and as we remain in regular contact with the FDIC and OFR, we expect the agencies will reevaluate our progress toward the higher capital ratios at March 31, 2010.

Our Board of Directors and management team have determined to take the following courses of action to improve our capital ratios:

•
First and foremost, to file a registration statement with the SEC for the offering of up to 80,000,000 shares of our common stock in a follow on public offering or in a public offering of common shares with a concurrent private placement of common and preferred shares. This is the main focus of our Board of Directors and management team over the coming months.

•
Second, to continue to operate the Company and to maintain the bank at adequately capitalized until we complete our planned capital raise. This will most likely require us to reduce lending, potentially sell loans, and take significant operating expense reductions and other cost cutting measures aimed at lowering expenses. Additionally we would adjust the mix of our assets to reduce the total risk weight of our assets, reduce total assets over time and potentially sell branches, deposits and loans.

•
Third, in the event the issuance of additional capital is not possible in the near term, seek strategic alternatives including but not limited to the sale of certain assets, all or a portion of the Company, or seeking a complementary partner in a merger of equals or where the Company is acquired.

     These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3—Cash and Due From Banks

Cash on hand or on deposit with the Federal Reserve Bank of $3,682 and $2,539 was required to meet regulatory reserve and clearing requirements at December 31, 2009 and 2008, respectively. Balances on deposit at the Federal Reserve Bank did not earn interest prior to October 19, 2008; subsequently they became interest bearing. The total on deposit was approximately $147,709 and $47,613 at December 31, 2009 and 2008, respectively.

The Bank maintains an interest bearing account at the Federal Home Loan Bank of Atlanta.  The total on deposit was approximately $52 and $356 at December 31, 2009 and 2008, respectively.

Note 4—Investment Securities
The amortized cost, estimated fair value, and the related gross unrealized gains and losses recognized in accumulated other comprehensive income of investment securities available for sale at December 31, 2009 and December 31, 2008 are presented below:

December 31, 2009	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
U.S. Government agencies and corporations	$29,232	$24	$84	$29,172
States and political subdivisions—tax exempt	7,754	307	-	8,061
States and political subdivision—taxable	2,313	-	101	2,212
Marketable equity securities	12	-	4	8
Mortgage-backed securities - residential	207,344	2,083	1,312	208,115
Corporate bonds	2,878	-	866	2,012
Collateralized debt obligations	4,996	-	4,237	759
	$254,529	$2,414	$6,604	$250,339

December 31, 2008	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
U.S. Government agencies and corporations	$50,892	$776	$-	$51,668
States and political subdivisions—tax exempt	7,751	59	21	7,789
States and political subdivision—taxable	2,407	-	70	2,337
Marketable equity securities	12	-	-	12
Mortgage-backed securities - residential	157,066	1,332	421	157,977
Corporate bonds	2,870	-	1,158	1,712
Collateralized debt obligations	5,763	-	1,488	4,275
	$226,761	$2,167	$3,158	$225,770

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Securities with unrealized losses not recognized in income, and the period of time they have been in an unrealized loss position, are as follows:

	Less than 12 Months		12 Months or Longer		Total
December 31, 2009	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
U.U.S. Government agencies and corporations	$5,034	$84	$-	$-	$5,034	$84
StStates and political subdivisions—tax exempt	-	-	275	-	275	-
StStates and political subdivisions—taxable	-	-	2,212	101	2,212	101
MMarketable equity securities	8	4	-	-	8	4
Mortgage-backed securities - residential	98,746	1,206	10,542	106	109,288	1,312
Corporate bonds	-	-	2,012	866	2,012	866
Collateralized debt obligations	-	-	759	4,237	759	4,237
Total temporarily impaired	$103,788	$1,294	$15,800	$5,310	$119,588	$6,604

	Less than 12 Months		12 Months or Longer		Total
December 31, 2008	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
U.U.S. Government agencies and corporations	$-	$-	$-	$-	$-	$-
StStates and political subdivisions—tax exempt	2,413	20	274	1	2,687	21
StStates and political subdivisions-taxable	2,247	70	-	-	2,247	70
Mortgage-backed securities - residential	14,045	83	17,015	338	31,060	421
Corporate bonds	-	-	1,712	1,158	1,712	1,158
Collateralized debt obligations	-	-	3,512	1,488	3,512	1,488
Total temporarily impaired	$18,705	$173	$22,513	$2,985	$41,218	$3,158

The Company views the unrealized losses in the above table to be temporary in nature for the following reasons.  First, the declines in fair values are mostly due to an increase in spreads due to risk and volatility in financial markets. Excluding the taxable state and political subdivision securities, corporate bonds and collateralized debt obligations, these securities are primarily AAA rated securities and have experienced no significant deterioration in value due to credit quality concerns and the magnitude of the unrealized losses of approximately 3% or less of the amortized cost of those securities with losses is consistent with normal fluctuations of value due to the volatility of market interest rates. The nature of what makes up the security portfolio is determined by the overall balance sheet of the Company and currently it is suitable for the Company’s security portfolio to be primarily comprised of fixed rate securities. Fixed rate securities will by their nature react in price inversely to changes in market rates and that is liable to occur in both directions.

 We own a municipal bond guaranteed by a state housing finance agency which is currently rated “A-”, a corporate bond of a large financial institution which is currently rated “BB” and a collateralized debt obligation secured by debt obligations of banks and insurance companies which was rated “B” at December 31, 2009, whose fair values have declined more than 5% below their original cost.  We believe these declines in fair value relate to a significant widening of interest rate spreads associated with these securities.  While these securities have experienced deterioration in credit quality, we have evaluated these securities and have determined that these securities have not experienced a credit loss.  As we have the intent and ability to hold these securities until their fair market value recovers, they are not other than temporarily impaired as of December 31, 2009.

As of December 31, 2009, the Company owned three collateralized debt obligation investment securities (backed primarily by corporate debt obligations of homebuilders, REITs, real estate companies and commercial mortgage backed securities) with an aggregate original cost of $9,996.  Through December 31, 2009, the Company has recorded cumulative other than temporary impairment losses of $9,996 on these securities.  In determining the estimated fair value of these securities, management utilizes a discounted cash flow modeling valuation approach which is discussed in greater detail in Note 18 - Fair Value. These securities are floating rate securities which were rated "A" or better by an independent and nationally recognized rating agency at the time of purchase. In late December 2007, these securities were downgraded below investment grade by a nationally recognized rating agency. Due to the ratings downgrade and the amount of unrealized loss, management concluded that the loss of value was other than temporary under generally accepted accounting principles and the Company wrote these investment securities down to their estimated fair value. This resulted in the recognition of an other than temporary impairment loss of $3,885 in 2007. During 2008, the estimated fair value of these securities declined further due to the occurrence of additional defaults by certain underlying issuers and changes in the cash flow and discount rate assumptions used to estimate the value of these securities. During 2008, management concluded that the further declines in values were other than temporary under generally accepted accounting principles. Accordingly, the Company wrote-down these investment securities by an additional $5,348. These additional write downs included the complete write off of two of the three securities, with a combined original cost of $3,996. The third security, with an original cost of $6,000 was valued at an estimated fair value of $763 as of December 31, 2008. During 2009, additional defaults by underlying issuers and corresponding changes in estimated future cash flow assumptions resulted in the write-down of this third security to $0.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Additionally, during 2007, the market value of an investment in equity securities, which the Company originally acquired in 2003 for $3,000 to obtain community reinvestment credit, of a publicly owned company declined significantly. During 2007, management determined that the decline was other than temporary; accordingly, we wrote this investment down by $1,776. Due to significant further declines in market value during 2008, the Company wrote this investment down further by $1,078 in 2008 and decided to sell a portion of this investment in December 2008 to ensure the full realization of the associated capital loss carryback potential for Federal income tax purposes. In doing so, the Company recognized an additional realized loss of approximately $124 upon the partial disposition of this investment.

The write downs described above resulted in total recognized other than temporary impairment losses of $763, $6,426 and $5,661 during 2009, 2008 and 2007, respectively.

Management regularly reviews each investment security for impairment based on criteria that include the extent to which cost exceeds market price, the duration of that market decline, the financial health of and specific prospects for the issuer(s) and our ability and intention with regard to holding the security. Future declines in the fair value of these or other securities may result in additional impairment charges which may be material to the financial condition and results of operations of the Company.

As of December 31, 2009, the Company’s security portfolio consisted of 55 securities positions, 20 of which were in an unrealized loss position. The majority of unrealized losses are related to the Company’s collateralized debt obligation, corporate bonds and mortgage-backed and other securities, as discussed below:

State and political subdivision-taxable securities

     At December 31, 2009, the Company owned taxable municipal revenue bonds issued by Florida Housing Financial Corporation (FHFC). These bonds were currently rated “AA" at year end 2009 and were subsequently downgraded to an underlying rating of “A-“ by nationally recognized ratings agencies. The Company has held this position since November 2001. These bonds were issued in 2001 for the purpose of financing the acquisition and construction of a multifamily residential development located within Collier County to be occupied by persons and families of low, moderate or middle income, as determined by Florida Housing and other applicable regulatory agency guidelines. The bonds become continuously callable at par each year after December 1, 2011. The FHFC/HUD guarantee provides protection and collection of the mortgage note balance, which approximates the amount of the bonds outstanding.  These bonds are insured by a third party bond-insurer who insures the principal and any unpaid interest on the bonds. During 2009, the bond insurer was downgraded to “AA” by a nationally recognized rating agency. The fair value of these bonds has declined since we acquired them due to the ratings downgrades, wider spreads required by the market, the overall decline in the Florida real estate market and the underlying development experiencing a decrease in rents and negative cash flows. As the guarantee and bond insurance offer additional credit enhancement to this security, we believe we will continue to be paid principal and interest as scheduled on these bonds and/or the bonds will be called at their full par value. As the Company does not have the intent to sell these bonds and it is likely that it will not be required to sell the bonds before their anticipated recovery, the Company does not consider these bonds to be other-than-temporarily impaired at December 31, 2009.

Mortgage-backed securities

At December 31, 2009, the Company owned residential mortgage backed securities guaranteed by U.S. Government agencies and corporations. The fair values of certain of these securities have declined since we acquired them due to wider spreads required by the market.

Corporate bonds

At December 31, 2009, the Company owned corporate bonds issued by one of the largest banking and financial institutions in the United States. These bonds had been downgraded to “B” due to increased credit concerns, however recently the rating agencies upgraded these bonds to “BB.”  The institution has received significant capital investment from the United States Treasury under the Capital Purchase Program/TARP and its financial performance is beginning to improve. As the Company does not have the intent to sell these bonds and it is likely that it will not be required to sell the bonds before their anticipated recovery, the Company does not consider these bonds to be other-than-temporarily impaired at December 31, 2009.

Collateralized debt obligation

The Company owns a collateralized debt security collateralized by trust preferred securities issued primarily by banks and several insurance companies. Our analysis of this investment falls within the scope of ASC 325-40. This security was rated high quality “AA” at the time of purchase, but at December 31, 2009, nationally recognized rating agencies rated this security as “B.” The Company compares the present value of expected cash flows to the previous estimate to ensure there are no adverse changes in the expected cash flows. The Company utilizes a discounted cash flow valuation model which considers the structure and term of the CDO and the financial condition of the underlying issuers. Specifically, the model details interest rates, principal balances of note classes and underlying issuers, the timing and amount of interest and principal payments of the underlying issuers, and the allocation of the payments to the note classes. The current estimate of expected cash flows is based on the most recent trustee reports and any other relevant market information including announcements of interest payment deferrals or defaults by issuers of the underlying trust preferred securities. Assumptions used in the model include expected future default rates. Interest payment deferrals are generally treated as defaults even though they may not actually result in defaults. As of December 31, 2009, we engaged an independent third party valuation firm to estimate the fair value and credit loss potential of this security. Management reviewed the assumptions and methodology employed in this analysis and while the assumptions differed somewhat from those used in prior quarters to estimate the fair value of the security, the general premise of the methodology of discounting estimated future cash flows based upon the expected performance of the underlying issuers collateralizing the security was consistent with management’s previous approach. Based upon this analysis, as of December 31, 2009, management concluded that the further decline in value does not meet the definition of other than temporary under generally accepted accounting principles because no credit loss has been incurred. Additionally, we used the model to evaluate alternative scenarios with higher than expected default assumptions to evaluate the sensitivity of our default assumptions and the level of additional defaults required before a credit loss would be incurred.  This security remained classified as available for sale at December 31, 2009, and accounted for the $4,237 of unrealized loss in the collateralized debt obligation category at December 31, 2009.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

The table below presents a rollforward of the credit losses recognized in earnings for the period from April 1, 2009 (the effective date of ASC 325-40 which requires the recognition of unrealized credit losses determined as a result of other than temporary impairment charges through the income statement and the unrealized losses related to all other factors through accumulated other comprehensive income) through December 31, 2009:

2009
Beginning balance, April 1, 2009	$9,256
Additions/subtractions
Credit losses recognized during the period	740
Ending balance, December 31, 2009	$9,996

The estimated fair value of investment securities available for sale at December 31, 2009, by contractual maturity, are shown as follows. Expected maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations without call or prepayment penalties.  Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

December 31, 2009
Due in one year or less	$-
Due after one year through five years	8,257
Due after five years through ten years	23,942
Due after ten years	10,017
Marketable equity securities	8
Mortgage-backed securities	208,115
$250,339

At December 31, 2009, securities with a fair value of approximately $21,338 are subject to call during 2010.

Sales of available for sale securities were as follows:

	2009	2008	2007
Proceeds	$525,359	$51,135	$5,491
Gross gains	5,003	1,217	1
Gross losses	6	140	-

The tax expense related to net realized gains was $405 during 2008.  In 2009, no associated tax expense was recorded due to the net loss for 2009 and a full valuation allowance against deferred income taxes that was recorded in 2009 which is discussed in greater detail in Note 11.

Maturities, principal repayments, and calls of investment securities available for sale during 2009, 2008 and 2007 were $209,566, $37,696, and $34,863, respectively.  Net gains realized from calls and mandatory redemptions of securities during 2009, 2008 and 2007 were $61, $72, and $0, respectively.

Investment securities having carrying values of approximately $207,353 and $156,773 at December 31, 2009 and 2008, respectively, were pledged to secure public funds on deposit, securities sold under agreements to repurchase, and for other purposes as required by law.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Note 5—Loans

Major classifications of loans are as follows:

December 31,	2009	2008
Real estate mortgage loans:
Commercial	$680,409	$658,516
Residential	236,945	205,062
Farmland	13,866	13,441
Construction and vacant land	97,424	147,309
Commercial and agricultural loans	69,246	71,352
Indirect auto loans	50,137	82,028
Home equity loans	37,947	34,062
Other consumer loans	10,190	11,549
Total loans	1,196,164	1,223,319

Net deferred loan costs	1,352	1,656
Loans, net of deferred loan costs	$1,197,516	$1,224,975

In 1998, TIB Bank made a $10,000 loan to construct a lumber mill in northern Florida. Of this amount, $6,400 had been sold by TIB Bank to other lenders. The loan was 80% guaranteed as to principal and interest by the U.S. Department of Agriculture (USDA). In addition to business real estate and equipment, the loan was collateralized by the business owner’s interest in a trust. Under provisions of the trust agreement, beneficiaries cannot receive trust assets until November 2010.

The portion of this loan guaranteed by the USDA and held by us was approximately $1,600 at December 31, 2007. The loan was accruing interest until December 2006 when TIB Bank ceased the accrual of interest pursuant to a ruling made by the USDA. Accrued interest on this loan totaled approximately $941 at December 31, 2007. During the second quarter of 2008, the USDA paid the Company the principal and accrued interest and allowed the Company to apply other proceeds previously received to capitalized liquidation costs and protective advances.

The non-guaranteed principal and interest (approximately $2,000 at December 31, 2009 and December 31, 2008) and the reimbursable capitalized liquidation costs and protective advance costs totaling approximately $126 and $112 at December 31, 2009 and 2008, respectively, are included as “other assets” in the financial statements.

Florida law requires a bank to liquidate or charge off repossessed real property within five years, and repossessed personal property within six months.  Since the property had not been liquidated during this period, TIB Bank charged-off the non guaranteed principal and interest totaling approximately $2,000 at June 30, 2003, for regulatory purposes.  Since the Company believes this amount is ultimately realizable, it did not write off this amount for financial statement purposes under generally accepted accounting principles.

Activity in the allowance for loan losses is as follows:

Years ended December 31,	2009	2008	2007
Balance, beginning of year	$23,783	$14,973	$9,581
Acquisition of The Bank of Venice	-	-	667
Provision for loan losses charged to expense	42,256	28,239	9,657
Loans charged off	(37,266)	(19,509)	(5,202)
Recoveries of loans previously charged off	310	80	270
Balance, end of year	$29,083	$23,783	$14,973

Impaired loans are as follows:

Years ended December 31,	2009	2008
Year end loans with no specifically allocated allowance for loan losses	$60,629	$8,344
Year end loans with allocated allowance for loan losses	87,823	53,765
Total	$148,452	$62,109
Amount of the allowance for loan losses allocated to impaired loans	$9,040	$6,116

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

     The average balance of impaired loans during 2009, 2008 and 2007 was $114,297, $35,928 and $4,464, respectively. The amounts of interest income recognized during impairment and cash basis interest income recognized was not meaningful during 2009, 2008 and 2007.  As of December 31, 2009, the balances of impaired loans reflect cumulative charge-downs of approximately $17,768. Impaired loans as of December 31, 2009 and 2008, also include $35,906 and $16,755, respectively, of restructured loans which are in compliance with modified terms and not reported as non-performing. No additional funding availability was committed to restructured loans as of December 31, 2009.

Non-performing loans include nonaccrual loans and accruing loans contractually past due 90 days or more.  Nonaccrual loans are comprised principally of loans 90 days past due as well as certain loans, which are current but where serious doubt exists as to the ability of the borrower to comply with the repayment terms.  Generally, interest previously accrued and not yet paid on nonaccrual loans is reversed during the period in which the loan is placed in a nonaccrual status.  Non-performing loans are as follows:

Years ended December 31,	2009	2008
Nonaccrual loans	$72,833	$39,776
Loans past due over 90 days still on accrual	-	-

     Non-performing loans and impaired loans are defined differently.  Some loans may be included in both categories, whereas other loans may only be included in one category.

Note 6—Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment follows:

December 31,	2009	2008	Estimated Useful Life
Land	$12,955	$12,171
Buildings and leasehold improvements	29,376	26,272	3 to 40 years
Furniture, fixtures and equipment	16,044	15,426	1 to 40 years
Construction in progress	1,824	1,590
	60,199	55,459
Less accumulated depreciation	(19,377)	(17,133)
Premises and equipment, net	$40,822	$38,326

     Depreciation expense for the years ended December 31, 2009, 2008, and 2007, was approximately $3,085, $3,355, and $2,887, respectively.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)
           The Bank is obligated under operating leases for office and banking premises which expire in periods varying from one to seventeen years.  Future minimum lease payments, before considering renewal options that generally are present, are as follows at December 31, 2009:

Years Ending December 31,
2010	$884
2011	816
2012	460
2013	260
2014	257
Thereafter	1,804
$4,481

Rental expense for the years ended December 31, 2009, 2008, and 2007, was approximately $1,615, $1,422, and $1,128, respectively.

Note 7—Goodwill and Intangible Assets

The changes in the carrying amount of goodwill for the years ended December 31, 2009, 2008 and 2007 are as follows:

	2009	2008	2007
Balance January 1,	$5,160	$4,686	$106
Goo Goodwill associated with the acquisition of Naples Capital Advisors, Inc.	148	474	-
Goo Goodwill associated with the acquisition of The Bank of Venice	-	-	4,580
Goo Goodwill associated with the acquisition of Riverside Bank of the Gulf Coast	1,201	-	-
Goodwill impairment	(5,887)	-	-
Balance December 31,	$622	$5,160	$4,686

The Company performed a review of goodwill for potential impairment as of December 31, 2009.  Based on this review, which included valuing the Company considering a variety of methodologies including using the Company’s stock price as of year end 2009, transaction multiples of recent comparable transactions and the expected present value of future cash flows, it was determined that impairment existed as of December 31, 2009.  Accordingly, the Company wrote off $5,887 of goodwill relating primarily to the acquisitions of The Bank of Venice and Riverside.

Impairment exists when a reporting unit’s carrying value of goodwill exceeds its fair value, which is determined through a two-step impairment test.  Step 1 includes the determination of the carrying value of a reporting unit, including the existing goodwill and intangible assets, and estimating the fair value of the reporting unit.  We determine the fair value of the reporting unit and compare it to its carrying amount.  If the carrying amount of a reporting unit exceeds its fair value, we are required to perform a second step to the impairment test.

Our annual impairment analysis as of December 31, 2009, indicated that the Step 2 analysis was necessary.  Step 2 of the goodwill impairment test is performed to measure the impairment loss.  Step 2 requires that the implied fair value of the reporting unit goodwill be compared to the carrying amount of that goodwill.  As the carrying amount of the reporting unit goodwill exceeded the implied fair value of that goodwill, an impairment loss was required to be recognized in an amount equal to that excess.

Intangible assets consist of the following:

December 31, 2009			December 31, 2008
Gross Carrying Amount	Accumulated Amortization	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Net Book Value

Core deposit intangible	$8,733	$2,826	$5,907	$5,091	$3,027	$2,064
Customer relationship intangible	1,095	382	713	1,095	197	898
Trade Name and Other	57	10	47	57	9	48
Total	$9,885	$3,218	$6,667	$6,243	$3,233	$3,010

Aggregate intangible asset amortization expense was $1,431, $653, and $440 for 2009, 2008, and 2007, respectively.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Estimated amortization expense for each of the next five years is as follows:

Years Ending December 31,
2010	$1,552
2011	1,418
2012	1,418
2013	1,249
2014	359

Note 8—Time Deposits

Time deposits of $100 or more were $288,021 and $241,011 at December 31, 2009 and 2008, respectively.

At December 31, 2009, the scheduled maturities of time deposits are as follows:

Years Ending December 31,
2010	$466,880
2011	153,798
2012	38,013
2013	2,987
2014	3,059
Thereafter	43
$664,780

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Note 9—Short-Term Borrowings and Federal Home Loan Bank Advances

Short-term borrowings include federal funds purchased, securities sold under agreements to repurchase, advances from the Federal Home Loan Bank, and a Treasury, tax and loan note option.

At December 31, 2009, the Bank had an unsecured overnight federal funds purchased accommodation up to a maximum of $25,000 from its correspondent bank. On February 17, 2010, the Bank was notified that the maximum amount of the accommodation was changed to $7,500 and a secured repurchase agreement was entered into with a maximum accommodation of $24,388. Additionally, the Bank has agreements with various financial institutions under which securities can be sold under agreements to repurchase.  TIB Bank also has securities sold under agreements to repurchase with commercial account holders whereby TIB Bank sweeps the customer’s accounts on a daily basis and pays interest on these amounts. These agreements are collateralized by investment securities chosen by TIB Bank.

The Bank accepts Treasury, tax and loan deposits from certain commercial depositors and remits these deposits to the appropriate government authorities. TIB Bank can hold up to $1,700 of these deposits more than a day under a note option agreement with its regional Federal Reserve Bank and pays interest on those funds held. TIB Bank pledges certain investment securities against this account.

As of December 31, 2009, collateral availability under our agreement with the Federal Reserve Bank of Atlanta (“FRB”) provided for up to approximately $98,646 of borrowing availability from the FRB discount window.

The Bank invests in Federal Home Loan Bank stock for the purpose of establishing credit lines with the Federal Home Loan Bank. The credit availability to the Bank is based on a percentage of the Bank’s total assets as reported on the most recent quarterly financial information submitted to the regulators subject to the pledging of sufficient collateral.  On January 7, 2010, the Federal Home Loan Bank notified the Bank that the credit availability has been rescinded and the rollover of existing advances outstanding is limited to twelve months or less. At December 31, 2009, in addition to $25,150 in letters of credit used in lieu of pledging securities to the State of Florida and $150 in letters of credit on behalf of customers, there was $125,000 in advances outstanding. At December 31, 2008, the amount of outstanding advances was $202,900.  The outstanding amount at December 31, 2009 consists of:

Amount	Issuance Date	Maturity Date	Repricing Frequency	Rate at December 31, 2009
$50,000	April 2008	April 2013 (a)	Fixed	3.80%
50,000	December 2006	December 2011 (a)	Fixed	4.18%
10,000	September 2007	September 2012 (a)	Fixed	4.05%
10,000	September 2008	March 2010	Fixed	3.12%
5,000	March 2007	March 2012 (a)	Fixed	4.29%

(a) These advances have quarterly conversion dates beginning six months to one year from date of issuance.  If the FHLB chooses to convert the advance, the   Bank has the option of prepaying the entire balance without penalty.  Otherwise, the advance will convert to an adjustable rate, repricing on a quarterly basis.  If the FHLB does not convert the advance, it will remain at the contracted fixed rate until the maturity date.

The Bank’s collateral with the FHLB consists of a blanket floating lien pledge of the Bank’s residential 1-4 family mortgage and commercial real estate secured loans.  The amount of eligible collateral at December 31, 2009 was $258,465.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

The following table reflects the average daily outstanding, year-end outstanding, maximum month-end outstanding and the weighted average rates paid for each of the categories of short-term borrowings and FHLB advances:

Year Ended December 31,	2009	2008
Federal funds purchased:
Balance:
Average daily outstanding	$68	$600
Year-end outstanding	-	-
Maximum month-end outstanding	-	6
Rate:
Weighted average for year	0.7%	2.4%
Weighted average interest rate at December 31,	N/A	N/A

Securities sold under agreements to repurchase:
Balance:
Average daily outstanding	$71,073	$75,271
Year-end outstanding	78,893	69,593
Maximum month-end outstanding	83,610	85,654
Rate:
Weighted average for year	0.1%	1.8%
Weighted average interest rate at December 31,	0.1%	0.1%

Treasury, tax and loan note option:
Balance:
Average daily outstanding	$1,001	$1,111
Year-end outstanding	1,582	1,830
Maximum month-end outstanding	1,760	1,830
Rate:
Weighted average for year	0.0%	1.5%
Weighted average interest rate at December 31,	0.0%	0.0%

Advances from the Federal Home Loan Bank-Short Term:
Balance:
Average daily outstanding	$14,842	$32,111
Year-end outstanding	-	70,000
Maximum month-end outstanding	76,650	85,000
Rate:
Weighted average for year	0.8%	1.9%
Weighted average interest rate at December 31,	N/A	1.2%

Advances from the Federal Home Loan Bank-Long Term:
Balance:
Average daily outstanding	$125,599	$133,118
Year-end outstanding	125,000	132,900
Maximum month-end outstanding	126,250	157,900
Rate:
Weighted average for year	4.0%	4.1%
Weighted average interest rate at December 31,	3.9%	3.9%

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Note 10—Long-Term Borrowings

Securities Sold Under Agreements to Repurchase

     During 2007, the Company entered into agreements with another financial institution for the sale of certain securities to be repurchased at a future date.  The interest rates on these repurchase agreements are fixed for the remaining term of the agreement.  The financial institution has the ability to terminate these agreements on a quarterly basis. The outstanding amount at December 31, 2009 was $30,000 and consists of:

Amount	Maturity Date	Rate at December 31, 2009
$20,000	September 2010	4.18%
10,000	December 2010	3.46%

Subordinated Debentures

On September 7, 2000, the Company participated in a pooled offering of trust preferred securities.  The Company formed TIBFL Statutory Trust I (the “Trust”) a wholly-owned statutory trust subsidiary for the purpose of issuing the trust preferred securities.  The Trust used the proceeds from the issuance of $8,000 in trust preferred securities to acquire junior subordinated deferrable interest debentures of the Company.  The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at a fixed rate equal to the 10.6% interest rate on the debt securities. The debt securities and the trust preferred securities each have 30-year lives. The trust preferred securities and the debt securities are callable by the Company or the Trust, at their respective option after ten years, and at varying premiums and sooner in specific events, subject to prior approval by the Federal Reserve Board, if then required.

On July 31, 2001, the Company participated in a pooled offering of trust preferred securities.  The Company formed TIBFL Statutory Trust II (the “Trust II”) a wholly-owned statutory trust subsidiary for the purpose of issuing the trust preferred securities.  The Trust II used the proceeds from the issuance of $5,000 in trust preferred securities to acquire junior subordinated deferrable interest debentures of the Company.  The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the debt securities (three month LIBOR plus 358 basis points).  The initial rate in effect at the time of issuance was 7.29% and is subject to change quarterly.  The rate in effect at December 31, 2009 was 3.86%. The debt securities and the trust preferred securities each have 30-year lives.  The trust preferred securities and the debt securities are callable by the Company or the Trust, at their respective option after five years, and at varying premiums and sooner in specific events, subject to prior approval by the Federal Reserve Board, if then required.

On June 23, 2006, the Company issued $20,000 of additional trust preferred securities through a private placement. The Company formed TIBFL Statutory Trust III (the “Trust III”), a wholly-owned statutory trust subsidiary for the purpose of issuing the trust preferred securities. The Trust III used the proceeds from the issuance of $20,000 in trust preferred securities to acquire junior subordinated deferrable interest debentures of the Company. The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the debt securities (three month LIBOR plus 155 basis points). The rate in effect at December 31, 2009 was 1.83%.  The debt securities and the trust preferred securities each have 30-year lives. The trust preferred securities and the debt securities are callable by the Company or the Trust, at their respective option at par after five years, and sooner, at a 5% premium, if specific events occur, subject to prior approval by the Federal Reserve Board, if then required.

The Company received a request from the Federal Reserve Bank of Atlanta for the Company’s Board of Directors to adopt a resolution that it will not make any payments or distributions on the outstanding trust preferred securities without the prior written approval of the Reserve Bank.  The Board adopted this resolution on October 5, 2009.  The Company has notified the trustees of its $20,000 trust preferred securities due July 7, 2036 and its $5,000 trust preferred securities due July 31, 2031 of its election to defer interest payments on the trust preferred securities beginning with the payments due in October 2009.  The Company also notified the trustees of its $8,000 trust preferred securities due September 7, 2030 of its election to defer interest payments on the trust preferred securities beginning with the payments due in March 2010.  Deferral of the trust preferred securities is allowed for up to 60 months without being considered an event of default.

The Company has treated the trust preferred securities as Tier 1 capital up to the maximum amount allowed, and the remainder as Tier 2 capital for federal regulatory purposes (see Note 14).

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Contractual Maturities

At December 31, 2009, the contractual maturities of long-term borrowings were as follows:

	Fixed Rate	Floating Rate	Total
Due in 2010	$30,000	$-	$30,000
Due in 2011	-	-	-
Due in 2012	-	-	-
Due in 2013	-	-	-
Thereafter	8,000	25,000	33,000
Total long-term debt	$38,000	$25,000	$63,000

Note 11—Income Taxes

Income tax expense (benefit) from continuing operations was as follows:

Years ended December 31,	2009	2008	2007
Current income tax provision:
Federal	$(188)	$(7,515)	$2,798
State	(32)	(572)	436
	(220)	(8,087)	3,234
Deferred tax benefit:
Federal	(14,292)	(3,395)	(4,334)
State	(2,429)	(1,371)	(675)
	(16,721)	(4,766)	(5,009)

Valuation allowance	30,392	-	-

Total	$13,451	$(12,853)	$(1,775)

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

A reconciliation of income tax computed at applicable Federal statutory income tax rates to total income taxes reported is as follows:

Years ended December 31,	2009	2008	2007
Pretax income from continuing operations	$(48,097)	$(33,783)	$(4,196)
Income taxes computed at Federal statutory tax rate	$(16,353)	$(11,486)	$(1,427)
Effect of:
Tax-exempt income, net	(685)	(253)	(322)
State income taxes, net	(1,624)	(1,282)	(156)
Non-deductible goodwill	1,557	-	-
Stock based compensation expense, net	96	90	92
Other, net	68	78	38
Change in valuation allowance	30,392	-	-
Total income tax expense (benefit)	$13,451	$(12,853)	$(1,775)

A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized. In assessing the need for a valuation allowance, management considered various factors including the significant cumulative losses incurred by the Company over the last three years coupled with the expectation that our future realization of deferred taxes will be limited as a result of the planned capital offering discussed in Note 2 above. These factors represent the most significant negative evidence that management considered in concluding that a full valuation allowance was necessary at December 31, 2009. As of December 31, 2008, management considered the need for a valuation allowance and, based upon its assessment of the relative weight of the positive and negative evidence available at the time, concluded that no valuation allowance was necessary at such time.

The details of the net deferred tax asset as of December 31, 2009 and 2008 are as follows:

Years ended December 31,	2009	2008
Allowance for loan losses	$10,983	$9,053
Recognized impairment losses on available for sale securities	560	2,529
Net operating loss and AMT carryforward	18,315	1,165
Recognized impairment of other real estate owned	299	474
Acquisition related intangibles	1,043	330
Deferred compensation	906	2,051
Net unrealized losses on securities available for sale	1,577	373
Other	706	450
Total gross deferred tax assets	34,389	16,425

Accumulated depreciation	(1,187)	(1,013)
Deferred loan costs	(905)	(833)
Acquisition related intangibles	(639)	(758)
Other	(63)	(151)
Total gross deferred tax liabilities	(2,794)	(2,755)

Net temporary differences	31,595	13,670

Valuation allowance	(31,595)	-

Net deferred tax asset	$-	$13,670

At December 31, 2009, the Company had a State net operating loss carryforward of approximately $22,427 which expires in 2028 if unused and Federal and state net operating loss carryforwards of $46,553 and $45,223, respectively, which expire in 2029 if unused.

The Company and its subsidiaries are subject to U.S. federal income tax, as well as income tax of the State of Florida. The Company is no longer subject to examination by taxing authorities for years before 2006.

There were no unrecognized tax benefits at December 31, 2009, and the Company does not expect the total of unrecognized tax benefits to significantly increase in the next twelve months.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Note 12—Employee Benefit Plans

The Company maintains an Employee Stock Ownership Plan with 401(k) provisions that covers all employees who are qualified as to age and length of service. Three types of contributions can be made to the Plan by the Company and participants: basic voluntary contributions which are discretionary contributions made by all participants; a matching contribution, whereby the Company will match 50 percent of salary reduction contributions up to 5 percent of compensation; and an additional discretionary contribution which may be made by the Company and allocated to the accounts of participants on the basis of total relative compensation.  The Company contributed $334, $327, and $307, to the plan in 2009, 2008 and 2007, respectively. As of December 31, 2009, the Plan contained approximately 331,000 shares of the Company’s common stock.

        In 2001, TIB Bank entered into salary continuation agreements with three of its executive officers.  Two additional TIB Bank executive officers entered into salary continuation agreements in 2003, another in 2004 and two additional TIB Bank executives entered into salary continuation agreements in 2008. In 2007, an additional two pre-existing salary continuation agreements with The Bank of Venice’s executive officers were assumed as part of the acquisition. The plans are nonqualified deferred compensation arrangements that are designed to provide supplemental retirement income benefits to participants.  The Company expensed $227, $351, and $811 for the accrual of future salary continuation benefits in 2009, 2008 and 2007, respectively.  The Bank has purchased single premium life insurance policies on several of these individuals.  Cash value income (net of related insurance premium expense) totaled $328, $236, and $266 in 2009, 2008 and 2007, respectively.  In addition, a $1,186 gain was recognized on the policy of a deceased former employee. Other assets included $6,347 and $7,652 in surrender value and other liabilities included salary continuation benefits payable of $1,070 and $3,071 at December 31, 2009 and 2008, respectively. Three of these executive officers terminated employment in 2008 and two terminated employment in 2009. In 2009 a total of $2,229 of salary continuation benefits were paid to terminated executives in accordance with their agreements.

        In 2001, TIB Bank established a non qualified retirement benefit plan for eligible Bank directors.  Under the plan, the Bank pays each participant, or their beneficiary, the amount of directors fees deferred and interest in 120 equal monthly installments, beginning the month following the director’s normal retirement date.  TIB Bank expensed $42, $214, and $239 for the accrual of current and future retirement benefits in 2009, 2008 and 2007, respectively, which included $0, $112, and $160 in 2009, 2008 and 2007 related to the annual director retainer fees and monthly meeting fees that certain directors elected to defer. TIB Bank has purchased single premium split dollar life insurance policies on these individuals.  Cash value income (net of related insurance premium expense) totaled $170, $162, and $152 in 2009, 2008 and 2007, respectively.  Other assets included $4,621 and $4,451 in surrender value in other assets and other liabilities included retirement benefits payable of $653 and $1,627 at December 31, 2009 and 2008, respectively. In connection with changes made to bring the plan agreements into compliance with section 409A of the Internal Revenue Code the four current directors participating in the plan each elected to receive a lump sum distribution in 2009 of the amount vested, accrued and earned through December 31, 2008.

Note 13—Related Party Transactions

The Bank had loans outstanding to certain of the Company’s executive officers, directors, and their related business interests as follows:

Beginning balance, January 1, 2009	$270
New loans	223
Repayments	(227)
Change in Parties	-
Ending balance, December 31, 2009	$266

Unfunded loan commitments to these individuals and their related business interests totaled $206 at December 31, 2009.  Deposits from these individuals and their related interests were $3,215 and $2,081 at December 31, 2009 and 2008, respectively.

Note 14—Shareholders’ Equity and Minimum Regulatory Capital Requirements

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements results in certain discretionary and required actions by regulators that could have an effect on the Company’s operations. The regulations require the Company and the Bank to meet specific capital adequacy guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Capital Adequacy and Ratios

To be considered well capitalized and adequately capitalized (as defined) under the regulatory framework for prompt corrective action, the Banks must maintain minimum Tier 1 leverage, Tier 1 risk-based, and total risk-based ratios. At December 31, 2009 the Company and the Bank maintained capital ratios to be considered adequately capitalized.  In September, our Bank of Venice subsidiary was merged into TIB Bank. Therefore capital ratios for The Bank of Venice are not reported for December 31, 2009. These minimum amounts and ratios along with the actual amounts and ratios for the Company and the Bank at of December 31, 2009 and 2008 are presented in the following tables.

December 31, 2009	Well Capitalized Requirement			Adequately Capitalized Requirement			Actual
	Amount		Ratio	Amount		Ratio	Amount	Ratio
Tier 1 Capital (to Average Assets)
Consolidated		N/A	N/A	$	≥ 68,316	≥ 4.0%	$69,450	4.1%
TIB Bank	$	≥ 85,321	≥ 5.0%		≥ 68,256	≥ 4.0%	82,696	4.8%

Tier 1 Capital ( to Risk Weighted Assets)
Consolidated		N/A	N/A	$	≥ 48,347	≥ 4.0%	$69,450	5.7%
TIB Bank	$	≥ 72,504	≥ 6.0%		≥ 48,336	≥ 4.0%	82,696	6.8%

Total Capital (to Risk Weighted Assets)
Consolidated		N/A	N/A	$	≥ 96,694	≥ 8.0%	$98,362	8.1%
TIB Bank	$	≥ 120,840	≥ 10.0%		≥ 96,672	≥ 8.0%	97,975	8.1%

December 31, 2008	Well Capitalized Requirement			Adequately Capitalized Requirement			Actual
	Amount		Ratio	Amount		Ratio	Amount	Ratio
Tier 1 Capital (to Average Assets)
Consolidated		N/A	N/A	$	≥ 63,303	≥ 4.0%	$140,396	8.9%
TIB Bank	$	≥ 75,032	≥ 5.0%		≥ 60,026	≥ 4.0%	109,254	7.3%
The Bank of Venice		≥ 4,072	≥ 5.0%		≥ 3,258	≥ 4.0%	6,555	8.1%

Tier 1 Capital ( to Risk Weighted Assets)
Consolidated		N/A	N/A	$	≥ 49,521	≥ 4.0%	$140,396	11.3%
TIB Bank	$	≥ 70,676	≥ 6.0%		≥ 47,117	≥ 4.0%	109,254	9.3%
The Bank of Venice		≥ 3,528	≥ 6.0%		≥ 2,351	≥ 4.0%	6,555	11.2%

Total Capital (to Risk Weighted Assets)
Consolidated		N/A	N/A	$	≥ 99,042	≥ 8.0%	$155,977	12.6%
TIB Bank	$	≥ 117,793	≥ 10.0%		≥ 94,234	≥ 8.0%	124,070	10.5%
The Bank of Venice		≥ 5,880	≥ 10.0%		≥ 4,704	≥ 8.0%	7,301	12.4%

Other than compliance with the request to attain elevated capital ratios as defined in the informal agreement discussed in Note 2 above, management believes, as of December 31, 2009, that the Company and the Bank meet all capital requirements to which they are subject.  Tier 1 Capital for the Company includes the trust preferred securities that were issued in September 2000, July 2001 and June 2006 to the extent allowable.

If a bank is classified as adequately capitalized, the bank is subject to certain restrictions.  One of the restrictions is that the bank may not accept, renew or roll over any brokered deposits (including CDARs deposits) without being granted a waiver of the prohibition by the FDIC. As of December 31, 2009, we had $95,028 of brokered deposits consisting of $46,827 of reciprocal CDARs deposits and $48,201 of traditional brokered and one-way CDARs deposits representing approximately 6.9% of our total deposits. $59,802 of CDARs deposits and $21,193 of traditional brokered deposits mature within the next twelve months. An inability to roll over or raise funds through CDARs deposits or brokered deposits could have a material adverse impact on our liquidity. Additional restrictions include limitations on deposit pricing, the preclusion from paying “golden parachute” severance payments and the requirement to notify the bank regulatory agencies of certain significant events.

Subsidiary Dividend Limitations

Under state banking law, regulatory approval will be required if the total of all dividends declared in any calendar year by a bank exceeds the bank’s net profits to date for that year combined with its retained net profits for the preceding two years. Based on the losses incurred for the prior two years, declaration of dividends by TIB Bank to the Company, during 2009, would have required regulatory approval.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Private Placement Transaction

On March 7, 2008, we consummated a private placement transaction whereby two of Southwest Florida’s prominent families, their representatives and their related business interests purchased 1.3 million shares of common stock and warrants to purchase an additional 1.3 million shares of common stock. The warrants have an exercise price of $7.91 per share and may be exercised at any time prior to March 7, 2011. This private placement resulted in gross proceeds of $10,080. The terms of the transaction limits the ownership of each of the two groups to 9.9% of outstanding shares.

Issuance of Preferred Stock TARP

On December 5, 2008, under the U.S. Department of Treasury’s (the “Treasury”) Capital Purchase Program (the “CPP”) established under the Troubled Asset Relief Program (the “TARP”) that was created as part of the Emergency Economic Stabilization Act of 2008 (the “EESA”), the Company issued to Treasury 37,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.10 par value, having a liquidation amount of $1,000 per share, and a ten-year warrant to purchase 1,106,389 shares of common stock at an exercise price of $5.02 per share, for aggregate proceeds of $37,000. Approximately $32,889 was allocated to the initial carrying value of the preferred stock and $4,111 to the warrant based on their relative estimated fair values on the issue date. The fair value of the preferred stock was determined using a discount rate of 13% and an assumed life of 10 years and resulted in an estimated fair value of $23,095. The fair value of the warrant was determined using the Black-Scholes Model utilizing a 0% dividend yield, a 2.67% risk-free interest rate, a 43% volatility assumption and 10 year expected life. These assumptions resulted in an estimated fair value of $2,887 for the warrant. The $37,000 of proceeds received were allocated between the preferred stock and the warrant based on their relative fair values. This resulted in the preferred stock being recognized at a discount from its $37,000 liquidation preference by an amount equal to the relative fair value of the warrant. The discount is currently being accreted using the constant effective yield method over the first five years. During 2009, $810 of accretion and $1,285 of dividends were recorded. During 2008, $31 of accretion was recorded. The total capital raised through this issue qualifies as Tier 1 regulatory capital and can be used in calculating all regulatory capital ratios.

Cumulative preferred stock dividends are payable quarterly at a 5% annual rate on the per share liquidation amount for the first five years and 9% thereafter. Under the original terms of the CPP, the Company may not redeem the preferred stock for three years unless it finances the redemption with the net cash proceeds from sales of common or preferred stock that qualify as Tier 1 regulatory capital (qualified equity offering), and only once such proceeds total at least $9,250. All redemptions, whether before of after the first three years, would be at the liquidation amount per share plus accrued and unpaid dividends and are subject to prior regulatory approval. The Company received a request from the Federal Reserve Bank of Atlanta for the Company’s Board of Directors to adopt a resolution that it will not make any payments or distributions on the outstanding trust preferred securities without the prior written approval of the Reserve Bank.  The Board adopted this resolution on October 5, 2009. The Company has also notified the Treasury of its election to defer the dividend payment on the Series A preferred stock issued under TARP beginning in November 2009.

The Company may not declare or pay dividends on its common stock or, with certain exceptions, repurchase common stock without first having paid all accrued cumulative preferred dividends that are due. For three years from the issue date, the Company also may not increase its common stock dividend rate above a quarterly rate of $0.0589 per share or repurchase its common shares without Treasury’s consent, unless Treasury has transferred all the preferred shares to third parties or the preferred stock has been redeemed.

Treasury could only transfer or exercise an aggregate of one-half of the original number of shares underlying the warrant before December 31, 2009. If, before that date, the Company had received aggregate gross cash proceeds of not less than $37,000 from a qualified equity offering, then the remaining number of shares issuable to Treasury upon exercise of the warrant would have been reduced by one-half of the original number of shares under warrant. Both the number of shares of common stock underlying the warrant and the exercise price are subject to adjustment in accordance with customary anti-dilution provisions and upon certain issuances of the Company’s common stock or stock rights at less than 90% of market value.

To be eligible for the CPP, the Company has also agreed to comply with certain executive compensation and corporate governance requirements of the EESA, including a limit on the tax deductibility of executive compensation above $500. The specific rules covering these requirements were recently developed by Treasury and other government agencies. Additionally, under the EESA, Congress has the ability to impose “after-the-fact” terms and conditions on participants in the CPP. As a participant in the CPP, the Company may be subject to any such retroactive terms and conditions. The Company cannot predict whether, or in what form, additional terms or conditions may be imposed.

The American Recovery and Reinvestment Act (the “ARRA”) became law on February 17, 2009. Among its many provisions, the ARRA imposes certain new executive compensation and corporate expenditure limits on all current and future TARP recipients, including the Company, that are in addition to those previously announced by the Treasury. These limits are effective until the institution has repaid the Treasury, which is now permitted under the ARRA without penalty and without the need to raise new capital, subject to the Treasury’s consultation with the recipient’s appropriate regulatory agency.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Note 15 – Stock-Based Compensation

As of December 31, 2009, the Company has one compensation plan under which shares of its common stock are issuable in the form of stock options, restricted shares, stock appreciation rights, performance shares or performance units. This is its 2004 Equity Incentive Plan (the “2004 Plan”), which was approved by the Company’s shareholders at the May 25, 2004 annual meeting. Pursuant to the merger agreement, upon the April 30, 2007 closing of its acquisition of The Bank of Venice, the Company granted 87,840 stock options in exchange for the options outstanding for the purchase of shares of common stock of The Bank of Venice at such date. The options were fully vested at the grant date and ranged in price from $8.64 to $9.93 per share as determined by the conversion ratio specified in the merger agreement. Previously, the Company had granted stock options under the 1994 Incentive Stock Option and Nonstatutory Stock Option Plan (the “1994 Plan”) as amended and restated as of August 31, 1996. Under the 2004 Plan, the Board of Directors of the Company may grant nonqualified stock–based awards to any director, and incentive or nonqualified stock-based awards to any officer, key executive, administrative, or other employee including an employee who is a director of the Company. Subject to the provisions of the 2004 Plan, the maximum number of shares of common stock of the Company that may be optioned or awarded through the 2014 expiration of the plan is 849,215 shares, no more than 282,364 of which may be issued pursuant to awards granted in the form of restricted shares.  Such shares may be treasury, or authorized but unissued, shares of common stock of the Company.  If options or awards granted under the Plan expire or terminate for any reason without having been exercised in full or released from restriction, the corresponding shares shall again be available for option or award for the purposes of the Plan as long as no dividends have been paid to the holder in accordance with the provisions of the grant agreement.

The following table summarizes the components and classification of stock-based compensation expense for the years ended December 31,

	2009	2008	2007
Stock options	$296	$280	$284
Restricted stock	394	457	364
Total stock-based compensation expense	$690	$737	$648

Salaries and employee benefits	$381	$436	$417
Other expense	309	301	231
Total stock-based compensation expense	$690	$737	$648

The tax benefit related to stock-based compensation expense arising from restricted stock awards and non-qualified stock options was approximately $177 and $142 for the years ended December 31, 2008 and 2007, respectively. No tax benefit was recorded for the year ended December 31, 2009 due to the recognition of a full valuation allowance against deferred income tax assets as discussed in greater detail in Note 11 above.

The fair value of each option is estimated as of the date of grant using the Black-Scholes Option Pricing Model. This model requires the input of subjective assumptions that will usually have a significant impact on the fair value estimate. The assumptions for the current period grants were developed based on ASC 718 and SEC guidance contained in Staff Accounting Bulletin (SAB) No. 107, “Share-Based Payment.” The following table summarizes the weighted average assumptions used to compute the grant-date fair value of options granted for the years ended December 31,

	2009	2008	2007
Dividend yield	0.00%	2.31%	1.63%
Risk-free interest rate	3.06%	2.99%	4.18%
Expected option life	6.5 years	6.4 years	4.6 years
Volatility	80%	26%	21%
Weighted average grant-date fair value of options granted	$1.16	$1.72	$3.81

•	The dividend yield was estimated using historical dividends paid and market value information for the Company’s stock. An increase in dividend yield will decrease stock compensation expense.

•
The risk-free interest rate was developed using the U.S. Treasury yield curve for periods equal to the expected life of the options on the grant date. An increase in the risk-free interest rate will increase stock compensation expense.

•
The expected option life for the current period grants was estimated using the vesting period, the term of the option and estimates of future exercise behavior patterns.  An increase in the option life will increase stock compensation expense.

•	The volatility was estimated using historical volatility for periods approximating the expected option life. An increase in the volatility will increase stock compensation expense.

ASC 718 requires the recognition of stock-based compensation for the number of awards that are ultimately expected to vest. During 2007, 2008 and 2009, stock based compensation expense was recorded based upon estimates that we would experience no forfeitures. Our estimate of forfeitures will be reassessed in subsequent periods based on historical forfeiture rates and may change based on new facts and circumstances. Any changes in our estimates will be accounted for prospectively in the period of change.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

As of December 31, 2009, unrecognized compensation expense associated with stock options and restricted stock was $650 and $346 which is expected to be recognized over weighted average periods of approximately 2 years and 1 year, respectively.

Stock Options

Under the 2004 Plan, the exercise price for common stock must equal at least 100 percent of the fair market value of the stock on the day an option is granted.  The exercise price under an incentive stock option granted to a person owning stock representing more than 10 percent of the common stock must equal at least 110 percent of the fair market value at the date of grant, and such option is not exercisable after five years from the date the incentive stock option was granted.  The Board of Directors may, at its discretion, provide that an option not be exercised in whole or in part for any period or periods of time as specified in the option agreements. No option may be exercised after the expiration of ten years from the date it is granted. Stock options vest over varying service periods which range from vesting immediately to up to nine years.

A summary of the stock option activity in the plans is as follows:

	Shares	Weighted Average Exercise Price
Balance, January 1, 2007	751,068	$8.65
Granted	159,396	8.79
Exercised	(160,049)	6.93
Expired or forfeited	(32,340)	11.21
Balance, December 31, 2007	718,075	$8.95
Granted	103,917	7.43
Exercised	(15,712)	6.26
Expired or forfeited	(106,109)	7.86
Balance, December 31, 2008	700,171	$8.95
Granted	231,392	1.62
Exercised	-	-
Expired or forfeited	(112,668)	9.49
Balance, December 31, 2009	818,895	$6.81

Options exercisable at December 31,	2009		2008
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
	363,226	$8.87	330,482	$8.94

The weighted average remaining terms for outstanding stock options and for exercisable stock options were 6.2 years and 4.3 years at December 31, 2009, respectively. The aggregate intrinsic value at December 31, 2009 was $0 for stock options outstanding and $0 for stock options exercisable. The intrinsic value for stock options is calculated based on the exercise price of the underlying awards and the market price of the Company’s common stock as of the reporting date.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)
            Options outstanding at December 31, 2009 were as follows:

	Outstanding Options			Options Exercisable
Range of Exercise Prices	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$1.58 – $5.84	363,116	6.81	$3.07	90,567	$5.51
6.02 – 10.72	273,872	6.15	8.02	151,385	8.01
10.72 – 14.90	181,907	5.07	12.44	121,274	12.46
$1.58 – $14.90	818,895	6.20	$6.81	363,226	$8.87

Proceeds received from the exercise of stock options were $0, $98 and $1,108 during the years ended December 31, 2009, 2008 and 2007, respectively. The intrinsic value related to the exercise of stock options was $0, $13 and $1,194, during the years ended December 31, 2009, 2008 and 2007, respectively. The intrinsic value related to exercises of non-qualified stock options and disqualifying dispositions of incentive stock options resulted in the realization of tax benefits of $3 and $51, during the years ended December 31, 2008 and 2007, respectively. No tax benefit was recorded for the year ended December 31, 2009 as there were no exercises of non-qualified stock options or disqualifying dispositions.

Restricted Stock

Restricted stock provides the grantee with voting, dividend and anti-dilution rights equivalent to common shareholders, but is restricted from transfer until vested, at which time all restrictions are removed. Vesting for restricted shares is generally on a straight-line basis and ranges from one to five years. The value of the restricted stock, estimated to be equal to the closing market price on the date of grant, is being amortized on a straight-line basis over the respective service periods.  The fair market value of restricted stock awards that vested was $101, $185 and $202 during the years ended December 31, 2009, 2008 and 2007, respectively. Tax benefits related to the vesting of restricted shares of $33 and $10 were realized during the years ended December 31, 2008 and 2007, respectively. No tax benefit was recorded for the year ended December 31, 2009 due to the recognition of a full valuation allowance against deferred income tax assets as discussed in greater detail in Note 11 above.

A summary of the restricted stock activity in the plan is as follows:

	2009		2008		2007
	Shares	Weighted Average Grant-Date Fair Value	Shares	Weighted Average Grant-Date Fair Value	Shares	Weighted Average Grant-Date Fair Value
Balance, January 1,	96,736	$10.87	90,723	$13.58	70,984	$14.76
Granted	-	-	38,707	6.91	39,120	12.01
Vested	(40,409)	11.53	(31,218)	13.68	(19,173)	14.77
Expired or forfeited	(7,225)	7.32	(1,476)	13.95	(208)	13.38
Balance, December 31,	49,102	$10.86	96,736	$10.87	90,723	$13.58

Note 16—Loan Commitments and Other Related Activities

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs.  These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates.  Commitments may expire without being used.  Off-balance-sheet risk of credit loss exists up to the face amount of these instruments, although material losses are not anticipated.  The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk was as follows at December 31:

	2009		2008
	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate
Commitments to make loans	$13,496	$1,350	$10,786	$4,919
Unfunded commitments under lines of credit	3,890	52,887	8,181	79,577

Commitments to make loans are generally made for periods of 30 days.  As of December 31, 2009, the fixed rate loan commitments have interest rates ranging from 4.25% to 18.00% and maturities ranging from 1 year to 30 years.

     As of December 31, 2009 and 2008, the Company was subject to letters of credit totaling $1,896 and $2,542, respectively.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Note 17—Supplemental Financial Data

Components of other expense in excess of 1 percent of total interest and non-interest income are as follows:

Years Ended December 31,	2009	2008	2007
Goodwill impairment	$5,887	$-	$-
FDIC & State assessments	3,962	1,153	629
Legal and professional fees	3,270	2,558	1,372
OREO Expenses	3,149	1,694	14
Computer services	2,708	2,093	2,172
Amortization of intangibles	1,431	653	440
Marketing and community relations	1,128	1,246	1,151
Collection Expense	353	1,341	772
Operational Charge-offs	155	1,528	74
Net (gain) loss on disposition of repossessed assets	(244)	1,387	986

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Note 18—Fair Values of Financial Instruments

ASC 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of securities available for sale are determined by 1) obtaining quoted prices on nationally recognized securities exchanges when available (Level 1 inputs), 2) matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs) and 3) for collateralized debt obligations, custom discounted cash flow modeling (Level 3 inputs).

Valuation of Collateralized Debt Securities

As of December 31, 2009, the Company owned three collateralized debt obligations where the underlying collateral is comprised primarily of corporate debt obligations of homebuilders, REITs, real estate companies and commercial mortgage backed securities. The company also owned a collateralized debt security where the underlying collateral is comprised primarily of trust preferred securities of banks and insurance companies. The inputs used in determining the estimated fair value of these securities are Level 3 inputs. In determining their estimated fair value, management utilizes a discounted cash flow modeling valuation approach. Discount rates utilized in the modeling of these securities are estimated based upon a variety of factors including the market yields of publicly traded trust preferred securities of larger financial institutions and other non-investment grade corporate debt. Cash flows utilized in the modeling of these securities were based upon actual default history of the underlying issuers and issuer specific assumptions of estimated future defaults of the underlying issuers. As of December 31, 2009, we engaged an independent third party valuation firm to estimate the fair value and credit loss potential of this security. Management reviewed the assumptions and methodology employed in this analysis and while the assumptions differed from those used in prior quarters to estimate the fair value of the security, the general premise of the methodology of discounting estimated future cash flows based upon the expected performance of the underlying issuers collateralizing the security was consistent with management’s previous approach. The most significant difference in assumptions used as of December 31, 2009 as compared to those used as of December 31, 2008 was that no prepayments were assumed in the 2009 analysis as compared to the 2008 valuation where future prepayment assumptions were utilized in the expected cash flow assumptions.

Valuation of Impaired Loans and Other Real Estate Owned

The fair value of collateral dependent impaired loans with specific allocations of the allowance for loan losses and other real estate owned is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements Using
December 31, 2009		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
U.S. U.S. Government agencies and corporations	$29,172	$-	$29,172	$-
Stat States and political subdivisions—tax exempt	8,061	-	8,061	-
Stat States and political subdivisions—taxable	2,212	-	2,212	-
Mar Marketable equity securities	8	-	8	-
MorMortgage-backed securities - residential	208,115	-	208,115	-
Cor Corporate bonds	2,012	-	2,012	-
Coll Collateralized debt obligations	759	-	-	759
A Available for sale securities	$250,339	$-	$249,580	$759

		Fair Value Measurements Using
December 31, 2008		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
U.S. U.S. Government agencies and corporations	$51,668	$-	$51,668	$-
Stat States and political subdivisions—tax exempt	7,789	-	7,789	-
Stat States and political subdivisions—taxable	2,337	-	2,337	-
Mar Marketable equity securities	12	-	12	-
Mor Morttgage-backed securities - residential	157,977	-	157,977	-
Cor Corporate bonds	1,712	-	1,712	-
Coll Collateralized debt obligations	4,275	-	-	4,275
AAvailable for sale securities	$225,770	$-	$221,495	$4,275

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

The table below presents a reconciliation and income statement classification of gains and losses for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2009 and still held at December 31, 2009.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Collateralized Debt Obligations
B Beginning balance, January 1, 2009	$4,275
Included in earnings – other than temporary impairment	(763)
Included in other comprehensive income	(2,753)
Transfer in to Level 3	-
E Ending balance, December 31, 2009	$759

The table below presents a reconciliation and income statement classification of gains and losses for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2008 and still held at December 31, 2008.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Collateralized Debt Obligations
B Beginning balance, January 1, 2008	$6,111
Included in earnings – other than temporary impairment	(5,348)
Included in other comprehensive income	(1,206)
Transfer in to Level 3	4,718
E Ending balance, December 31, 2008	$4,275

Assets and Liabilities Measured on a Non-Recurring Basis

Assets and liabilities measured at fair value on a non-recurring basis are summarized below:

		Fair Value Measurements Using
December 31, 2009		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
I Impaired loans with specific allocations of the allowance for loan losses	$52,122	$-	$-	$52,122
Other real estate owned	21,352	-	-	21,352
Other repossessed assets	326	-	326	-

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

		Fair Value Measurements Using
December 31, 2008		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
I Impaired loans with specific allocations of the allowance for loan losses	$47,649	$-	$-	$47,649

Collateral dependent impaired loans, which are measured for impairment using the fair value of the collateral, had a carrying amount of $60,413, with a valuation allowance of $8,291 as of December 31, 2009. During the year ended December 31, 2009, $26,085 of the allowance for loan losses was specifically allocated to collateral dependent impaired loans. The amounts of the specific allocations for impairment are considered in the overall determination of the reserve and provision for loan losses. As of December 31, 2008, impaired loans had a carrying amount of $53,765, with a valuation allowance of $6,116. Other real estate owned which is measured at the lesser of fair value less costs to sell or our recorded investment in the foreclosed loan had a carrying amount of $22,147, less a valuation allowance of $795 as of December 31, 2009. As a result of sales of foreclosed properties, receipt of updated appraisals, reduced listing prices or entering into contracts to sell these properties, write downs of fair value of $1,980 were recognized in our statements of operations during the year ended December 31, 2009. Other repossessed assets are primarily comprised of repossessed automobiles and are measured at fair value as of the date of repossession. As a result of the disposition of repossessed vehicles, gains of $244 were recognized in our statements of operations during the year ended December 31, 2009.

Carrying amount and estimated fair values of financial instruments were as follows at December 31:

	2009		2008
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$167,402	$167,402	$73,734	$73,734
Investment securities available for sale	250,339	250,339	225,770	225,770
Loans, net	1,168,433	1,101,080	1,201,192	1,164,238
F Federal Home Loan Bank and Independent Bankers’ Bank stock	10,735	N/A	12,012	N/A
Accrued interest receivable	5,790	5,790	6,839	6,839

Financial liabilities:
Non-contractual deposits	704,604	704,604	446,993	446,993
Contractual deposits	664,780	669,073	688,675	697,676
Federal Home Loan Bank Advances	125,000	131,924	202,900	211,827
Short-term borrowings	80,475	80,472	71,423	71,412
Long-term repurchase agreements	30,000	30,737	30,000	31,248
Subordinated debentures	33,000	11,482	33,000	15,588
Accrued interest payable	5,457	5,457	8,012	8,012

The methods and assumptions used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, accrued interest receivable and payable, non-contractual demand deposits and certain short-term borrowings. As it is not practicable to determine the fair value of Federal Home Loan Bank stock and other bankers’ bank stock due to restrictions placed on its transferability, the estimated fair value is equal to their carrying amount.  Security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer including estimates of discounted cash flows when necessary. For fixed rate loans or contractual deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life, adjusted for the allowance for loan losses. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of long-term debt is based on current rates for similar financing.  The fair value of off-balance sheet items that includes commitments to extend credit to fund commercial, consumer, real estate construction and real estate-mortgage loans and to fund standby letters of credit is considered nominal.

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Note 19—Condensed Financial Information of TIB Financial Corp.

Condensed Balance Sheets
(Parent Only)

December 31,	2009	2008
Assets:
Cash on deposit with subsidiary	$874	$23,559
Dividends receivable from subsidiaries	-	20
Investment in bank subsidiaries	86,960	128,351
Investment in other subsidiaries	2,017	2,107
Other assets	844	1,791
Total Assets	$90,695	$155,828

Liabilities and Shareholders’ Equity:
Dividends payable	$-	$-
Interest payable	564	653
Notes payable	34,022	34,022
Other liabilities	591	39
Shareholders’ equity	55,518	121,114
Total Liabilities and Shareholders’ Equity	$90,695	$155,828

Condensed Statements of Income
(Parent Only)

Year Ended December 31,	2009	2008	2007
Operating income:
Interest Income	$97	$83	$-
Dividends from bank subsidiaries	-	-	11,340
Dividends from other subsidiaries	31	70	83
Total operating income	128	153	11,423

Operating expense:
Interest expense	1,626	2,336	2,798
Other expense	1,660	1,908	1,298
Total operating expense	3,286	4,244	4,096

InIncome (loss) before income tax benefit and equity in undistributed earnings of subsidiaries	(3,158)	(4,091)	7,327
Income tax benefit	540	1,537	1,509
InIncome (loss) before equity in undistributed earnings of subsidiaries	(2,618)	(2,554)	8,836
Equity in losses of subsidiaries	(58,930)	(18,376)	(11,257)

Net loss	$(61,548)	$(20,930)	$(2,421)

Note 19—Condensed Financial Information of TIB Financial Corp. (Continued)

Condensed Statements of Cash Flows
(Parent Only)

Year Ended December 31,	2009	2008	2007
Cash flows from operating activities:
Net loss	$(61,548)	$(20,930)	$(2,421)
Equity in losses of subsidiaries	58,930	18,376	11,257
Stock-based compensation expense	287	274	231
Increase (decrease) in net income tax obligation	997	(1,047)	157
(Increase) decrease in other assets	128	7,190	(7,416)
Increase (decrease) in other liabilities	307	2	(175)
Net cash provided by (used in) operating activities	(899)	3,865	1,633

Cash flows from investing activities:
Investment in bank subsidiaries	(20,500)	(25,750)	(888)
Investment in other subsidiaries	(148)	(1,378)	-
Net cash used in investing activities	(20,648)	(27,128)	(888)

Cash flows from financing activities:
Repayment of note payable	-	-	(4,000)
Net proceeds from issuance of common shares	(48)	10,033	1,108
Income tax effect of stock based compensation	(206)	(82)	21
Proceeds from issuance of preferred stock and common warrants	-	36,992	-
Proceeds from subsidiaries for equity awards	401	464	417
Payment to repurchase stock	-	-	(569)
Cash dividends paid	(1,285)	(1,677)	(2,953)
Net cash provided by (used in) financing activities	(1,138)	45,730	(5,976)

Net increase (decrease) in cash	(22,685)	22,467	(5,231)
Cash, beginning of year	23,559	1,092	6,323
Cash, end of year	$874	$23,559	$1,092

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

Note 20—Quarterly Financial Data (Unaudited)

The following is a summary of unaudited quarterly results for 2009 and 2008:

	2009				2008
	Fourth	Third	Second	First	Fourth	Third	Second	First
Condensed income statements:
Interest income	$19,120	$20,327	$20,858	$20,822	$21,223	$22,242	$21,777	$22,922
Net interest income	11,177	11,763	11,694	10,757	10,719	11,676	11,409	10,856
Provision for loan losses	16,428	14,756	5,763	5,309	15,101	4,768	5,716	2,654
Investment securities gain (loss), net	2,477	1,127	95	596	(4,221)	(126)	(1,912)	910
Loss from continuing operations	(45,106)	(8,097)	(4,887)	(3,458)	(13,255)	(2,196)	(4,034)	(1,445)
Income earned by preferred shareholders	654	650	650	708	165	-	-	-
Net loss allocated to common shareholders	(45,760)	(8,747)	(5,537)	(4,166)	(13,420)	(2,196)	(4,034)	(1,445)

Net Net loss per common share – Basic and diluted	$(3.08)	$(0.59)	$(0.37)	$(0.28)	$(0.91)	$(0.15)	$(0.27)	$(0.11)

The net loss for the fourth quarter of 2009 was primarily due to the provision for income taxes of $24,032 resulting from the recognition of a full valuation allowance against deferred income tax assets of $30,392, the provision for loan losses of $16,428 and a goodwill impairment charge of $5,887.  The net loss for the fourth quarter of 2008 was primarily due to the provision for loan losses of $15,101 and $4,221 in non-cash charges relating to the other than temporary impairment of investment securities brought about by a deepening of the economic downturn on a national and local basis during the quarter.

Note 21—Acquisitions

The Bank of Venice

On April 30, 2007, the Company completed the acquisition of The Bank of Venice, a Florida chartered commercial bank in exchange for consideration consisting of 1,002,499 shares of the Company’s common stock valued at approximately $13,628, cash of $568 and stock options valued at $364. The total purchase price, which includes certain direct acquisition costs of $194, totaled $14,754. Under the purchase method of accounting, the assets and liabilities of The Bank of Venice were recorded at their respective estimated fair values as of April 30, 2007 and are included in the accompanying balance sheets as of December 31, 2009 and 2008. Purchase accounting adjustments will be amortized or accreted into income over the estimated lives of the related assets and liabilities. Goodwill and other intangible assets identified were approximately $6,980 and are not deductible for income tax purposes.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the date of acquisition:

Cash and cash equivalents	$10,176
Securities available for sale	2,292
Federal Home Loan Bank Stock and other equity securities	496
Loans, net	55,373
Fixed assets	2,714
Goodwill	4,580
Core deposit intangible	2,150
Customer relationship intangible	250
Other	605
Total assets acquired	78,636

Deposits	57,715
FHLB advances	5,000
Other liabilities	1,167
Total liabilities assumed	63,882

Total consideration paid for The Bank of Venice	$14,754

TIB Financial Corp. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands except per share data)

        The acquisition of The Bank of Venice provided an established entry point into the Sarasota County market and allowed us to significantly accelerate the rate of franchise growth of the combined entity which was expected to be greater than the Company could achieve on a de novo basis. On September 25, 2009, The Bank of Venice was merged into TIB Bank.

Naples Capital Advisors

On January 2, 2008, the Company completed the acquisition of Naples Capital Advisors, Inc., a registered investment advisor in exchange for consideration consisting of $1,333 in cash.  In addition, the sellers are entitled to receive additional cash consideration up to $148 on each of the first three anniversaries of TIB Bank receiving a trust department license under the Florida Financial Institutions Codes subject to the achievement of certain total revenue milestones.  On December 8, 2008, TIB Bank received authority to exercise trust powers from the FDIC and the State of Florida. In December 2009, the first $148 additional payment was made to the sellers.  The total purchase price, which includes certain direct acquisition costs of $45, totaled $1,526.

 Under the purchase method of accounting, the assets and liabilities of Naples Capital Advisors, Inc. were recorded at their respective estimated fair value as of January 2, 2008 and are included in the accompanying balance sheet as of December 31, 2009 and 2008.  Purchase accounting adjustments will be amortized or accreted into income over the estimated lives of the related assets and liabilities.  Goodwill and other intangible assets identified were approximately $1,513 and are deductible for income tax purposes.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the date of acquisition as adjusted for the additional payment of $148 in 2009:

Cash and cash equivalents	$2
Fixed assets	10
Goodwill	622
Trade name	46
Customer relationship intangible	845
Other	41
Total assets acquired	1,566

Other liabilities	40
Total liabilities assumed	40

Total consideration paid for Naples Capital Advisors Inc.	$1,526

This acquisition of Naples Capital Advisors, Inc. was the beginning of the Company’s entry into the new business lines of private banking, trust services and wealth management.  Naples Capital Advisors, Inc .had $145,648 in assets under advisement as of December 31, 2009.

Riverside

      On February 13, 2009, the Company purchased the deposits and operations of the former Riverside Bank of the Gulf Coast, a failed bank based in Cape Coral, Florida, from the Federal Deposit Insurance Corporation for a deposit premium of $4,126, representing 1.3% of deposits.  Under the acquisition method of accounting, the acquired assets and assumed liabilities of Riverside were recorded at their respective estimated fair values and are included in the accompanying balance sheet as of December 31, 2009.  Acquisition accounting adjustments will be amortized or accreted into income over the estimated lives of the related assets and liabilities. Goodwill and intangible assets identified were approximately $6,288 and are deductible for income tax purposes.

     The following table summarizes the estimated fair values of the assets acquired and liabilities assumed in connection with the acquisition:

Cash and cash equivalents	$271,398
Securities available for sale	31,850
Loans	10,737
Intangible assets	5,087
Goodwill	1,201
Other	321
Total assets acquired	$320,594

Deposits (including deposit premium on certificates of deposit)	$319,232
Other liabilities	1,362
Total liabilities assumed	$320,594

      Riverside operated from nine branch banking offices of which eight were owned and one was leased.  Subsequent to the acquisition, the Company had an option to assume the lease for the leased office and to purchase the eight owned offices for fair value which was determined by appraisal.  Currently, the Company has elected to assume the lease and purchase six offices.  Of the two offices the Company did not acquire, one was closed and the operations of the other were moved to a nearby location in March 2010.  As a result of this acquisition, the Company has expanded its customer base and market presence in Southwest Florida.

Appendix B

Information included under “Financial Statements” in TIB Financial Corp.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

TIB FINANCIAL CORP. CONSOLIDATED BALANCE SHEETS (Unaudited) (Dollars in thousands, except per share amounts)
	June 30, 2010	December 31, 2009

Assets
Cash and due from banks	$157,876	$167,402
Investment securities available for sale	282,621	250,339
Loans, net of deferred loan costs and fees	1,101,672	1,197,516
Less: Allowance for loan losses	27,710	29,083
Loans, net	1,073,962	1,168,433

Premises and equipment, net	51,480	40,822
Goodwill	622	622
Intangible assets, net	5,888	6,667
Other real estate owned	38,699	21,352
Accrued interest receivable and other assets	47,917	49,770
Total Assets	$1,659,065	$1,705,407

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing demand	$178,159	$171,821
Interest-bearing	1,163,572	1,197,563
Total deposits	1,341,731	1,369,384

Federal Home Loan Bank (FHLB) advances	125,000	125,000
Short-term borrowings	73,894	80,475
Long-term borrowings	63,000	63,000
Accrued interest payable and other liabilities	16,404	12,030
Total liabilities	1,620,029	1,649,889

Shareholders’ equity
PrPreferred stock – $.10 par value: 5,000,000 shares authorized, 37,000 shares issued and outstanding, liquidation preference of $38,645 and $37,697, respectively	34,110	33,730
C Common stock - $.10 par value: 750,000,000 and 100,000,000 shares authorized, 14,961,376 shares issued, 14,887,922 shares outstanding	1,496	1,496
Additional paid in capital	74,929	74,673
Accumulated deficit	(69,524)	(49,994)
Accumulated other comprehensive loss	(1,406)	(3,818)
Treasury stock, at cost, 73,454 shares	(569)	(569)
Total shareholders’ equity	39,036	55,518

Total Liabilities and Shareholders’ Equity	$1,659,065	$1,705,407

See accompanying notes to consolidated financial statements

TIB FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
Interest and dividend income
Loans, including fees	$14,636	$17,352	$30,635	35,191
Investment securities:
Taxable	2,229	3,410	4,373	6,314
Tax-exempt	41	74	108	149
Interest-bearing deposits in other banks	75	20	149	40
Federal Home Loan Bank stock	7	-	10	(19)
F Federal funds sold and securities purchased under agreements to resell	-	2	-	5
Total interest and dividend income	16,988	20,858	35,275	41,680

Interest expense
Deposits	4,509	7,151	9,411	15,050
Federal Home Loan Bank advances	1,181	1,279	2,395	2,685
Short-term borrowings	25	26	48	50
Long-term borrowings	671	708	1,325	1,444
Total interest expense	6,386	9,164	13,179	19,229

Net interest income	10,602	11,694	22,096	22,451

Provision for loan losses	7,700	5,763	12,625	11,072
Net interest income after provision for loan losses	2,902	5,931	9,471	11,379

Non-interest income
Service charges on deposit accounts	839	1,202	1,754	2,168
Fees on mortgage loans originated and sold	481	318	764	433
Investment advisory and trust fees	313	228	620	421
Loss on sale of indirect auto loans	-	-	(346)	-
Other income	868	489	1,481	998
Investment securities gains (losses), net	993	835	2,635	1,454
O Other-than-temporary impairment losses on investments prior to April 1, 2009 adoption of ASC 320-10-65-1	-	-	-	(23)
O Other-than-temporary impairment losses on investments subsequent to April 1, 2009
Gross impairment losses	-	(740)	-	(740)
Less: Impairments recognized in other comprehensive income	-	-	-	-
N Net impairment losses recognized in earnings subsequent to April 1, 2009	-	(740)	-	(740)
Total non-interest income	3,494	2,332	6,908	4,711

Non-interest expense
Salaries and employee benefits	6,413	7,068	13,249	14,448
Net occupancy and equipment expense	2,273	2,438	4,557	4,590
Foreclosed asset related expense	5,149	1,086	6,249	1,406
Other expense	6,660	5,566	11,474	9,081
Total non-interest expense	20,495	16,158	35,529	29,525

Loss before income taxes	(14,099)	(7,895)	(19,150)	(13,435)

Income tax benefit	-	(3,008)	-	(5,090)

Net Loss	$(14,099)	$(4,887)	$(19,150)	$(8,345)
PrPreferred dividends earned by preferred shareholders and discount accretion	669	650	1,329	1,358
Net loss allocated to common shareholders	$(14,768)	$(5,537)	$(20,479)	$(9,703)

Basic and diluted loss per common share	$(0.99)	$(0.37)	$(1.38)	$(0.66)

See accompanying notes to consolidated financial statements

TIB FINANCIAL CORP.
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Preferred Shares	Preferred Stock	Common Shares	Common Stock	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Treasury Stock	Total Shareholders’ Equity
Balance, April 1, 2010	37,000	$33,919	14,887,922	$1,496	$74,823	$(55,234)	$(3,649)	$(569)	$50,786
Comprehensive loss:
Net loss						(14,099)			(14,099)
O Other comprehensive income
Net Net market valuation adjustment on securities available for sale							3,236
LessLess: reclassification adjustment for gains							(993)
Other comprehensive income:									2,243
Comprehensive loss									(11,856)
Preferred stock discount accretion		191				(191)			-
StStock-based compensation					106				106
Balance, June 30, 2010	37,000	$34,110	14,887,922	$1,496	$74,929	$(69,524)	$(1,406)	$(569)	$39,036

TIB FINANCIAL CORP.
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Preferred Shares	Preferred Stock	Common Shares	Common Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Total Shareholders’ Equity
Balance, April 1, 2009	37,000	$33,166	14,895,143	$1,497	$73,768	$10,204	$(214)	$(569)	$117,852
Comprehensive loss:
Net loss						(4,887)			(4,887)
Other comprehensive loss, net of tax:
N Net market valuation adjustment on securities available for sale							(608)
L Less: reclassification adjustment for gains, net of tax expense of $36							(59)
Other comprehensive loss, net of tax benefit of $403									(667)
Comprehensive loss									(5,554)
Preferred stock discount accretion		188				(188)			-
Stock-based compensation and related tax effect					133				133
C Common stock dividends declared, 1%					407	(407)			-
Cash dividends declared, preferred stock						(463)			(463)
Balance, June 30, 2009	37,000	$33,354	14,895,143	$1,497	$74,308	$4,259	$(881)	$(569)	$111,968

TIB FINANCIAL CORP.
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Preferred Shares	Preferred Stock	Common Shares	Common Stock	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Treasury Stock	Total Shareholders’ Equity
Balance, January 1, 2010	37,000	$33,730	14,887,922	$1,496	$74,673	$(49,994)	$(3,818)	$(569)	$55,518
Comprehensive loss:
Net loss						(19,150)			(19,150)
O Other comprehensive income
Net Net market valuation adjustment on securities available for sale							5,047
LessLess: reclassification adjustment for gains							(2,635)
Other comprehensive income:									2,412
Comprehensive loss									(16,738)
Preferred stock discount accretion		380				(380)			-
StStock-based compensation					256				256
Balance, June 30, 2010	37,000	$34,110	14,887,922	$1,496	$74,929	$(69,524)	$(1,406)	$(569)	$39,036

TIB FINANCIAL CORP.
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Preferred Shares	Preferred Stock	Common Shares	Common Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Total Shareholders’ Equity
Balance, January 1, 2009	37,000	$32,920	14,895,143	$1,497	$73,148	$14,737	$(619)	$(569)	$121,114
Comprehensive loss:
Net loss						(8,345)			(8,345)
Other comprehensive loss, net of tax benefit:
N Net market valuation adjustment on securities available for sale							169
L Less: reclassification adjustment for gains, net of tax expense of $260							(431)
Other comprehensive loss, net of tax benefit of $158									(262)
Comprehensive loss									(8,607)
Is Issuance costs associated with preferred stock issued					(48)				(48)
Preferred stock discount accretion		434				(434)			-
Stock-based compensation and related tax effect					332				332
C Common stock dividends declared, 1%					876	(876)			-
Cash dividends declared, preferred stock						(823)			(823)
Balance, June 30, 2009	37,000	$33,354	14,895,143	$1,497	$74,308	$4,259	$(881)	$(569)	$111,968

TIB FINANCIAL CORP. CONSOLIDATED STATEMENTS OF CASH FLOWS INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS (Unaudited) (Dollars in thousands)
	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(19,150)	$(8,345)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,267	2,216
Provision for loan losses	12,625	11,072
Deferred income tax benefit (loss)	-	(6,461)
Investment securities net realized gains	(2,635)	(1,454)
Net amortization of investment premium/discount	1,588	847
Write-down of investment securities	-	763
Stock-based compensation	256	370
(Gain)/Loss on sales of OREO	111	182
OREO valuation adjustments	4,776	801
Loss on the sale of indirect auto loans	346	-
Other	264	260
Mortgage loans originated for sale	(37,650)	(23,297)
Proceeds from sales of mortgage loans	36,264	21,706
Fees on mortgage loans sold	(764)	(395)
Change in accrued interest receivable and other assets	3,819	647
Change in accrued interest payable and other liabilities	4,834	1,772
Net cash provided by operating activities	6,951	684

Cash flows from investing activities:
Purchases of investment securities available for sale	(265,628)	(497,814)
Sales of investment securities available for sale	188,601	290,916
Repayments of principal and maturities of investment securities available for sale	48,202	105,489
Net cash received in acquisition of operations - Riverside Bank of the Gulf Coast	-	271,398
Net (purchase) sale of FHLB stock	-	1,277
Principal repayments on loans, net of loans originated or acquired	29,752	(22,490)
Purchases of premises and equipment	(12,350)	(1,252)
Proceeds from sales of loans	25,767	-
Proceeds from sale of OREO	3,604	2,038
Proceeds from disposal of equipment	41	18
Net cash provided by investing activities	17,989	149,580

Cash flows from financing activities:
Net increase (decrease) in demand, money market and savings accounts	(87,461)	85,803
Net increase (decrease) in time deposits	96,853	(52,486)
N Net change in brokered time deposits	(37,277)	(93,399)
N Net increase (decrease) in federal funds purchased and securities sold under agreements to repurchase	(6,581)	11,755
Repayment of long term FHLB advances	-	(7,900)
Net change in short term FHLB advances	-	(70,000)
Income tax effect related to stock-based compensation	-	(38)
Net proceeds from issuance costs of preferred stock and common warrants	-	(48)
Cash dividends paid to preferred shareholders	-	(823)
Net cash used in financing activities	(34,466)	(127,136)

Net increase in cash and cash equivalents	(9,526)	23,128
Cash and cash equivalents at beginning of period	167,402	73,734
Cash and cash equivalents at end of period	$157,876	$96,862

Supplemental disclosures of cash paid:
Interest	$10,999	$18,857
Income taxes	-	-
Supplemental information:
Fair value of noncash assets acquired	$-	$49,193
Fair value of liabilities assumed	-	320,594
Transfer of loans to OREO	25,702	8,780
Transfer of OREO to Premises and Equipment	-	2,941
See accompanying notes to consolidated financial statements

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

Note 1 – Basis of Presentation & Accounting Policies

TIB Financial Corp. is a bank holding company headquartered in Naples, Florida, whose business is conducted primarily through our wholly-owned subsidiaries, TIB Bank and Naples Capital Advisors, Inc. Together with its subsidiaries, TIB Financial Corp. (collectively the “Company”) has a total of twenty-eight full service banking offices in Monroe, Miami-Dade, Collier, Lee, and Sarasota counties, Florida. On February 13, 2009, TIB Bank acquired the deposits (excluding brokered deposits), branch office operations and certain assets from the FDIC as receiver of the former Riverside Bank of the Gulf Coast (“Riverside”).  On September 25, 2009, The Bank of Venice, acquired by the Company in April 2007, was merged into TIB Bank.

The accompanying unaudited consolidated financial statements for the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation.  For further information and an additional description of the Company’s accounting policies, refer to the Company’s annual report on Form 10-K for the year ended December 31, 2009.

The consolidated statements include the accounts of TIB Financial Corp. and its wholly-owned subsidiaries, TIB Bank and subsidiaries and Naples Capital Advisors, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  The share and per share amounts discussed throughout this document have been adjusted to account for the effects of three one percent stock dividends declared by the Board of Directors during 2009 which were distributed April 10, 2009, July 10, 2009 and October 10, 2009 to all TIB Financial Corp. common shareholders of record as of March 31, 2009, June 30, 2009 and September 30, 2009, respectively.

As used in this document, the terms “we,” “us,” “our,” “TIB Financial,” and “Company” mean TIB Financial Corp. and its subsidiaries (unless the context indicates another meaning) and the term “Bank” means TIB Bank.

Recent losses, Regulatory Agreements and Definitive Investment Agreement

           The unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. However, the events and circumstances described below create uncertainty about the Company’s ability to continue as a going concern.

The Company recorded net losses of $61,548, $20,930 and $2,421 in 2009, 2008 and 2007, respectively, for a three year total of $84,899. During the first half of 2010, additional net losses of $19,150 were recorded.  It is important for us to reduce our rate of credit loss, strengthen the financial position of the Company and TIB Bank and execute the following plans.

On July 2, 2009, the Bank entered into a Memorandum of Understanding, which is an informal agreement, with bank regulatory agencies that it would move in good faith to increase its Tier 1 leverage capital ratio to not less than 8% and its total risk-based capital ratio to not less than 12% by December 31, 2009 and maintain these higher ratios for as long as this agreement is in effect.  At December 31, 2009, these elevated capital ratios were not met.  As of June 30, 2010, the Company and Bank were considered undercapitalized under the regulatory capital guidelines.

On July 2, 2010, the Bank entered a Consent Order with the bank regulatory agencies under which, among other things, the Bank has agreed to maintain a Tier 1 Capital ratio of at least 8% of total assets and a Total Risk Based Capital ratio of at least 12% within 90 days. The Consent Order also governs certain aspects of the Bank’s operations including a requirement that it reduce the balance of assets classified substandard and doubtful by at least 70% over a two-year period, and not undertake asset growth of 5% or more per year without prior approval from the regulatory agencies. The Consent Order supersedes the Memorandum of Understanding.

On June 29, 2010, the Company and the Bank entered into a definitive agreement with North American Financial Holdings, Inc. (“NAFH”) for the investment of up to $350,000 in TIB through the purchase of common stock, preferred stock and warrant.  Pursuant to the definitive agreement, the Company agreed to sell to NAFH, at the closing of the investment, 700 million shares of its common stock at a purchase price of $0.15 per share and 70,000 shares of newly created mandatorily convertible participating voting preferred stock at a purchase price of $1,000 per share for a cumulative total of $175,000.  The preferred stock will have a liquidation preference of $1,000 per share and each share of preferred stock will be convertible into a number of shares of the Company’s common stock equal to the liquidation preference divided by $0.15 (subject to customary anti-dilution adjustments).  After giving effect to the NAFH investment, it is expected that NAFH would own approximately 99% of the Company’s common stock (on an as-converted basis).  The Company also intends to conduct a rights offering to legacy shareholders of rights to purchase up to 149 million shares of common stock at a price of $0.15 per share, which would raise up to $22,400, which would equate to 12% of the Company’s pro-forma fully diluted equity.  The record date for the rights offering was July 12, 2010.  In addition, during the 18-month period following the closing, NAFH will have the right to invest up to an additional $175,000 in preferred stock and/or common stock on the above terms.  Upon closing of the investment, each of the Company and the Bank will add experienced bankers R. Eugene (Gene) Taylor, Christopher (Chris) G. Marshall, R. Bruce Singletary and Kenneth (Ken) A. Posner to its board of directors, along with other directors to be designated by NAFH.  The investment is subject to satisfaction or waiver of certain closing conditions, including reaching an agreement with the U.S. Department of the Treasury (Treasury) to repurchase the preferred stock and warrant issued under the Troubled Asset Relief Program Capital Purchase Program on terms acceptable to NAFH, the receipt by NAFH and the Company of the requisite governmental and regulatory approvals as well as the approval of the NASDAQ Stock Market to issue the common stock, preferred stock and warrant in reliance on the shareholder approval exemptions set forth in NASDAQ Rule 5635(f). While the NAFH investment is expected to close in the third quarter of 2010, there is no assurance it will close during the quarter, or ever.  At this time, all the applications required to be filed with regulatory agencies have been filed and we have reached an agreement on the significant terms on the repurchase of the Preferred Stock and warrant issued to the Treasury under the TARP Capital Purchase Program. Upon consummation of the investment it is estimated that both the Company and the Bank will be well capitalized and the Bank will be in compliance with the required capital ratios of the Consent Order.

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

If the investment by NAFH is not consummated, the Board of Directors and management team intend to seek other strategic alternatives including but not limited to the sale of certain assets, all or a portion of the Company, or seeking a complementary partner in a merger of equals or where the Company is acquired. There is no assurance the Company will be successful in entering into any agreement or closing such an alternative transaction.

These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Critical Accounting Policies

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted within the United States of America and conform to general practices within the banking industry.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, which is increased by the provision for loan losses and decreased by charge-offs less recoveries.  Loan losses are charged against the allowance when management believes the uncollectiblity of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  Management estimates the allowance balance required based on factors including past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors.  Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components.  The specific component relates to loans that are impaired and are individually internally classified as special mention, substandard or doubtful.  The general component covers non-classified loans and is based on subjective factors and historical loss experience adjusted for current factors.

A loan is considered impaired when it is probable that not all principal and interest amounts will be collected according to the loan contract.  Individual commercial, commercial real estate and residential loans exceeding certain size thresholds established by management are individually evaluated for impairment. If a loan is considered to be impaired, a portion of the allowance is allocated so that the loan is reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.  Generally, large groups of smaller balance homogeneous loans, such as consumer, indirect, and residential real estate loans (other than those evaluated individually), are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Investment Securities and Other Than Temporary Impairment

Investment securities which may be sold prior to maturity are classified as available for sale and are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost and are included in other assets on the balance sheets.

Interest income includes amortization of purchase premium or discount.  Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method based on the amortized cost of the security sold.

Management regularly reviews each investment security for impairment based on criteria that include the extent to which cost exceeds fair value, the duration of that market decline, the financial health of and specific prospects for the issuer(s) and our ability and intention with regard to holding the security. Future declines in the fair value of these or other securities may result in additional impairment charges which may be material to the financial condition and results of operations of the Company.

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. The investment securities portfolio is evaluated for OTTI by segregating the portfolio into two general segments and applying the appropriate OTTI model. Investment securities classified as available for sale or held-to-maturity are generally evaluated for OTTI under FASB Accounting Standards Codification (“ASC”) 320-10-35. However, certain purchased beneficial interests, including non-agency mortgage-backed securities, asset-backed securities, and collateralized debt obligations, that had credit ratings at the time of purchase of below AAA are evaluated using the model outlined in ASC 325-40-35.

In determining OTTI under the ASC 320-10-35 model, management considers many factors, including but not limited to: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the entity has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

The second segment of the portfolio uses the OTTI guidance provided by ASC 325-40-35 that is specific to purchased beneficial interests that are rated below “AAA”. Under this model, the Company compares the present value of the remaining cash flows as estimated at the preceding evaluation date to the current expected present value of the remaining cash flows. An OTTI is deemed to have occurred if there has been an adverse change in the remaining expected future cash flows.

When OTTI occurs under either model, the amount of the impairment recognized in earnings depends on whether we intend to sell the security or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss. If we intend to sell or it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the impairment is required to be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the impairment shall be separated into the amount representing the credit loss and the amount related to all other factors. The amount of impairment related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the impairment related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

Earnings (Loss) Per Common Share

Basic earnings (loss) per share is net income (loss) allocated to common shareholders divided by the weighted average number of common shares and vested restricted shares outstanding during the period. Diluted earnings per share includes the dilutive effect of additional potential common shares issuable under stock options, warrants and restricted shares computed using the treasury stock method.

Additional information with regard to the Company’s methodology and reporting of investment securities,  the allowance for loan losses and earnings per common share is included in the 2009 Annual Report on Form 10-K.

Acquisitions

The Company accounts for its business combinations based on the acquisition method of accounting. The acquisition method of accounting requires the Company to determine the fair value of the tangible net assets and identifiable intangible assets acquired. The fair values are based on available information and current economic conditions at the date of acquisition. The fair values may be obtained from independent appraisers, discounted cash flow present value techniques, management valuation models, quoted prices on national markets or quoted market prices from brokers. These fair value estimates will affect future earnings through the disposition or amortization of the underlying assets and liabilities. While management believes the sources utilized to arrive at the fair value estimates are reliable, different sources or methods could have yielded different fair value estimates. Such different fair value estimates could affect future earnings through different values being utilized for the disposition or amortization of the underlying assets and liabilities acquired.

Goodwill and Other Intangible Assets

Goodwill resulting from business combinations prior to January 1, 2009 represents the excess of the purchase price over the fair value of the net assets of businesses acquired.  Goodwill resulting from business combinations after January 1, 2009 represents the future economic benefits arising from other assets acquired that are not individually identified and separately recognized.  Goodwill and intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually.  The Company performed a review of goodwill for potential impairment as of December 31, 2009.  Based on the review, it was determined that impairment existed as of December 31, 2009.  The amount of the goodwill impairment charge in December 2009 was $5,887.

Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values.  The only intangible assets with indefinite lives on our balance sheet are goodwill and a trade name related to the acquisition of Naples Capital Advisors, Inc. Other intangible assets include core deposit base premiums and customer relationship intangibles arising from acquisitions and are initially measured at fair value.  The intangibles are being amortized using the straight-line method over estimated lives ranging from 5 to 15 years.

Income Taxes

Income tax expense (or benefit) is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax basis of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized. In assessing the need for a valuation allowance, management considered various factors including the significant cumulative losses incurred by the Company over the last three years coupled with the expectation that our future realization of deferred taxes will be limited as a result of the planned investment by NAFH. These factors represent the most significant negative evidence that management considered in concluding that a full valuation allowance was necessary at June 30, 2010 and December 31, 2009.

Recent Accounting Pronouncements

In June 2009, the FASB issued Statement No. 166 (not yet integrated into the ASC), “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.” This statement removes the concept of a qualifying special-purpose entity from Statement 140 and removes the exception from applying FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities”, to qualifying special-purpose entities. The objective in issuing this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Adoption did not have a material impact on the results of operations or financial position of the Company.

In June 2009, the FASB issued ASC 105-10 which establishes the FASB Accounting Standards Codification as the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption, as required, did not have a material impact on the results of operations or financial position of the Company.

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

Note 2 – Investment Securities

The amortized cost, estimated fair value and the related gross unrealized gains and losses recognized in accumulated other comprehensive income of investment securities available for sale at June 30, 2010 and December 31, 2009 are presented below:

	June 30, 2010
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
U.S. Government agencies and corporations	$28,774	$64	$-	$28,838
States and political subdivisions—tax exempt	2,992	86	-	3,078
States and political subdivisions—taxable	2,311	-	45	2,266
Marketable equity securities	12	164	-	176
Mortgage-backed securities—residential	242,439	3,085	40	245,484
Corporate bonds	2,880	-	859	2,021
Collateralized debt obligation	4,992	-	4,234	758
	$284,400	$3,399	$5,178	$282,621

	December 31, 2009
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
U.S. Government agencies and corporations	$29,232	$24	$84	$29,172
States and political subdivisions—tax exempt	7,754	307	-	8,061
States and political subdivisions—taxable	2,313	-	101	2,212
Marketable equity securities	12	-	4	8
Mortgage-backed securities—residential	207,344	2,083	1,312	208,115
Corporate bonds	2,878	-	866	2,012
Collateralized debt obligation	4,996	-	4,237	759
	$254,529	$2,414	$6,604	$250,339

Proceeds from sales and calls of securities available for sale were $118,645 and $208,603 for the three and six months ended June 30, 2010, respectively. Gross gains of approximately $993 and $2,635 were realized on these sales and calls during the three and six months ended June 30, 2010, respectively.

The estimated fair value of investment securities available for sale at June 30, 2010 by contractual maturity, are shown as follows. Expected maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations without call or prepayment penalties.  Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

	June 30, 2010
	Fair Value	Amortized Cost
Due in one year or less	$276	$275
Due after one year through five years	22,538	22,476
Due after five years through ten years	1,681	1,637
Due after ten years	12,466	17,561
Marketable equity securities	176	12
Mortgage-backed securities - residential	245,484	242,439
	$282,621	$284,400

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

Securities with unrealized losses not recognized in income, and the period of time they have been in an unrealized loss position, are as follows:

	Less than 12 Months		12 Months or Longer		Total
June 30, 2010	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
U.U.S. Government agencies and corporations	$-	$-	$-	$-	$-	$-
StStates and political subdivisions—tax exempt	-	-	-	-	-	-
StStates and political subdivisions—taxable	-	-	2,266	45	2,266	45
MMortgage-backed securities - residential	21,917	40	-	-	21,917	40
Corporate bonds	-	-	2,021	859	2,021	859
Collateralized debt obligation	-	-	758	4,234	758	4,234
Total temporarily impaired	$21,917	$40	$5,045	$5,138	$26,962	$5,178

	Less than 12 Months		12 Months or Longer		Total
December 31, 2009	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
U.U.S. Government agencies and corporations	$5,034	$84	$-	$-	$5,034	$84
StStates and political subdivisions—tax exempt	-	-	275	-	275	-
StStates and political subdivisions-taxable	-	-	2,212	101	2,212	101
MMarketable equity securities	8	4	-	-	8	4
MMortgage-backed securities - residential	98,746	1,206	10,542	106	109,288	1,312
Corporate bonds	-	-	2,012	866	2,012	866
Collateralized debt obligation	-	-	759	4,237	759	4,237
Total temporarily impaired	$103,788	$1,294	$15,800	$5,310	$119,588	$6,604

Other-Than-Temporary-Impairment

The Company views the unrealized losses in the above table to be temporary in nature for the following reasons.  First, the declines in fair values are mostly due to an increase in spreads due to risk and volatility in financial markets.  Excluding the taxable state and political subdivision securities, corporate bonds and collateralized debt obligation, these securities are primarily AAA rated securities and have experienced no significant deterioration in value due to credit quality concerns and the magnitude of the unrealized losses of approximately 3% or less of the amortized cost of those securities with losses is consistent with normal fluctuations of value due to the volatility of market interest rates.  The nature of what makes up the security portfolio is determined by the overall balance sheet of the Company and currently it is suitable for the Company’s security portfolio to be primarily comprised of fixed rate securities. Fixed rate securities will by their nature react in price inversely to changes in market rates and that is liable to occur in both directions.

We own a municipal bond guaranteed by a state housing finance agency which is currently rated “A-”, a corporate bond of a large financial institution which is currently rated “BB” and a collateralized debt obligation secured by debt obligations of banks and insurance companies which was rated “CC” at June 30, 2010, whose fair values have declined more than 4% below their original cost.  We believe these declines in fair value relate to a significant widening of interest rate spreads associated with these securities.  While these securities have experienced deterioration in credit quality, we have evaluated these securities and have determined that these securities have not experienced a credit loss.  As we have the intent to hold and it is not more likely than not that we will be required to sell these securities before their fair market value recovers, they are not other than temporarily impaired as of June 30, 2010 or December 31, 2009.

Management regularly reviews each investment security for impairment based on criteria that include the extent to which cost exceeds market price, the duration of that market decline, the financial health of and specific prospects for the issuer(s) and our intention with regard to holding the security and whether it is more likely than not that we will be required to sell the security. Future declines in the fair value of these or other securities may result in impairment charges which may be material to the financial condition and results of operations of the Company.

As of June 30, 2010, the Company’s security portfolio consisted of 50 security positions, 6 of which were in an unrealized loss position. The majority of unrealized losses are related to the Company’s collateralized debt obligation, corporate bonds and mortgage-backed and other securities, as discussed below:

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

Mortgage-backed securities

At June 30, 2010, the Company owned residential mortgage backed securities guaranteed by U.S. Government agencies and corporations. The fair values of certain of these securities have declined since we acquired them due to wider spreads required by the market or changes in market interest rates.

Corporate bonds

At June 30, 2010, the Company owned corporate bonds issued by one of the largest banking and financial institutions in the United States. These bonds had been downgraded to “B” due to increased credit concerns, however recently the rating agencies upgraded these bonds to “BB”.  The institution has received significant capital investment from the United States Treasury under the Capital Purchase Program/TARP and its financial performance is beginning to improve and it recently repaid the capital investment from the United States Treasury. As the Company does not have the intent to sell these bonds and it is likely that it will not be required to sell the bonds before their anticipated recovery, the Company does not consider these bonds to be other-than-temporarily impaired at June 30, 2010.

Collateralized debt obligation

The Company owns a collateralized debt security collateralized by trust preferred securities issued primarily by banks and several insurance companies. Our analysis of this investment falls within the scope of ASC 325-40. This security was rated high quality “AA” at the time of purchase, but at June 30, 2010, nationally recognized rating agencies rated this security as “CC.” The Company compares the present value of expected cash flows to the previous estimate to ensure there are no adverse changes in the expected cash flows. The Company utilizes a discounted cash flow valuation model which considers the structure and term of the CDO and the financial condition of the underlying issuers. Specifically, the model details interest rates, principal balances of note classes and underlying issuers, the timing and amount of interest and principal payments of the underlying issuers, and the allocation of the payments to the note classes. The current estimate of expected cash flows is based on the most recent trustee reports and any other relevant market information including announcements of interest payment deferrals or defaults by issuers of the underlying trust preferred securities. Assumptions used in the model include expected future default rates. Interest payment deferrals are generally treated as defaults even though they may not actually result in defaults. As of June 30, 2010 and December 31, 2009, we engaged an independent third party valuation firm to estimate the fair value and credit loss potential of this security. Management reviewed the assumptions and methodology employed in these analyses and while the assumptions differ somewhat from period to period, the methodology of discounting estimated future cash flows based upon the expected performance of the underlying issuers collateralizing the security has not changed during 2010. Based upon the most recent analysis, as of June 30, 2010, management concluded that the unrealized loss does not meet the definition of other than temporary impairment under generally accepted accounting principles because no credit loss has been incurred. Additionally, we used the model to evaluate alternative scenarios with higher than expected default assumptions to evaluate the sensitivity of our default assumptions and the level of additional defaults required before a credit loss would be incurred.  This security remained classified as available for sale at June 30, 2010, and accounted for the $4,234 of unrealized loss in the collateralized debt obligation category at June 30, 2010. In arriving at the estimate of fair value for this security as of June 30, 2010, the model used a discount margin of 11% above the LIBOR forward interest rate curve and a projected cumulative default assumption of approximately 40%. As of June 30, 2010, the trustee’s most recent report indicated actual defaults and deferrals of approximately 33% net of assumed recoveries.

The table below presents a rollforward of the credit losses recognized in earnings for the three and six month period ended June 30, 2010:

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Balance at beginning of period	$9,996	$9,996
Additions/Subtractions
Credit losses recognized during the period	-	-
Ending balance, June 30, 2010	$9,996	$9,996

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

Note 3 – Loans

Major classifications of loans are as follows:

	June 30, 2010	December 31, 2009
Real estate mortgage loans:
Commercial	$649,679	$680,409
Residential	235,423	236,945
Farmland	13,571	13,866
Construction and vacant land	60,698	97,424
Commercial and agricultural loans	68,696	69,246
Indirect auto loans	25,918	50,137
Home equity loans	36,856	37,947
Other consumer loans	9,759	10,190
Total loans	1,100,600	1,196,164

Net deferred loan costs	1,072	1,352
Loans, net of deferred loan costs	$1,101,672	$1,197,516

Note 4 – Allowance for Loan Losses

Activity in the allowance for loan losses for the three and six months ended June 30, 2010 and 2009 follows:

	Three Months Ended June 30,		Six Month Ended June 30,
	2010	2009	2010	2009
Balance, beginning of period	$27,829	$25,488	$29,083	$23,783
Provision for loan losses charged to expense	7,700	5,763	12,625	11,072
Loans charged off	(8,634)	(5,911)	(14,987)	(9,533)
Recoveries of loans previously charged off	815	106	989	124
Balance, June 30	$27,710	$25,446	$27,710	$25,446

Nonaccrual loans were as follows:

	As of June 30, 2010		As of December 31, 2009
Collateral Type	Number of Loans	Outstanding Balance	Number of Loans	Outstanding Balance
Residential 1-4 family	42	$11,116	36	$9,250
H Home equity loans	9	1,377	8	1,488
C Commercial 1-4 family investment	12	7,273	19	8,733
C Commercial and agricultural	9	1,982	7	2,454
C Commercial real estate	35	39,733	29	24,392
L Land development	16	14,643	13	25,295
G Government guaranteed loans	1	137	2	143
InIndirect auto, auto and consumer loans	38	371	97	1,078
		$76,632		$72,833

Impaired loans were as follows:

	June 30, 2010	December 31, 2009
Loans with no allocated allowance for loan losses	$23,415	$60,629
Loans with allocated allowance for loan losses	88,354	87,823
Total	$111,769	$148,452

Amount of the allowance for loan losses allocated	$7,358	$9,040

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

Note 5 – Earnings Per Share and Common Stock

Since we reported a net loss for each period reported, all outstanding stock options, restricted stock awards and warrants are considered anti-dilutive.  Loss per share has been computed based on 14,849,681 and 14,815,798 basic and diluted shares for the three months ended June 30, 2010 and 2009, respectively and 14,844,426 and 14,808,498 basic and diluted shares for the six months ended June 30, 2010 and 2009, respectively.  The dilutive effect of stock options, warrants and unvested restricted shares are the only common stock equivalents for purposes of calculating diluted earnings per common share.

Weighted average anti-dilutive stock options and warrants and unvested restricted shares excluded from the computation of diluted earnings per share are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Anti-dilutive stock options	793,690	681,907	804,529	690,884
Anti-dilutive unvested restricted stock awards	38,108	76,827	43,419	86,752
Anti-dilutive warrants	2,380,213	2,380,213	2,380,213	2,380,213

Note 6 – Capital Adequacy

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements result in certain discretionary and required actions by regulators that could have an effect on the Company’s operations. The regulations require the Company and the Bank to meet specific capital adequacy guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

To be considered well capitalized and adequately capitalized (as defined) under the regulatory framework for prompt corrective action, the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based, and total risk-based capital ratios. At June 30, 2010, the Company and the Bank’s leverage capital ratios and total risk-based capital ratios fell below the levels required to be considered adequately capitalized.  At December 31, 2009, both the Bank and the Company maintained capital ratios to be considered adequately capitalized. These minimum ratios along with the actual ratios for the Company and the Bank at June 30, 2010 and December 31, 2009, are presented in the following table.

	Well Capitalized Requirement	Adequately Capitalized Requirement	June 30, 2010 Actual	December 31, 2009 Actual
Tier 1 Capital (to Average Assets)
Consolidated	N/A	≥ 4.0%	2.7%	4.1%
TIB Bank	≥ 5.0%	≥ 4.0%	3.9%	4.8%

Tier 1 Capital (to Risk Weighted Assets)
Consolidated	N/A	≥ 4.0%	4.0%	5.7%
TIB Bank	≥ 6.0%	≥ 4.0%	5.9%	6.8%

Total Capital (to Risk Weighted Assets)
Consolidated	N/A	≥ 8.0%	7.1%	8.1%
TIB Bank	≥ 10.0%	≥ 8.0%	7.1%	8.1%

On July 2, 2009, the Bank entered into a Memorandum of Understanding, which is an informal agreement, with bank regulatory agencies that it would move in good faith to increase its Tier 1 leverage capital ratio to not less than 8% and its total risk-based capital ratio to not less than 12% by December 31, 2009 and maintain these higher ratios for as long as this agreement is in effect.  At December 31, 2009, these elevated capital ratios were not met.  On July 2, 2010, the Bank entered a Consent Order, which is a formal agreement, with the bank regulatory agencies under which, among other things, the Bank has agreed to maintain a Tier 1 capital ratio of at least 8% of total assets and a total risk based capital ratio of at least 12% within 90 days. The Consent Order also governs certain aspects of the Bank’s operations including a requirement that it reduce the balance of assets classified substandard and doubtful by at least 70% over a two-year period, and not undertake asset growth of 5% or more per year without prior approval from the regulatory agencies. The Consent Order supersedes the Memorandum of Understanding.

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

On June 29, 2010, the Company and the Bank entered into a definitive agreement with NAFH for the investment of up to $350,000 in TIB through the purchase of common stock, preferred stock and a warrant.  Pursuant to the definitive agreement, the Company agreed to sell to NAFH, at the closing of the investment, 700 million shares of its common stock at a purchase price of $0.15 per share and 70,000 shares of newly created mandatorily convertible participating voting preferred stock at a purchase price of $1,000 per share for a cumulative total of $175,000.  The preferred stock will have a liquidation preference of $1,000 per share and each share of preferred stock will be convertible into a number of shares of the Company’s common stock equal to the liquidation preference divided by $0.15 (subject to customary anti-dilution adjustments).  After giving effect to the NAFH investment, it is expected that NAFH would own approximately 99% of the Company’s common stock (on an as-converted basis).  The Company also intends to conduct a rights offering to legacy shareholders of rights to purchase up to 149 million shares of common stock at a price of $0.15 per share, which would raise up to $22,400, which would equate to 12% of the Company’s pro-forma fully diluted equity.  The record date for the rights offering was July 12, 2010.  In addition, during the 18-month period following the closing, NAFH will have the right to invest up to an additional $175,000 in preferred stock and/or common stock on the above terms.  Upon closing of the investment, each of the Company and the Bank will add experienced bankers R. Eugene (Gene) Taylor, Christopher (Chris) G. Marshall, R. Bruce Singletary and Kenneth (Ken) A. Posner to its board of directors, along with other directors to be designated by NAFH.  The investment is subject to satisfaction or waiver of certain closing conditions, including reaching an agreement with the  Treasury to repurchase the preferred stock and warrant issued under the Troubled Asset Relief Program Capital Purchase Program on terms acceptable to NAFH, the receipt by NAFH and the Company of the requisite governmental and regulatory approvals as well as the approval of the NASDAQ Stock Market to issue the common stock, preferred stock and warrant in reliance on the shareholder approval exemptions set forth in NASDAQ Rule 5635(f).  While the NAFH investment is expected to close in the third quarter of 2010, there is no assurance it will close during such quarter, or ever.  At this time, all the applications required to be filed with regulatory agencies have been filed and we have reached an agreement on the significant terms on the repurchase of the Preferred Stock and warrant issued to the Treasury under the TARP Capital Purchase Program.

On July 16, 2010, the Company received a letter from the Treasury (the “Treasury Letter”) that indicated that the Treasury would be willing to consent to a proposal made by the Company to repurchase the Treasury Preferred Stock and the Warrant subsequent to the closing of the NAFH investment. The Company’s proposal provides for consideration for the repurchase of the Treasury Preferred Stock in the amount of 31% of the sum of (i) the aggregate liquidation preference ($37,000) and (ii) all accrued but unpaid dividends on the Treasury Preferred Stock as of the day prior to the signing of final documents. The consideration for the repurchase of the Warrant would be $40. Total consideration relating to the proposed repurchase would be approximately $12,070. The Treasury’s consent to the repurchase is subject to entering into final definitive documentation acceptable to the Treasury in its sole discretion. The Treasury Letter does not constitute an amendment to or modification or waiver of any term or provision of the Securities Purchase Agreement previously entered into between Treasury and the Company.

The Company has been advised by NAFH that the Treasury’s consent to the Company’s redemption of the Treasury Preferred Stock and repurchase of the Warrant for the consideration proposed by the Company as set forth in the Treasury Letter will satisfy the maximum price requirement specified in the definitive investment agreement for the repurchase of the Treasury Preferred Stock and the Warrant.  Upon consummation of the NAFH investment, it is estimated that both the Company and the Bank will be well capitalized and the Bank will be in compliance with the required capital ratios of the Consent Order.

If the investment by NAFH is not consummated, the Board of Directors and management team intend to seek other strategic alternatives including but not limited to the sale of certain assets, all or a portion of the Company, or seeking a complementary partner in a merger of equals or where the Company is acquired. There is no assurance the Company will be successful in entering into any agreement or closing such an alternative transaction.

Note 7 – Fair Values of Financial Instruments

ASC 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of securities available for sale are determined by 1) obtaining quoted prices on nationally recognized securities exchanges when available (Level 1 inputs), 2) matrix pricing, which is a mathematical technique widely used in the financial markets to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs) and 3) for collateralized debt obligations, custom discounted cash flow modeling (Level 3 inputs).

Valuation of Collateralized Debt Securities

As of June 30, 2010, the Company owned a collateralized debt security where the underlying collateral is comprised primarily of trust preferred securities of banks and insurance companies. The inputs used in determining the estimated fair value of this security are Level 3 inputs. In determining its estimated fair value, management utilizes a discounted cash flow modeling valuation approach. Discount rates utilized in the modeling of this security are estimated based upon a variety of factors including the market yields of publicly traded trust preferred securities of larger financial institutions and other non-investment grade corporate debt. Cash flows utilized in the modeling of this security were based upon actual default history of the underlying issuers and issuer specific assumptions of estimated future defaults of the underlying issuers. Since the fourth quarter of 2009, we have engaged an independent third party valuation firm to estimate the fair value and credit loss potential of this security. Management reviewed the assumptions and methodology employed in this analysis. The valuation approach for the collateralized debt security did not change during the first six months of 2010.

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

Valuation of Impaired Loans and Other Real Estate Owned

The fair value of collateral dependent impaired loans with specific allocations of the allowance for loan losses and other real estate owned is generally based on recent real estate appraisals and other available observable market information. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value.

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements at June 30, 2010 Using
	June 30, 2010	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
U.U.S. Government agencies and corporations	$28,838	$-	$28,838	$-
StStates and political subdivisions—tax exempt	3,078	-	3,078	-
StStates and political subdivisions—taxable	2,266	-	2,266	-
Marketable equity securities	176	-	176	-
Mortgage-backed securities—residential	245,484	-	245,484	-
Corporate bonds	2,021	-	2,021	-
Collateralized debt obligations	758	-	-	758
A Available for sale securities	$282,621	$-	$281,863	$758

		Fair Value Measurements at December 31, 2009 Using
	December 31, 2009	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
U U..S. Government agencies and corporations	$29,172	$-	$29,172	$-
StStates and political subdivisions—tax exempt	8,061	-	8,061	-
StStates and political subdivisions—taxable	2,212	-	2,212	-
Marketable equity securities	8	-	8	-
Mortgage-backed securities—residential	208,115	-	208,115	-
Corporate bonds	2,012	-	2,012	-
Collateralized debt obligations	759	-	-	759
A Available for sale securities	$250,339	$-	$249,580	$759

The tables below presents a reconciliation and income statement classification of gains and losses for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the three and six months ended June 30, 2010 and 2009 and  held at June 30, 2010 and 2009, respectively.

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3) Collateralized Debt Obligations
	2010	2009
B Beginning balance, April 1,	$769	$3,958
Included in earnings – other than temporary impairment	-	(740)
Included in other comprehensive income	(11)	(1,114)
Transfer in to Level 3	-	-
E Ending balance June 30,	$758	$2,104

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3) Collateralized Debt Obligations
	2010	2009
B Beginning balance, January 1,	$759	$4,275
Included in earnings – other than temporary impairment	-	(763)
Included in other comprehensive income	(1)	(1,408)
Transfer in to Level 3	-	-
E Ending balance June 30,	$758	$2,104

Assets and Liabilities Measured on a Non-Recurring Basis

Assets and liabilities measured at fair value on a non-recurring basis are summarized below:
		Fair Value Measurements at June 30, 2010 Using
	June 30, 2010	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
I Impaired loans with specific allocations of the allowance for loan losses	$57,325	$-	$-	$57,325
Other real estate owned	38,699	-	-	38,699
Other repossessed assets	204	-	204	-

		Fair Value Measurements at December 31, 2009 Using
	December 31, 2009	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
I Impaired loans with specific allocations of the allowance for loan losses	$52,122	$-	$-	$52,122
Other real estate owned	21,352	-	-	21,352
Other repossessed assets	326	-	326	-

Collateral dependent impaired loans, which are measured for impairment using the fair value of the collateral, had a carrying amount of $64,007, with a valuation allowance of $6,682, as of June 30, 2010.  During the six months ended June 30, 2010, $5,884 of the allowance for loan losses was specifically allocated to collateral dependent impaired loans. The amounts of the specific allocations for impairment are considered in the overall determination of the reserve and provision for loan losses. Other real estate owned which is measured at the lesser of fair value less costs to sell or our recorded investment in the foreclosed loan had a carrying amount of $43,959, less a valuation allowance of $5,260 as of June 30, 2010. As a result of sales of foreclosed properties, receipt of updated appraisals, reduced listing prices or entering into contracts to sell these properties, valuation adjustments of $4,250 and $4,887 were recognized in our statements of operations during the three and six months ended June 30, 2010, respectively. Other repossessed assets are primarily comprised of repossessed automobiles and are measured at fair value as of the date of repossession. As a result of the disposition of repossessed vehicles, gains/(losses) of $(6)  and $46 were recognized in our statements of operations during the three and six months ended June 30, 2010, respectively. Collateral dependent impaired loans had a carrying amount of $60,413, with a valuation allowance of $8,291 as of December 31, 2009. Other real estate owned had a carrying amount of $22,147, less a valuation allowance of $795 as of December 31, 2009.

TIB Financial Corp.
Unaudited Notes to Consolidated Financial Statements
(Dollars in thousands except for share and per share amounts)

The carrying amounts and estimated fair values of financial instruments, at June 30, 2010 are as follows:

	June 30, 2010
	Carrying Value	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$157,876	$157,876
Investment securities available for sale	282,621	282,621
Loans, net	1,073,962	1,049,001
F Federal Home Loan Bank and Independent Bankers’ Bank stock	10,735	NM
Accrued interest receivable	5,104	5,104

Financial liabilities:
Non-contractual deposits	$617,376	$617,376
Contractual deposits	724,355	730,078
Federal Home Loan Bank Advances	125,000	131,935
Short-term borrowings	73,894	73,888
Long-term repurchase agreements	30,000	30,276
Subordinated debentures	33,000	12,162
Accrued interest payable	7,637	7,637

The methods and assumptions used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, interest bearing deposits, accrued interest receivable and payable, demand deposits or deposits that reprice frequently and fully.  The methods for determining the fair values for securities and impaired loans were described previously.  For loans, fixed rate deposits and for deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates. For loans, these market rates reflect significantly wider current credit spreads applied to the estimated life.  Fair value of debt is based on current rates for similar financing.  It was not practicable to determine the fair value of FHLB and IBB stock due to restrictions placed on their transferability.  The fair value of off balance sheet items is not considered material.

Note 8 – Other Real Estate Owned

     Activity in other real estate owned for the three and six months ended June 30, 2010 and 2009 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Other real estate owned
Balance, beginning of period	$42,236	$6,327	$22,147	$5,582
Real estate acquired	4,293	7,727	25,702	8,646
Properties sold	(2,011)	(2,859)	(4,026)	(3,042)
Transfer to facilities used in operations	-	(2,941)	-	(2,941)
Other	(559)	3	136	12
Balance, June 30,	$43,959	$8,257	$43,959	$8,257

Valuation allowance
Balance, beginning of period	$(1,158)	$(1,295)	$(795)	$(1,259)
Additions charged to expense	(4,264)	(690)	(4,776)	(801)
Relieved due to sale of property	162	870	311	945
Balance, June 30,	$(5,260)	$(1,115)	$(5,260)	$(1,115)

Expenses related to foreclosed assets during period
Net loss (gain) on sales	$(13)	$181	$111	$182
Provision for unrealized losses	4,264	690	4,776	801
Operating expenses	898	215	1,362	423
	$5,149	$1,086	$6,249	$1,406

Appendix C

Information included under “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations” in TIB Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2009.

ITEM 7:  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

TIB Financial Corp. is a bank holding company in the Southern Florida marketplace and the parent company of TIB Bank and Naples Capital Advisors, Inc.  The Bank operates primarily as a real estate secured commercial lender, focusing on middle-market businesses in our Southern Florida markets.  The Bank funds its lending activity primarily by gathering retail and commercial deposits from our service area.  TIB Bank was formed in 1974 and has a substantial market presence in the Florida Keys.  In recent years, TIB Bank has expanded into the adjacent Florida counties of Miami-Dade, Collier, Lee and Sarasota.

Recent Losses, Memorandum of Understanding and Future Plans

     The Company recorded net losses of $61.5 million, $20.9 million and $2.4 million in 2009, 2008 and 2007, respectively, for a three year total of $84.9 million.  It is important for us to reduce our rate of credit loss and execute the following plans.

Our losses are largely a result of loan and investment impairments.  From 2007 to 2009, we recorded total provisions for loan losses of $80.2 million and other than temporary losses on investments of $12.9 million.  While our net losses for 2009 also included a charge off of goodwill of $5.9 million and charges to establish an allowance against the realization of our deferred tax asset of $30.4 million, these latter charges may not have been required had we not incurred the losses on loans and investments.

Despite these losses, TIB Bank remained adequately capitalized at December 31, 2009 under the regulatory capital guidelines.  On July 2, 2009, TIB Bank entered into a Memorandum of Understanding, which is an informal agreement, with Bank regulatory agencies that it will move in good faith to increase its Tier 1 leverage capital ratio to not less than 8% and its total risk-based capital ratio to not less than 12% by December 31, 2009 and maintain these higher ratios for as long as this agreement is in effect. Late during the second quarter of 2009, we retained a nationally recognized investment banking firm to assist us in raising capital. On August 14, 2009, we filed a registration statement with the U.S. Securities and Exchange Commission (“SEC”) on Form S-1 with the intent of issuing up to 40,250,000 shares of our common stock for maximum proceeds of $75.7 million. On September 23, 2009 we held a special meeting of shareholders at which an amendment to the Company’s Restated Articles of Incorporation was approved to increase the number of authorized shares of the Company’s common stock from 40,000,000 to 100,000,000. Due in part to the timing of this action, we believed that investors would require us to update our registration statement with third quarter financial results prior to commencing an offering. As discussed in our December 23, 2009 letter to shareholders, during this process, we received a comment letter from the SEC which indicated that our Annual Report for the year ended December 31, 2008 on Form 10-K and our March 31, 2009 and June 30, 2009 quarterly reports on Form 10-Q were under a routine review by the Division of Corporation Finance. The SEC staff periodically reviews filings of all publicly owned companies.  As our timeline drew near the holiday and year-end period, we received notification that the SEC staff concluded their review on December 17, 2009 without requiring any adjustments to our reported financial results. However, as advised by our investment banking firm noting that the financial markets traditionally are not receptive to offerings during this time period, we withdrew our registration statement on December 23, 2009 and intend to pursue our capital efforts in March and into the early second quarter of 2010. Due to the timing of our plans to raise capital, we requested an extension of time to April 30, 2010 to comply with the informal agreement. The Florida Office of Financial Regulation (“OFR”) agreed to the extension provided the FDIC also were to agree. We have not yet received the FDIC's response to our request.

At December 31, 2009, the capital ratios specified in the Memorandum of Understanding were not met.  We notified the bank regulatory agencies prior to December 31, 2009, that the increased capital levels would not be achieved and as we remain in regular contact with the FDIC and OFR, we expect the agencies will reevaluate our progress toward the higher capital ratios at March 31, 2010.

Our Board of Directors and management team have determined to take the following courses of action to improve our capital ratios:

•
First and foremost, to file a registration statement with the SEC for the offering of up to 80,000,000 shares of our common stock in a follow on public offering or in a public offering of common shares with a concurrent private placement of common and preferred shares. This is the main focus of our Board of Directors and management team over the coming months.

•
Second, to continue to operate the Company and to maintain the bank at adequately capitalized, for regulatory purposes, until we complete our planned capital raise. This will most likely require us to reduce lending, potentially sell loans, and take significant operating expense reductions and other cost cutting measures aimed at lowering expenses. Additionally we would adjust the mix of our assets to reduce the total risk weight of our assets, reduce total assets over time and potentially sell branches, deposits and loans.

•
Third, in the event the issuance of additional capital is not possible in the near term, seek strategic alternatives including but not limited to the sale of certain assets, all or a portion of the Company, or seeking a complementary partner in a merger of equals or where the Company is acquired.

Recent Capital Investments

On March 7, 2008, the Company consummated a transaction whereby two of Southwest Florida’s prominent families, their representatives and their related business interests purchased 1.2 million shares of the Company’s common stock and warrants to purchase an additional 1.2 million shares of common stock at an exercise price of $7.91 per share at any time prior to March 7, 2011. Gross proceeds from the investment provided additional capital of $10.1 million.

On December 5, 2008, the Company issued $37 million of preferred stock and a related warrant to the U.S. Treasury under the U.S. Treasury’s Capital Purchase Program. This increase in capital allows the Company to remain highly competitive and provide the added capital to support our continued capacity to provide new loans to creditworthy individual and commercial customers.

Historical Expansion and Recent Acquisitions

Historically we have been utilizing a de novo branching strategy of evaluating and selecting sites and building new bank branch locations to enter and grow in these new markets. While de novo expansion has a negative effect on short-term earnings, we believe the resulting growth will continue to add significant value to our franchise.  By timing our expansion, we plan to balance earnings, growth and expense.

On January 2, 2008 we completed our acquisition of Naples Capital Advisors, Inc. a registered investment advisor.  This acquisition was the beginning of the Company’s initiative into the new business lines of private banking, trust services and wealth management.  On December 8, 2008, TIB Bank received authority to exercise trust powers from the FDIC and the State of Florida.  Staffing, operations, market presence and existing revenues will support the expansion of these integrated and complementary services going forward.

On February 13, 2009, TIB Bank assumed all the deposits (excluding brokered deposits) of Riverside Bank of the Gulf Coast from the FDIC.  Riverside Bank’s nine offices reopened on February 17, 2009 as branches of TIB Bank.  The assumption of the deposits increases our market presence in Ft. Myers and Venice, and expands our banking operations into the contiguous market of Cape Coral.  This transaction also provides the Company with additional funding for loan growth, the potential for new customer relationships and the opportunity to improve and increase our brand awareness throughout all of the markets we serve.

On September 25, 2009, The Bank of Venice, acquired by the Company in April 2007, was merged into TIB Bank. This merger will provide further operational cost savings and improve product availability for our Sarasota County customers.

Performance Overview

For the year ended December 31, 2009, our operations resulted in a net loss before dividends and accretion on preferred stock of $61.5 million compared to a net loss of $20.9 million for the prior year. The net loss allocated to common shareholders was $64.2 million, or $4.33 per share, for the year ended December 31, 2009 compared to a net loss of $21.1 million, or $1.45 per share, for the prior year. The most significant factors contributing to the 2009 loss were a $42.3 million provision for loan losses, a $13.5 million provision for income taxes and a $5.9 million goodwill impairment charge, partially offset by $4.3 million in net gains from investment securities and a $1.2 million gain resulting from the death benefit received from a bank owned life insurance policy covering a former employee.

(Dollars in thousands)	For the year ended December 31,
	2009	2008
Net interest income	$45,391	$44,660
Provision for loan losses	(42,256)	(28,239)
Non-interest income (1)	8,629	6,133
Life insurance gain	1,186	-
Investment securities gains (losses)	4,295	(5,349)
Non-interest expense (2)	(59,455)	(50,988)
Goodwill impairment charge	(5,887)	-
Loss before income taxes	$(48,097)	$(33,783)

Net lNet loss before income taxes excluding life insurance conversion gain, investment securities gains (losses) and goodwill impairment charge	$(47,691)	$(28,434)

(1)	Non-interest income excludes a gain on the conversion of a life insurance policy covering a former employee and investment securities gains and losses.
(2)           Non-interest expense excludes goodwill impairment charges

Our operating environment remains challenging. During this period of slower economic activity, our loans decreased 2% from last year.  Our strategy of building relationships with small and middle-market business customers coupled with our recent initiative in private banking and wealth management continues to be our operating focus.

Deteriorating credit quality and the interest rate environment continue to be the dominant forces affecting our industry and our main challenges are managing asset quality and efficiently funding our loan portfolio. We are leveraging our current product and delivery advantages along with our sustainable customer service quality advantages in our efforts to increase market share and plan to continue to capitalize on the opportunities in our markets.

Net interest income on a tax-equivalent basis was $45.6 million for 2009, an increase of 2% from $44.8 million a year ago. The monetary policy pursued by the Federal Reserve affects market interest rates including the prime rate, our loan yields, our deposit and borrowing costs and our net interest margin. The principal reason for the increase was the increase in earning assets and deposits, partially offset by the increase in non-performing loans during the year which reduced our net interest income by an estimated $3.2 million.

Non-interest income, which includes service charges on deposit accounts, investment securities gains and losses, real estate fees and other operating income, increased approximately $13.3 million to $14.1 million in 2009 from $784,000 in 2008.  The increase was due primarily to $4.3 million in net gains on investment securities and a gain of $1.2 million resulting from the death benefit received from a Bank owned life insurance policy covering a former employee. Adding to the current year increase were $5.3 million in net securities losses from the prior year. The former Riverside operations contributed $1.6 million of service charge and other income during 2009. Investment advisory fees and trust fees from Naples Capital Advisors, Inc. contributed $997,000 to the current year.

Non-interest expense for 2009 was $65.3 million, compared with $51.0 million a year ago. The increase in non-interest expense for 2009 is primarily attributable to $6.2 million of expense related to the acquired former Riverside operations and a $5.9 million goodwill impairment charge.  Excluding the effect of the former Riverside operations, salaries and employee benefits increased by $2.2 million. Severance costs accounted for approximately $545,000 of the increase and employee benefits increased by $391,000 largely due to employee medical insurance costs. The addition of new positions to manage the higher level of problem assets and additional Riverside branches plus merit adjustments for certain employees resulted in approximately $928,000 of increased compensation related expenses. Additionally, due to the lower level of loan origination activity during 2009, the amount of salary and benefit costs capitalized as direct loan origination costs decreased by approximately $301,000 as compared to 2008. Excluding the effect of the former Riverside operations, net occupancy expenses decreased approximately 7% due to our continued focus on consolidating facilities and containing operating costs.  Excluding the effect of the former Riverside of $2.8 million, other expenses increased 4% compared to 2008.  FDIC insurance costs increased $2.8 million primarily due to a special assessment of $800,000, higher deposit insurance premium rates and growth of deposits due to the acquisition of Riverside. The special assessment was charged to all FDIC insured institutions during 2009 based on assets. Information system conversion costs of $223,000 were incurred in merging the operations of The Bank of Venice and OREO write-downs and expenses increased due to higher levels of foreclosed assets.

Total assets increased 6% during 2009 to $1.71 billion as of December 31, 2009, compared with $1.61 billion a year ago. Total loans decreased 2% to $1.20 billion as of December 31, 2009, compared with $1.22 billion a year ago. A $49.9 million, or 34%, decline in construction and land loans and a $31.9 million, or 39%, decline in indirect auto loans offset growth in the commercial loan and residential loan portfolios. Asset growth was funded in part by an increase of $ 233.7 million in total deposits to $1.37 billion as of December 31, 2009, representing deposit growth of 21% from $1.14 billion in the prior year. In 2009, the acquisition of the operations of the former Riverside Bank contributed $288.0 million to the 2009 growth in deposits. The Private Banking group contributed $12 million in net new relationship-based deposits in 2009.

In response to slowing economic activity, continued softness in residential real estate in our markets and the increase in non-performing loans, we increased our reserve for loan losses.  As of December 31, 2009 the allowance for loan losses totaled $29.1 million, or 2.43% of total loans. The allowance represents 40% of non-performing loans at December 31, 2009. Annual net charge-offs represented 3.01% of average loans for the year ended December 31, 2009, compared with 1.64% for the year ended December 31, 2008.

Economic and Operating Environment Overview

During 2009 the national economic recession deepened with rapidly increasing unemployment and declining levels of economic activity.  In our local markets the economic contraction that began in late 2006 and early 2007 accelerated with sharp increases in unemployment in Collier and Lee Counties in Southwest Florida to over 12% by the end of 2009.  Declining retail sales and lower personal income also reflect the contracting economic environment in our local markets.

While global and national financial market volatility and liquidity concerns receded towards the end of the year and the banking system began to stabilize along with economic fundamentals, the level of non-performing loans and investment securities in banks continued to increase. Due largely to the accommodative monetary policy maintained by the Federal Reserve system, liquidity concerns in the national banking system lessened during the second half of the year.

In response to the continuing economic stress, the Federal Reserve maintained an accommodating monetary policy through open market transactions and maintained the targeted fed funds rate at 0% to 0.25% throughout 2009.  Accordingly, the prime rate remained at 3.25% during the year.  The Federal Reserve also implemented several liquidity facilities to provide added liquidity to financial institutions and other financial intermediaries.

The Emergency Economic Stabilization Act (“EESA”) authorized the FDIC to increase the amount of insured deposit accounts to $250,000 and provide unlimited deposit insurance on non-interest bearing deposits through 2009.  On May 20, 2009, the provisions increasing the insured deposit limit to $250,000 were extended through December 31, 2013. On August 26, 2009, the unlimited account insurance on non-interest bearing accounts was extended through June 30, 2010. The EESA also authorized the U.S. Treasury to provide up to $700 billion of financial support to the U.S. banking industry.  The Capital Purchase Program, as part of the Troubled Asset Relief Program, was one of the initiatives that provided additional capital to banks.

The deepening economic downturn on a national and local basis has continued to adversely impact our individual and business customers.  The markets we serve continue to be among the most severely impacted in the country.  The continuing economic stress to consumers and local businesses was apparent during 2009 as we continued to experience a pronounced increase in non-performing loans, which resulted in a significant level of loan charge-offs and a significant increase of our reserve for loan losses.

We believe we are seeing encouraging signs of improvement in our local real estate markets. We are beginning to observe the return of sophisticated, fundamentals-driven investors who see the long term value of southern Florida real estate and enterprises. On a monthly basis in 2009 compared to 2008, we have observed increases in unit volume sales of residential real estate in our markets ranging from 27% to 80% per month in the Naples area and 40% to well over 100% in the Fort Myers-Cape Coral market. While property values have declined markedly during this severe recession, the significant increase in unit sales signals improved buyer interest and increasing liquidity in our residential real estate markets which should begin to stabilize values. While we expect a local economic recovery to be muted and to lag the national recovery, we believe positive signs are beginning to emerge.

Analysis of Financial Condition

Our assets totaled $1.71 billion at December 31, 2009 compared to $1.61 billion at the end of 2008, an increase of $95.3 million, or 6%.  The increase in assets during 2009 was primarily due to the assumption of the deposits of Riverside.

Total loans decreased $27.5 million or 2%, to $1.20 billion at December 31, 2009.  In a continuing focus to reduce our exposure to higher risk loans, construction and land development loans declined $49.9 million and indirect auto loans declined $31.9 million. Partially offsetting these declines were growth in commercial real estate loans of $21.9 million and residential real estate loans of $31.9 million. The net decline in the loan portfolio was primarily attributed to loans secured by real estate transferred to OREO of $27.5 million, write-downs of impaired loans of $17.8 million and net charge-offs of $19.2 million.

Total deposits increased $233.7 million or 21%, from $1.14 billion at the end of 2008 to $1.37 billion at December 31, 2009.  This increase is due primarily to the assumption of $317.0 million of deposits from the operations of former Riverside and is net of the $106.6 million reduction of brokered time deposits.  Non-interest-bearing deposits increased $43.4 million or 34%, and interest-bearing deposits increased $190.3 million or 19%.

Borrowed funds, consisting of Federal Home Loan Bank (FHLB) advances, short-term borrowings, notes payable and subordinated debentures, totaled $268.5 million at year end 2009 compared to $337.3 million at the end of 2008.  During 2009, as a result of the receipt of proceeds from the Riverside acquisition, we decreased our FHLB advances by $77.9 million.

Shareholders’ equity decreased $65.6 million or 54%, from $121.1 million on December 31, 2008 to $55.5 million at the end of 2009.  The decrease in shareholder’s equity was due to the net loss for year of $61.5 million.  The net loss for the year was primarily due to the provision for loan loss of $42.3 million, valuation allowance against deferred income tax assets of $30.4 million and a goodwill impairment charge of $5.9 million.

Book value per common share decreased to $1.42 at December 31, 2009, from $5.92 at December 31, 2008.

Results of Operations

Net income

2009 compared with 2008:

The net loss for 2009 was $61.5 million compared to a net loss of $20.9 million for 2008.  Basic and diluted loss per common share for 2009 was $4.33, as compared to basic and diluted loss per common share of $1.45 in 2008.

The loss on average assets for 2009 was 3.47% compared to a loss on average assets of 1.36% for 2008. On the same basis, the loss on average shareholders’ equity was 53.92% for 2009 compared to 20.4% for 2008.

Contributing significantly to the loss during 2009 were the $42.3 million provision for loan losses, the valuation allowance against deferred income tax assets of $30.4 million and the goodwill impairment charge of $5.9 million, partially offset by $5.1 million in net gains on securities sold and a $1.2 million gain resulting from the death benefit received from a Bank owned life insurance policy covering a former employee.  In response to continued slowing economic activity and softening real estate values in our markets, our allowance for loan losses increased to $29.1 million or 2.43% of total loans, resulting from our provision for loan losses of $42.3 million exceeding net charge-offs of $37.0 million for the period. For additional information on these items, see the sections that follow entitled “Allowance and Provision for Loan Losses” and “Investment Portfolio”, respectively.

2008 compared with 2007:

The net loss for 2008 was $20.9 million compared to a net loss of $2.4 million for 2007.  Basic and diluted loss per common share for 2008 was $1.45, as compared to basic and diluted loss per common share of $0.19 in 2007.

The loss on average assets for 2008 was 1.36% compared to a loss on average assets of 0.18% for 2007. The loss on average shareholders’ equity was 20.4% for 2008 compared to 2.5% for 2007.

Contributing significantly to the loss during 2008 were the $28.2 million provision for loan losses and the write-down of $6.4 million of investment securities, partially offset by a $1.1 million in net gains on securities sold. In response to continued slowing economic activity and softening real estate values in our markets, our allowance for loan losses increased to $23.8 million or 1.94% of total loans, resulting from our provision for loan losses of $28.2 million exceeding net charge-offs for the period by 45%.

Net interest income

Net interest income represents the amount by which interest income on interest-earning assets exceeds interest expense incurred on interest-bearing liabilities.  Net interest income is the largest component of our income, and is affected by the interest rate environment, and the volume and the composition of interest-earning assets and interest-bearing liabilities.  Our interest-earning assets include loans, federal funds sold and securities purchased under agreements to resell, interest-bearing deposits in other banks, and investment securities.  Our interest-bearing liabilities include deposits, federal funds purchased, subordinated debentures, advances from the FHLB and other short-term borrowings.

2009 compared with 2008:

Net interest income was $45.4 million for the year ended December 31, 2009, compared to $44.7 million for the same period in 2008.  The $731,000 or 2% increase was due to the significant increase in interest earning assets and interest bearing liabilities as a result of the assumption of the Riverside deposits and investment of the proceeds and the growth of the Company.  The 34 basis point decrease in the net interest margin from 3.10% to 2.76% substantially offset the effect of the growth of the balance sheet.

The net interest margin continues to be adversely impacted by the level of nonaccrual loans and non-performing assets which reduced the margin by an estimated 19 basis points during the twelve months ended December 31, 2009. The utilization of the proceeds from the Riverside transaction to reduce borrowings and brokered time deposits and purchase investment securities further reduced the net interest rate spread because a greater portion of the Company’s assets were comprised of lower yielding investment securities and short-term money market investments. We continue to maintain a higher level of short-term investments in light of the continuing economic stress and elevated volatility of financial markets, which has also reduced the margin.

The $7.0 million decrease in interest and dividend income compared to 2008 was mainly attributable to decreased average rates on loan balances and investment securities due primarily to the 400 basis point decrease in prime rate and the significant decline in other interest rates combined with a higher level of non-performing loans.  Partially offsetting this decline were decreases in the interest cost of transaction accounts, time deposits and borrowings due to decreases in deposit interest rates paid and other market interest rates.  Increases in balances and changes in product mix, favoring higher yielding products, led to an increase in interest expense on savings deposits.

Interest rates during 2009 were significantly lower than the prior year period due to the highly stimulative monetary policies undertaken by the Federal Reserve beginning in the third quarter of 2007. As a result of the actions taken by the Federal Reserve, the prime rate declined from 7.25% in the first quarter of 2008 to 3.25% by the fourth quarter of 2008 and has remained at that level in 2009.

Due to the rapid and significant decline in the prime rate, the overall lower interest rate environment and the higher level of non-performing loans, the yield on our loans declined 93 basis points. The yield of our interest earning assets declined 117 basis points in 2009 compared to 2008 due to the reduction in the yield on our loans and the significant increase in lower yielding investment securities and short-term money market investments.

The lower interest rate environment also resulted in a significant decline in the interest cost of interest bearing liabilities.  The average interest cost of interest bearing deposits declined by 105 basis points and the overall cost of interest bearing liabilities declined by 99 basis points.  Due to the rapidly declining interest rate environment and highly competitive deposit pricing on a local and national basis, we were not able to reduce the cost of our deposits as quickly and to the same extent as the decline in our earning asset yield.

Going forward, we expect market short-term interest rates to remain low for an extended period of time.  We expect deposit costs to continue to decline but they may decrease more slowly or to a lesser extent than loan yields, or they could increase due to strong demand in the financial markets and banking system for liquidity which is reflected in elevated pricing competition for deposits. The predominant drivers affecting net interest income are the composition of earning assets, the interest rates paid on our deposits and the net change in non-performing assets.

2008 compared with 2007:

Net interest income was $44.7 million for the year ended December 31, 2008, compared to $46.0 million for the same period in 2007.  The $1.4 million or 3% decrease in net interest income was due principally to the increase in non-accrual loans and investment securities during the year which reduced interest income and net interest income by $3.2 million and reduced the net interest margin by an estimated 21 basis points.

The $6.6 million decrease in interest and dividend income compared to 2007 is due principally to a lower interest rate environment in 2008 and the higher level of non-accrual loans and investment securities.  As discussed previously, the Federal Reserve, in response to increasing economic weakness and contraction, reduced the targeted fed funds rate by 400 basis points during the year.

The prime rate declined by a similar amount to 3.25% as well.  Interest rates throughout the interest rate yield curve declined in response to the Federal Reserve’s monetary policy and the flight to lower risk fixed income securities (principally U.S. Treasuries and U.S. Agency securities) due to the volatility and uncertainty in the financial markets that persisted during the year.

As a consequence, the yield on loans with rates tied to the prime rate declined, new loans were originated at rates lower than those that prevailed during 2007 and reinvestment of the proceeds of maturing investment securities and purchases of new investment securities were also at lower rates.

The positive effect on net interest income of the $162 million increase of average earning assets was more than offset by the effect of the 129 basis point reduction in the yield of average earning assets.

The lower interest rate environment also resulted in a significant decline in the interest cost of interest bearing liabilities.  The average interest cost of interest bearing deposits declined by 93 basis points and the overall cost of interest bearing liabilities declined by 103 basis points.  Due to the rapidly declining interest rate environment and highly competitive deposit pricing on a local and national basis, we were not able to reduce the cost of our deposits as quickly and to the same extent as the decline in our earning asset yield.  As a consequence, the net interest margin declined.

As an additional consequence of the contracting economic conditions, our customers maintained lower levels of transaction account and short-term investment account balances which resulted in a reduction of non-interest bearing demand deposits and money market accounts.  In the lower interest rate environment, customers also shifted deposits to higher rate certificates of deposit.

We have also maintained a higher level of investment securities and cash and equivalents due to the volatile and uncertain financial market conditions.  All of these factors adversely impacted the net interest margin which declined 50 basis points to 3.10% from 3.60% in 2007.

On the basis of economic and financial market conditions that we observed during the second quarter of 2008, we began to shorten the maturity structure of our interest bearing liabilities by increasing the amount of FHLB borrowings with maturities of one month and by originating wholesale CD deposits with terms of 3 months to 6 months.  This funding tactic was initiated to generate lower cost and shorter-term liabilities to improve our net interest margin and position our balance sheet for stable or declining short-term interest rates.  This position was maintained through the fourth quarter and at December 31, 2008, we had $70 million of FHLB borrowings that matured in the first quarter of 2009 and over $96 million of wholesale CD’s that had original maturities of 3 months to 6 months.

The following table presents the average balances and yields for interest earning assets and interest bearing liabilities for the years ending December 31, 2009, 2008 and 2007.

Average Balance Sheets

	2009			2008			2007
(Dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
ASSETS
In Interest-earning assets:
L Loans (a)(b)	$1,225,804	$68,960	5.63%	$1,186,839	$77,877	6.56%	$1,088,751	$84,775	7.79%
In Investment securities (b)	327,963	12,071	3.68%	183,649	8,629	4.70%	146,376	7,633	5.21%
MMoney Market Mutual Funds	31,277	132	0.42%	-	-	-	-	-	-
In Interest bearing deposits in other banks	50,947	124	0.24%	12,131	104	0.85%	383	19	4.96%
F FHLB stock	10,771	24	0.23%	10,012	350	3.50%	8,408	503	5.98%
FeFederal funds sold/Repo	2,940	5	0.17%	55,525	1,374	2.47%	42,187	2,144	5.08%
T Total interest-earning assets	1,649,702	81,316	4.93%	1,448,156	88,334	6.10%	1,286,105	95,074	7.39%

N Non-interest earning assets:
C Cash and due from banks	30,182			17,507			20,394
Pr Premises and equipment, net	39,759			37,596			36,609
A Allowances for loan losses	(24,967)			(16,111)			(10,174)
OtOther assets	78,128			54,395			41,167
T Total non-interest earning assets	123,102			93,387			87,996
T Total Assets	$1,772,804			$1,541,543			$1,374,101

LIABILITIES & SHAREHOLDERS’ EQUITY
In Interest bearing liabilities:
Interest bearing deposits:
NOW accounts	$182,398	1,235	0.68%	$172,520	2,932	1.70%	$151,745	4,967	3.27%
Money market	196,469	2,817	1.43%	151,273	3,649	2.41%	186,996	7,753	4.15%
Savings deposits	116,956	2,142	1.83%	52,896	669	1.26%	55,360	968	1.75%
Time deposits	696,606	21,452	3.08%	591,723	25,346	4.28%	486,658	24,172	4.97%
Tot Total interest-bearing deposits	1,192,429	27,646	2.32%	968,412	32,596	3.37%	880,759	37,860	4.30%

S Short-term borrowings and FHLB advances	212,585	5,303	2.49%	242,210	7,450	3.08%	174,583	7,861	4.50%
Long-term borrowings	63,000	2,787	4.42%	63,000	3,458	5.49%	39,860	3,000	7.53%
Tot Total interest bearing liabilities	1,468,014	35,736	2.43%	1,273,622	43,504	3.42%	1,095,202	48,721	4.45%

N Non-interest bearing liabilities and shareholders’ equity:
Demand deposits	173,083			146,158			163,478
Other liabilities	17,557			19,196			19,338
Shareholders’ equity	114,150			102,567			96,083
T Total non-interest bearing liabilities and shareholders’ equity	304,790			267,921			278,899
T Total liabilities and shareholders’ equity	$1,772,804			$1,541,543			$1,374,101
In Interest rate spread			2.50%			2.68%			2.94%
N Net interest income		$45,580			$44,830			$46,353
N Net interest margin (c)			2.76%			3.10%			3.60%

__________
(a)	Average loans include non-performing loans. Interest on loans includes loan fees of $498 in 2009, $420 in 2008, and $706 in 2007.
(b)
Interest income and rates include the effects of a tax equivalent adjustment using applicable Federal tax rates in adjusting tax exempt interest on tax exempt investment securities and loans to a fully taxable basis.

(c)	Net interest margin is net interest income divided by average total interest-earning assets.

Changes in net interest income

The table below details the components of the changes in net interest income for the last two years.  For each major category of interest-earning assets and interest-bearing liabilities, information is provided with respect to changes due to average volumes and changes due to rates, with the changes in both volumes and rates allocated to these two categories based on the proportionate absolute changes in each category.

	2009 compared to 2008 Due to changes in				2008 compared to 2007 Due to changes in
(Dollars in thousands)	Average Volume	Average Rate		Net Increase (Decrease)	Average Volume	Average Rate		Net Increase (Decrease)
In Interest income
L Loans (a)(b)	$2,489		$(11,406)	$(8,917)	$7,200		$(14,098)	$(6,898)
In Investment securities (a)	5,629		(2,187)	3,442	1,805		(809)	996
MMoney Market Mutual Funds	132		-	132	-		-	-
In Interest-bearing deposits in other banks	138		(118)	20	113		(28)	85
F FHLB stock	25		(351)	(326)	83		(236)	(153)
FeFederal funds sold	(690)		(679)	(1,369)	545		(1,315)	(770)
T Total interest income	7,723		(14,741)	(7,018)	9,746		(16,486)	(6,740)

In Interest expense
N NOW accounts	159		(1,856)	(1,697)	608		(2,643)	(2,035)
MMoney market	903		(1,735)	(832)	(1,287)		(2,817)	(4,104)
SaSavings deposits	1,075		398	1,473	(41)		(258)	(299)
Ti Time deposits	4,004		(7,898)	(3,894)	4,780		(3,606)	1,174
S Short-term borrowings and FHLB advances	(844)		(1,303)	(2,147)	2,514		(2,925)	(411)
L Long-term borrowings	-		(671)	(671)	1,420		(962)	458
Total interest expense	5,297		(13,065)	(7,768)	7,994		(13,211)	(5,217)

Change in net interest income	$2,426	$	(1,676)	$750	$1,752	$	(3,275)	$(1,523)

__________
(a) Interest income includes the effects of a tax equivalent adjustment using applicable federal tax rates in adjusting tax exempt interest on tax exempt investment securities and loans to a fully taxable basis.

(b) Average loan volumes include non-performing loans which results in the impact of the nonaccrual of interest being reflected in the change in average rate on loans.

Non-interest income

The following table presents the principal components of non-interest income for the years ended December 31:

(Dollars in thousands)	2009	2008	2007
Service charges on deposit accounts	$4,165	$2,938	$2,692
Investment securities gains (losses), net	4,295	(5,349)	(5,660)
Fees on mortgage loans sold	1,143	775	1,446
Investment advisory and trust fees	997	555	-
Debit card income	1,066	747	733
Earnings on bank owned life insurance policies	546	463	445
Life insurance gain	1,186	-	-
Gain on sale of assets	14	30	957
Other	698	625	749
Total non-interest income	$14,110	$784	$1,362

2009 compared to 2008:

Excluding the effect of investment security gains, non-interest income was $9.8 million in 2009 compared to $6.1 million 2008.  The increase is due primarily to a gain of $1.2 million resulting from the death benefit received from a bank owned life insurance policy covering a former employee and the acquisition of Riverside  which contributed $1.6 million of service charge and other income during the period.

Residential mortgage originations were $126 million in 2009 compared to $154 million in 2008.  Residential loans originated and sold increased from $46.8 million in 2008 to $60.4 million in 2009 and fees on mortgage loans sold increased from $775,000 to $1.1 million for the respective periods.

Investment advisory and trust fees from Naples Capital Advisors and the Bank’s trust department increased from $555,000 in 2008 to $997,000 in 2009.

2008 compared to 2007:

Excluding the effect of investment security losses, non-interest income was $6.1 million in 2008 compared to $7.0 million 2007.  Due to the other than temporary impairment of three collateralized debt obligation investment securities and an equity investment security, we wrote down these securities by $6.4 million in 2008 and $5.7 million in 2007. Partially offsetting the loss in 2008 were net gains from the sale of investment securities of $1.1 million. See the section of management’s discussion and analysis entitled “Other than Temporary Impairment of Available for Sale Securities” for additional information.

Residential mortgage originations were $154 million in 2008 compared to $124 million in 2007.  However, as a result of the lack of a secondary market for jumbo mortgages in 2008 we originated and retained jumbo mortgages in our loan portfolio as part of a strategy of generating loans on a relationship basis for customers with whom we can provide private banking and wealth management services.  As a consequence, residential loans originated and sold declined from $91.2 million in 2007 to $46.8 million in 2008 and fees on mortgage loans sold declined from $1.4 million to $775,000 for the respective periods.

Naples Capital Advisors generated $555,000 of investment advisory fees since its acquisition in January 2008.

In 2007 as part of our operating cost reduction and containment, we sold an office building and land no longer necessary for our operations and recognized a gain of $957,000.

Non-interest expenses

The following table represents the principal components of non-interest expenses for the years ended December 31:

(Dollars in thousands)	2009	2009 Riverside	2009 Without Riverside	2008	2007
SaSalary and employee benefits	$28,594	$1,896	$26,698	$24,534	$22,550
N Net occupancy expense	9,442	1,517	7,925	8,539	7,979
A Accounting, legal, and other professional	3,271	94	3,177	2,558	1,372
In Information system conversion costs	344	121	223	-	-
C Computer services	2,708	427	2,281	2,093	2,172
C Collection costs	353	-	353	1,341	772
P Postage, courier and armored car	1,084	149	935	887	837
MMarketing and community relations	1,128	112	1,016	1,246	1,151
O Operating supplies	716	166	550	548	581
DiDirectors’ fees	873	-	873	825	568
TrTravel expenses	368	7	361	345	396
F FDIC and state assessments	3,163	529	2,634	1,153	629
S Special FDIC assessment	800	169	631	-	-
A Amortization of intangibles	1,430	890	540	648	440
N Net (gain) loss on disposition of repossessed assets	(244)	-	(244)	1,387	986
O Operational charge-offs	155	56	99	1,528	74
In Insurance, nonbuilding	870	2	868	287	226
OOREO write downs and expenses	3,149	-	3,149	1,694	14
G Goodwill impairment	5,887	1,201	4,686	-	-
O Other operating expenses	1,251	54	1,197	1,347	1,174
T Total non-interest expenses	$65,342	$7,390	$57,952	$50,988	$41,921

2009 compared to 2008:

Non-interest expense increased $14.4 million, or 28%, to $65.3 million compared to $51.0 million in 2008. Of this increase, $6.2 million is attributed to the assumed former Riverside operations and $5.9 million is attributable to a goodwill impairment charge, which includes $1.2 million of goodwill relating to the Riverside acquisition. Excluding the effect of the former Riverside operations and goodwill impairment charge, FDIC insurance costs increased primarily due to a one-time special assessment, higher deposit insurance premium rates and growth of deposits. Information system conversion costs were incurred in merging the operations of The Bank of Venice and OREO write-downs and expenses increased due to higher levels of foreclosed assets. Salaries and employee benefits costs in 2009 included severance costs, increased employee medical insurance benefits costs, incremental cost of additional staff to manage the higher level of problem assets and the impact of merit adjustments for certain employees.

Salaries and employee benefits increased $4.1 million in 2009 relative to 2008.  Salaries and employee benefits of $1.9 million reflect the hiring of new employees in connection with the Riverside transaction.  Severance costs accounted for approximately $545,000 of the increase and employee benefits increased by $391,000 largely due to employee medical insurance costs. The addition of new positions to manage the higher level of problem assets and additional Riverside branches plus merit adjustments for certain employees resulted in approximately $928,000 of increased compensation related expenses. Additionally, due to the lower level of loan origination activity during 2009, the amount of salary and benefits costs capitalized as direct loan origination costs decreased by approximately $301,000 as compared to 2008.

There was a $903,000 increase in occupancy expense in 2009 as compared to 2008.  Excluding the $1.5 million of occupancy costs related to the operations of the former Riverside branch network and facilities, the Company would have had a $614,000 decrease in occupancy costs for 2009.  This decrease is a result of our continued focus on consolidating facilities and containing operating costs.

The first quarter of 2008 included $1.2 million in write-downs of repossessed vehicles and related assets attributable to the restructuring of our indirect lending operations.

Other operating expense for 2009 includes $2.8 million attributable to the former Riverside operations including $890,000 in amortization of acquisition related intangibles and $698,000 of FDIC insurance assessments.

Legal and professional fees in 2009 increased by $713,000 due principally to higher legal fees incurred in managing and resolving non-performing loans and assets.

An increase in the cost of FDIC insurance assessments of $2.8 million relative to 2008 is due primarily to a special assessment of approximately $800,000, higher deposits and a higher deposit insurance premium rate.  The special assessment was charged to all FDIC insured institutions during 2009 based on assets.

Other operating expense also includes $223,000 of information system conversion costs related to The Bank of Venice merger and non-facility related insurance costs increased by $571,000 to $870,000 in 2009.

OREO write downs and expenses of $3.1 million during 2009 included approximately $1.8 million of valuation adjustments on nine properties due to the decline in real estate values reflected in updated appraisals as well as net losses of $168,000 recognized on the sales of thirteen properties.

2008 compared to 2007:

Non-interest expenses were $51.0 million in 2008 compared to $41.9 million in 2007.  A significant portion of the increase relates to additional costs that were incurred in 2008 due to the contracting economic environment in our markets and the increase in nonperforming loans and assets that we experienced during the year. The restructuring of our indirect auto financing business line also had a significant impact on expenses in 2008.

Salaries and employee benefits increased $2.0 million, reflecting the increase in staffing for our new initiative in private banking, wealth management and trust services ($1.4 million) and annual raises and an increase in personnel to support the growth and expansion of our operations. Severance costs of approximately $455,000 were included in salaries and employee benefits expenses during 2008.

Occupancy costs includes the added facilities cost of a new branch opened by The Bank of Venice, and our new IT facility that became operational in 2008 ($448,000). Unamortized leasehold improvements of $224,000 were written-off in 2008 due to the non-renewal of an office building lease and the closing of our Sebring branch in January 2009.

Accounting, legal and professional fees in 2008 include $387,000 of consulting fees related to the restructuring of our indirect auto finance business line and higher legal fees related to the restructuring and collection of nonperforming loans.

The increase in collection expenses reflects principally the increased collection costs related to the significantly higher delinquent and nonperforming loans in our indirect auto loan portfolio in 2008.

The FDIC assessed higher deposit insurance premiums on all banks in 2008 and the $524,000 increase over the 2007 expense is due to this higher deposit insurance premium and the growth of our deposits.

The restructuring of our indirect auto finance operations resulted in the acceleration of the disposition of repossessed vehicles from a retail sales strategy to a wholesale auction strategy. As a consequence, we wrote down the value of repossessed vehicles and related assets by $1.2 million to the lower wholesale values at March 31, 2008. This write-down is the principal component of repossessed asset expenses in 2008. Subsequently, repossessed vehicles were valued at the estimated wholesale auction values and were sold through the wholesale auction process.

Operational charge-offs increased significantly in 2008 due to the write-off of a non-loan account receivable, which remains the subject of litigation.

OREO expenses and write-downs include $1.3 million of write downs due to the decline in estimated market value of the foreclosed properties since they were acquired and $359,000 of ownership related expenses such as insurance, real estate taxes and maintenance on these properties.

Provision for income taxes

The provision for income taxes includes federal and state income taxes and the impact of the recognition of a full valuation allowance against our deferred tax assets in 2009.  The effective income tax rates for the years ended December 31, 2009, 2008, and 2007 were (28%), 38% and 42%, respectively.  Historically, the fluctuations in effective tax rates reflect the effect of the differences in the inclusion or deductibility of certain income and expenses, respectively, for income tax purposes. The income tax expense reported during 2009 was due to the recognition of a full valuation allowance against our deferred tax assets as of December 31, 2009, of which $30.4 million was recorded as income tax expense and the $1.2 million relating to unrealized losses on available for sale securities was recorded as an adjustment to equity through accumulated other comprehensive income. A valuation allowance related to deferred tax assets is required when it is considered more likely than not (greater than 50% likelihood) that all or part of the benefit related to such assets will not be realized. In assessing the need for a valuation allowance, management considered various factors including the significant cumulative losses we have incurred over the last three years coupled with the expectation that our future realization of deferred taxes will be limited as a result of our planned capital offering. These factors represent the most significant negative evidence that management considered in concluding that a full valuation allowance was necessary at December 31, 2009.  As of December 31, 2008, management considered the need for a valuation allowance and, based upon its assessment of the relative weight of the positive and negative evidence available at the time, concluded that no valuation allowance was necessary at such time.

Excluding the impact of the valuation allowance, the effective tax benefit would have been approximately 35% for 2009. This benefit was reduced by the impairment charge recorded against non-deductible goodwill which was partially offset by the impact of a non-taxable gain resulting from the receipt of proceeds from a life insurance policy covering a former employee. The benefit during 2008 was higher than statutory rates primarily due to the recognition of a state income tax credit related to the Company’s funding of affordable housing construction costs for local charitable organizations. The primary factor resulting in the higher effective tax benefit rate during 2007 was the greater relative impact of the effect of tax exempt interest income on the pretax loss.

Our future effective income tax rate will fluctuate based on the mix of taxable and tax free investments we make and, to a greater extent, the impact of changes in the required amount of valuation allowance recorded against our net deferred tax assets and our overall level of taxable income. See Notes 1 and 11 of our consolidated financial statements for additional information about the calculation of income tax expense and the various components thereof. Additionally, there were no unrecognized tax benefits at December 31, 2009, and we do not expect the total of unrecognized tax benefits to significantly increase in the next twelve months.

Loan Portfolio

Prior to our entrance into the Southwest Florida market in 2001, our primary locations were in the Florida Keys (Monroe County) and south Miami-Dade County.  As this region’s primary industry is tourism, commercial loan demand is primarily for resort, hotel, restaurant, marina, and related real estate secured property loans.   We serve this market by offering long-term, adjustable rate financing to the owners of these types of properties for acquisition and improvements.  As our business has expanded in Southwest Florida, the resulting geographic diversification is expected to provide more industry-based diversity to our loan portfolio.  As of December 31, 2009, we had approximately $684.4 million of loans outstanding (including indirect auto loans) in Southwest Florida.

The cost of living in Monroe County is higher in comparison to other counties in Florida due in large part to the limited and expensive real estate with various construction restrictions and environmental considerations.  Accordingly, collateral values on loans secured by property in this market are greater. Collier and Lee counties in Southwest Florida have historically been higher growth communities and the majority of the growth of our commercial loan portfolio in recent years has been generated by serving this market.

Loans are expected to produce higher yields than investment securities and other interest-earning assets.  The absolute volume of loans and the volume as a percentage of total earning assets are important determinants of the net interest margin.  Total loans outstanding decreased to $1.20 billion at the end of 2009 as compared to $1.22 billion at year end 2008, a decrease of 2%.  Of this amount, real estate mortgage loans increased 0.4% from $1.02 billion to $1.03 billion.  Commercial real estate mortgage loans accounted for some of this increase, growing from $658.5 million to $680.4 million at the respective year ends.  Residential loans also increased from $205.1 million at December 31, 2008 to $236.9 million at December 31, 2009. Construction and vacant land decreased from $147.3 million in 2008 to $97.4 million in 2009 offsetting the commercial real estate and residential loan growth. The indirect auto portfolio also decreased from $82.0 million at December 31, 2008 to $50.1 million at December 31, 2009.  We generally originate commercial loans with rates that fluctuate with the prime lending rate or may be fixed for initial periods of 3 to 5 years and residential loans held in the portfolio with rates that adjust periodically and are tied to an index such as the one year treasury or one year LIBOR rate.  At December 31, 2009, 82% of the total loan portfolio had floating or adjustable rates.

The following table presents the composition our loan portfolio at December 31:

(Dollars in thousands)	2009	2008	2007	2006	2005
Real estate mortgage loans:
Commercial	$680,409	$658,516	$612,084	$546,276	$451,969
Residential	236,945	205,062	112,138	82,243	76,003
Farmland	13,866	13,441	11,361	24,210	4,660
Construction and vacant land	97,424	147,309	168,595	157,672	125,207
Commercial and agricultural loans	69,246	71,352	72,076	84,905	80,055
Indirect auto loans	50,137	82,028	117,439	141,552	118,018
Home equity loans	37,947	34,062	21,820	17,199	17,232
Other consumer loans	10,190	11,549	12,154	9,795	9,228
Subtotal	1,196,164	1,223,319	1,127,667	1,063,852	882,372
Less: deferred loan costs (fees)	1,352	1,656	1,489	1,616	1,652
Less: allowance for loan losses	(29,083)	(23,783)	(14,973)	(9,581)	(7,546)
Net loans	$1,168,433	$1,201,192	$1,114,183	$1,055,887	$876,478

      Two of the most significant components of our loan portfolio are commercial real estate and construction and vacant land. Our goal of maintaining high standards of credit quality include a strategy of diversification of loan type and purpose within these categories. The following charts illustrate the composition of these portfolios as of December 31:

	2009		2008
(Dollars in thousands)	Commercial Real Estate	Percentage Composition	Commercial Real Estate	Percentage Composition

Mixed Use Commercial/Residential	$102,901	15%	$85,580	13%
Office Buildings	103,426	15%	105,238	16%
Hotels/Motels	78,992	12%	90,091	14%
1-4 Family and Multi Family	75,342	11%	88,334	13%
Guesthouses	94,663	14%	84,993	13%
Retail Buildings	78,852	12%	71,184	11%
Restaurants	50,395	7%	47,680	7%
Marinas/Docks	19,521	3%	20,130	3%
Warehouse and Industrial	32,328	5%	27,541	4%
Other	43,989	6%	37,745	6%
Total	$680,409	100%	$658,516	100%

	2009		2008
(Dollars in thousands)	Construction and Vacant Land	Percentage Composition	Construction and Vacant Land	Percentage Composition

Construction:
Residential – owner occupied	$6,024	6%	$11,866	8%
Residential – commercial developer	6,574	7%	21,052	14%
Commercial structure	13,127	13%	18,629	13%
Total construction	25,725	26%	51,547	35%

Land:
Raw land	20,684	21%	25,890	18%
Residential lots	12,773	13%	13,041	9%
Land development	16,877	17%	19,975	13%
Commercial lots	21,365	23%	36,856	25%
Total land	71,699	74%	95,762	65%

Total	$97,424	100%	$147,309	100%

The contractual maturity distribution of our loan portfolio at December 31, 2009 is indicated in the table below.  The majority of these are amortizing loans.

	Loans maturing
(Dollars in thousands)	Within 1 Year	1 to 5 Years	After 5 Years	Total
Real estate mortgage loans:
Commercial	$65,479	$180,176	$434,754	$680,409
Residential	3,341	2,183	231,421	236,945
Farmland	74	2,458	11,334	13,866
Construction and vacant land (a)	69,976	12,548	14,900	97,424
Commercial and agricultural loans	27,406	21,719	20,121	69,246
Indirect auto loans	3,519	42,139	4,479	50,137
Home equity loans	1,599	4,069	32,279	37,947
Other consumer loans	949	7,954	1,287	10,190
Total loans	$172,343	$273,246	$750,575	$1,196,164

__________
(a) $6,  (a)  $6,024 of this amount relates to residential real estate construction loans that have been approved for permanent financing but are still under construction. The remaining amount relates to vacant land and commercial real estate construction loans, some of which have been approved for permanent financing but are still under construction.

	Loans maturing
(Dollars in thousands)	Within 1 Year	1 to 5 Years	After 5 Years	Total
Loans with:
Predetermined interest rates	$64,808	$119,403	$33,639	$217,850
Floating or adjustable rates	107,535	153,843	716,936	978,314
Total loans	$172,343	$273,246	$750,575	$1,196,164

Allowance and Provision for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses in the loan portfolio.  Our formalized process for assessing the adequacy of the allowance for loan losses and the resultant need, if any, for periodic provisions to the allowance charged to income, includes both individual loan analyses and loan pool analyses.  Individual loan analyses are periodically performed on loan relationships of a significant size, or when otherwise deemed necessary, and primarily encompass commercial real estate and other commercial loans.  The result is that commercial real estate loans and commercial loans are divided into the following risk categories: Pass, Special Mention, Substandard and Loss. The allowance consists of specific and general components. When appropriate, a specific reserve will be established for individual loans based upon the risk classifications and the estimated potential for loss  The specific component relates to loans that are individually classified as impaired.  Otherwise, we estimate an allowance for each risk category.  The general allocations to each risk category are based on factors including historical loss rate, perceived economic conditions (local, national and global), perceived strength of our management, recent trends in loan loss history, and concentrations of credit.

Home equity loans, indirect auto loans, residential loans and consumer loans generally are not analyzed individually and or separately identified for impairment disclosures. These loans are grouped into pools and assigned risk categories based on their current payment status and management’s assessment of risk inherent in the various types of loans. The allocations are based on the same factors mentioned above.

Senior management and the Board of Directors review this calculation and the underlying assumptions on a routine basis not less frequently than quarterly.

The allowance for loan losses amounted to $29.1 million and $23.8 million at December 31, 2009 and December 31, 2008, respectively.  Based on an analysis performed by management at December 31, 2009, the allowance for loan losses is considered to be adequate to cover estimated incurred loan losses in the portfolio as of that date.   However, management’s judgment is based upon our recent historical loss experience, the level of non-performing and delinquent loans, current information and a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid.  Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that significant additional increases in the allowance for loan losses will not be required.  In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses.  Such agencies may require us to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

The provision for loan losses is a charge to income in the current period to replenish the allowance and maintain it at a level that management has determined to be adequate to absorb estimated incurred losses in the loan portfolio.  Our provision for loan losses was $42.3 million, $28.2 million and $9.7 million for the years ended December 31, 2009, 2008 and 2007, respectively. The higher provision for loan losses in 2009 and 2008 was primarily attributable to the national and local market economic recession and the continued financial challenges of our consumer and commercial customers as well as the increase in our nonperforming loans, delinquencies and charge-offs. While there recently has been an increase in the number of real estate unit sales as compared to the prior year period in our markets, the impact of foreclosures and distressed sales is impacting the value of real estate and the economy broadly. Net charge-offs were $37.0 million, or 3.01% of average loans during 2009, compared to $19.4 million and $4.9 million, or 1.64% and 0.45% of average loans in 2008 and 2007, respectively. Of the 2009 net charge offs, approximately $17.8 million were related to loans classified as nonaccrual or impaired as of December 31, 2009.

Our provision for loan losses in future periods will be influenced by the loss potential of impaired loans, non-performing loans and net charge offs, which cannot be reasonably predicted.

Management continuously monitors and actively manages the credit quality of the entire loan portfolio and will continue to recognize the provision required to maintain the allowance for loan losses at an appropriate level. Due to the economic slowdown discussed above, our individual and business customers are exhibiting increasing difficulty in timely payment of their loan obligations. We believe that this trend will continue in the near term. Consequently, we may experience higher levels of delinquent and non-performing loans, which may require higher provisions for loan losses, higher charge-offs and higher collection related expenses in future periods.

As discussed in Note 2 to the consolidated financial statements, TIB Bank has entered into a Memorandum of Understanding with bank regulatory agencies. In addition to increasing capital ratios, the Bank has agreed to improve its asset quality by reducing the balance of assets classified substandard and doubtful in the report from the most recent regulatory examination through collection, disposition, charge-off or improvement in the credit quality of the loans. Further, the Bank has agreed to make every effort to reduce its risk in its concentration in commercial real estate consistent with the Interagency Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices. In addition, the Bank agreed to establish appropriate concentration limits and sublimits by types of loans and collateral and adopt appropriate timelines to achieve those limits as a percent of capital and to report our progress to the regulators on a quarterly basis.

    Changes affecting the allowance for loan losses are summarized for the years ended December 31,

(Dollars in thousands)	2009	2008	2007	2006	2005
Balance at beginning of year	$23,783	$14,973	$9,581	$7,546	$6,243

Charge-offs:
Real estate mortgage loans:
Commercial	10,418	1,577	118	-	-
Residential	3,815	1,897	63	-	-
Farmland	-	-	-	-	-
Construction and vacant land	11,967	4,324	1,251	-	-
C Commercial and agricultural loans	3,028	587	278	12	107
Indirect auto loans	7,292	10,674	3,110	1,557	1,045
Home equity loans	504	270	331	-	-
Other consumer loans	242	180	51	4	67
Total charge-offs	37,266	19,509	5,202	1,573	1,219

Recoveries:
Real estate mortgage loans:
Commercial	21	-	-	-	-
Residential	153	10	-	-	-
Farmland	-	-	-	-	-
Construction and vacant land	13	2	-	-	-
C Commercial and agricultural loans	45	-	-	20	6
Indirect auto loans	66	54	262	55	65
Home equity loans	11	-	2	2	8
Other consumer loans	1	14	6	40	30
Total recoveries	310	80	270	117	109

Net charged off	36,956	19,429	4,932	1,456	1,110

Provision for loan losses	42,256	28,239	9,657	3,491	2,413

Acquisition of The Bank of Venice	-	-	667	-	-

Allo Allowance for loan losses at end of year	$29,083	$23,783	$14,973	$9,581	$7,546

R Ratio of net charge-offs to average net loans outstanding	3.01%	1.64%	0.45%	0.15%	0.14%

While no portion of the allowance is in any way restricted to any individual loan or group of loans and the entire allowance is available to absorb probable incurred credit losses from any and all loans, the following table represents management’s best estimate of the allocation of the allowance for loan losses to the various segments of the loan portfolio based on information available as of December 31. Qualitative factors used in determining the allowance for loan losses resulted in the establishment of an unallocated reserve totaling approximately $652,000 and $1.1 million as of December 31, 2009 and 2007, respectively.  Due to the ongoing evaluation and changes in the basis for the allowance for loan losses, actual future charge offs will not necessarily follow the allocations described below.

	2009		2008		2007		2006		2005
(Dollars in thousands)	Allowance	% of Total Loans	Allowance	% of Total Loans	Allowance	% of Total Loans	Allowance	% of Total Loans	Allowance	% of Total Loans
R Real estate mortgage loans:
Commercial	$13,895	57%	$11,143	54%	$5,250	54%	$3,764	51%	$2,971	51%
Residential	3,897	20%	2,393	17%	381	10%	191	8%	168	9%
Farmland	198	1%	134	1%	84	1%	161	2%	30	1%
Construction and vacant land	2,868	8%	1,313	12%	1,218	15%	922	15%	743	14%
C Commercial and agricultural loans	3,033	6%	2,256	6%	1,547	6%	1,002	8%	912	9%
In Indirect auto loans	3,244	4%	5,708	6%	5,072	11%	3,352	13%	2,523	13%
H Home equity loans	1,011	3%	694	3%	213	2%	87	2%	85	2%
O Other consumer loans	285	1%	142	1%	113	1%	102	1%	114	1%
U Unallocated	652		-		1,095		-		-
	$29,083	100%	$23,783	100%	$14,973	100%	$9,581	100%	$7,546	100%

Impaired Loans

Non-performing loans and impaired loans are defined differently.  Some loans may be included in both categories, whereas other loans may only be included in one category. A loan is considered impaired when it is probable that not all principal and interest amounts will be collected according to the loan contract. Generally, residential mortgage, commercial and commercial real estate loans exceeding certain size thresholds established by management are individually evaluated for impairment. Nonaccrual loans and restructured loans where loan term concessions benefitting the borrowers have been made are generally designated as impaired. As of December 31, 2009 and 2008, impaired loans presented in the table below include the $72.8 million and $39.8 million, respectively, of nonperforming loans, other than indirect and consumer loans. Impaired loans as of December 31, 2009 and 2008, also include $35.9 million and $17.3 million, respectively, of restructured loans which are in compliance with modified terms and not reported as non-performing. Impaired loans also include loans which are not currently classified as non-accrual, but otherwise meet the criteria for classification as an impaired loan (i.e. loans for which the collection of all principal and interest amounts as specified in the original loan contract are not expected, or where management has substantial doubt that the collection will be as specified, but is still expected to occur in its entirety). Collectively, these loans comprise the potential problem loans individually considered along with historical portfolio loss experience and trends and other quantitative and qualitative factors applied to the balance of our portfolios in our evaluation of the adequacy of the allowance for loan losses.

If a loan is considered to be impaired, a portion of the allowance is allocated so that the carrying value of the loan is reported at the present value of estimated future cash flows discounted using the loan’s original rate or at the fair value of collateral, less disposition costs, if repayment is expected solely from the collateral. Impaired loans are as follows:

(Dollars in thousands)	2009	2008
Year end loans with no specifically allocated allowance for loan losses	$60,629	$8,344
Year end loans with allocated allowance for loan losses	87,823	53,765
Total	$148,452	$62,109

Amount of the allowance for loan losses allocated to impaired loans	$9,040	$6,116

Amount of nonaccrual loans classified as impaired	$71,755	$37,881

	December 31, 2009
(Dollars in thousands)	Total Impaired Loans	Impaired Loans With Allocated Allowance	Amount of Allowance Allocated	Impaired Loans With No Allocated Allowance
Commercial	$6,210	$4,847	$1,455	$1,363
Commercial Real Estate	123,452	70,868	5,455	52,584
Residential	16,261	10,158	1,704	6,103
Consumer	699	699	274	-
HELOC	1,830	1,251	152	579
Total	$148,452	$87,823	$9,040	$60,629

	December 31, 2008
(Dollars in thousands)	Total Impaired Loans	Impaired Loans With Allocated Allowance	Amount of Allowance Allocated	Impaired Loans With No Allocated Allowance
Commercial	$1,654	$1,219	$1,183	$435
Commercial Real Estate	52,924	47,251	3,963	5,673
Residential	6,307	4,312	838	1,995
Consumer	50	44	-	6
HELOC	1,174	939	132	235
Total	$62,109	$53,765	$6,116	$8,344

Non-Performing Assets

Non-performing assets include non-accrual loans and investments securities, repossessed personal property, and other real estate.  Loans and investments in debt securities are placed on non-accrual status when management has concerns relating to the ability to collect the principal and interest and generally when such assets are 90 days past due.  Non-performing assets were as follows for the periods ending December 31:

(Dollars in thousands)	2009	2008	2007	2006	2005
Total non-accrual loans (a)	$72,833	$39,776	$16,086	$4,223	$956
Accruing loans delinquent 90 days or more (a)	-	-	-	-	-
Total non-performing loans	72,833	39,776	16,086	4,223	956

Non-accrual investment securities(b)	759	763	3,154	-	-
Repossessed personal property (primarily indirect auto loans)	326	601	3,136	1,958	962
Other real estate owned	21,352	4,323	1,846	-	190
Other assets (c)	2,090	2,076	2,915	2,861	2,815
Total non-performing assets	$97,360	$47,539	$27,137	$9,042	$4,923

Allowance for loan losses	$29,083	$23,783	$14,973	$9,581	$7,546

Non-performing assets as a percent of total assets	5.71%	2.95%	1.88%	0.69%	0.46%
Non-performing loans as a percent of total loans	6.09%	3.25%	1.43%	0.40%	0.11%
Allowance for loan losses as a percent of non-performing loans (a)	39.93%	59.79%	93.08%	226.88%	789.33%

__________
(a)
   Non-performing loans during 2005 excluded the $1.6 million loan discussed below that was guaranteed for both principal and interest by the USDA. In December 2006, the Bank stopped accruing interest on this loan pursuant to a ruling made by the USDA. Accordingly, the loan was included in total non-accrual loans as of December 31, 2006 and 2007. During 2008, the USDA repaid the guaranteed portion of the loan in accordance with the provisions of the guarantee agreement. Other non-accrual loans at December 31, 2005 through December 31, 2006 are primarily indirect auto loans.

     Non-accrual loans as of December 31, 2009, 2008 and 2007 are comprised of the following:

(Dollars in thousands)	December 31, 2009		December 31, 2008		December 31, 2007
Collateral Description	Number of Loans	Outstanding Balance	Number of Loans	Outstanding Balance	Number of Loans	Outstanding Balance
RResidential 1-4 family	44	$10,738	18	$4,014	19	$4,566
C Commercial 1-4 family investment	19	8,733	9	7,943	3	1,122
C Commercial and agricultural	7	2,454	2	64	4	293
C Commercial real estate	29	24,392	18	13,133	4	2,619
R Residential land development	13	25,295	4	12,584	1	2,686
G Government guaranteed loans	2	143	3	143	1	1,641
InIndirect auto, auto and consumer loans	97	1,078	155	1,895	238	3,159
		$72,833		$39,776		$16,086

(b)
   In December 2007, we placed a collateralized debt obligation (“CDO”) collateralized primarily by homebuilders, REITs, real estate companies and commercial mortgage backed securities on non-accrual. This security had an original cost of $6.0 million. During 2008, two additional similarly secured collateralized debt obligations with original costs of $2.0 million each were also placed on nonaccrual. As of December 31, 2007 and throughout 2008, the estimated fair value of these securities declined further and management has periodically deemed such declines other than temporary. Through December 31, 2008, we had recorded cumulative realized losses totaling $9.2 million relating to these securities. During 2009, the remaining balance of these securities was written off and an additional CDO with an original cost of $5.0 million, collateralized by trust preferred securities of banks and insurance companies, was placed on nonaccrual. As this security has been downgraded and interest payments are currently being deferred, the estimated fair value of this security has declined to approximately $759,000 as of December 31, 2009. This estimated fair value is based upon an analysis performed by an independent third-party engaged by the Company as of December 31, 2009 which estimated the fair value and credit loss potential of the security. Based upon our review of the analysis and the assumptions used therein, we believe this decline to be temporary in nature based upon current projections of the performance of the underlying collateral which indicate that the entirety of principal and interest owed will be collected at maturity.  For additional details on these and other investment securities, see the section of management’s discussion and analysis that follows entitled “Investment Portfolio”.

(c)
   In 1998, TIB Bank made a $10.0 million loan to construct a lumber mill in northern Florida. Of this amount, $6.4 million had been sold by the Bank to other lenders. The loan was 80% guaranteed as to principal and interest by the U.S. Department of Agriculture (USDA). In addition to business real estate and equipment, the loan was collateralized by the business owner’s interest in a trust. Under provisions of the trust agreement, beneficiaries cannot receive trust assets until November 2010.

 The portion of this loan guaranteed by the USDA and held by us was approximately $1.6 million. During the second quarter of 2008, the USDA paid the Company the principal and accrued interest and allowed the Company to apply other proceeds previously received to reduce capitalized liquidation costs and protective advances. The non-guaranteed principal and interest ($2.0 million at December 31, 2009 and December 31, 2008) and the reimbursable capitalized liquidation costs and protective advance costs totaling approximately $126,000 and $112,000 at December 31, 2009 and 2008, respectively, are included as “other assets” in the financial statements.

 Florida law requires a bank to liquidate or charge off repossessed real property within five years, and repossessed personal property within six months. Since the property had not been liquidated during this period, the Bank charged-off the non guaranteed principal and interest totaling $2.0 million at June 30, 2003, for regulatory purposes.  Since we believe this amount is ultimately realizable, we did not write off this amount for financial statement purposes under generally accepted accounting principles.

An expanded analysis of the more significant loans classified as nonaccrual during the fourth quarter of 2009 and remaining classified as of December 31, 2009, is as follows:

Significant Nonaccrual Loans (Other Than Indirect Auto and Consumer)
(Dollars in thousands)
Collateral Description	Original Loan Amount	Original Loan to Value (Based on Original Appraisal)	Current Loan Amount	Specific Allocation of Reserve in Allowance for Loan Losses at December 31, 2009	Amount Charged Against Allowance for Loan Losses During the Quarter Ended December 31, 2009	Impact on the Provision for Loan Losses (*) During the Quarter Ended December 31, 2009
Arising in Fourth Quarter 2009
Commercial 1-4 family residential SW Florida	$2,175	66%	$1,520	$647	$163	$97
Vacant land SW Florida	5,826	60%	5,450	191	61	121
Commercial 1-4 family residential SW Florida	1,933	73-83%	1,391	195	259	210
ComCommercial real estate, business assets and accounts receivable	3,392	80%	3,358	1,438	-	1,438
Luxury boutique hotel in SW Florida	9,775	88%	7,000	245	2,775	2,608
Bayfront land in FL Keys	5,622	54%	5,459	-	-	-
Nu Numerous smaller balance primarily 1-4 family residential and commercial real estate loans			8,169	851	1,154	1,185

		Total	$32,347	$3,567	$4,412	$5,659

Nonaccrual Prior to Fourth Quarter 2009 Remaining on Nonaccrual at December 31, 2009

Commercial 1-4 family residential	$3,778	72-78%	$3,401	$273	$-	$(229)
Mixed use – developer	3,602	80%	2,300	-	1,363	18
Commercial real estate	1,720	78%	1,676	-	-	-
Commercial real estate	1,408	80%	940	75	360	73
Residential 1-4 family home	1,008	80%	665	53	336	-
Vacant land – residential development	10,000	61%	5,385	188	4,615	(196)
Two restaurants SW Florida	5,099	57-70%	4,949	717	-	352
Two office buildings – developer	4,807	75%	2,200	176	2,485	2,286
Vacant land – residential development	4,750	42%	4,750	-	-	-
Office Building	1,118	66%	1,118	20	-	20
N Numerous smaller balance primarily 1-4 family residential and commercial real estate loans			12,024	775	1,438	531
			$39,408	$2,277	$10,597	$2,855
		Total	$71,755	$5,844	$15,009	$8,514

(*)	Impact on the provision for loan losses during the quarter represents the increase (decrease) in specific reserves.

Of the $32.3 million of loans placed on nonaccrual during the fourth quarter and remaining on nonaccrual as of December 31, 2009, $8.1 million related to loans which we reviewed during the quarter and determined that no specific reserves were necessary at such time. The remaining loans which were also reviewed during the quarter required a $5.7 million increase in the allocation of specific reserves which resulted in specific reserves of $3.6 million as of December 31, 2009 after recognizing $4.4 million of partial charge-downs.  Loans classified as nonaccrual prior to the fourth quarter of 2009 required additional specific reserves of $2.9 million during the fourth quarter of 2009 and required specific reserves of $2.2 million as of December 31, 2009 after recognizing partial charge-downs of $10.6 million during the fourth quarter. As of December 31, 2009, the balances of nonaccrual and impaired loan are net of cumulative charge-downs of approximately $17.8 million.

An expanded analysis of the significant components of other real estate owned as of December 31, 2009 is as follows:

OREO Analysis as of December 31, 2009 (Dollars in thousands)
Property Description	Original Loan Amount	Original LTV	Carrying Value at December 31, 2009
Seven developed commercial lots	$13,500	50%	$9,422
Si Six 1-4 family residential condominiums (new construction)	7,066	72%	4,939
Luxury 1-4 family residence in Southwest Florida	2,493	67%	2,494
Commercial real estate (3 loans)			2,243
Other land (4 lots – 3 loans)			1,611
Other 1-4 family residential (3 loans)			643
		Total	$21,352

Liquidity and Rate Sensitivity

Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to provide sufficient funds to cover deposit withdrawals and payments of debt, off-balance sheet obligations and operating obligations.  Funds can be obtained from operations by converting assets to cash, by attracting new deposits, by borrowing, by raising capital and other ways.  We manage the levels, types and maturities of earning assets in relation to the sources available to fund current and future needs to ensure that adequate funding will be available at all times.

Major sources of net increases in cash and cash equivalents are as follows for the three years ending December 31:

(Dollars in thousands)	2009	2008	2007
Provided by (used in) operating activities	$(5,147)	$9,207	$3,770
Provided by (used in) investing activities	255,487	(193,909)	(40,328)
Provided by (used in) financing activities	(156,672)	187,377	52,065
Net increase in cash and cash equivalents	$93,668	$2,675	$15,507

As discussed in Note 16 of the Consolidated Financial Statements, the Company had unfunded loan commitments and unfunded letters of credit totaling $73.5 million at December 31, 2009.  We believe the likelihood of these commitments either needing to be totally funded or funded at the same time is low.  However, should significant funding requirements occur, the Company has available borrowing capacity from various sources as discussed below.

In addition to maintaining a stable core deposit base, we maintain adequate liquidity primarily through the use of investment securities, short term investments such as federal funds sold and unused borrowing capacity. The Bank has invested in Federal Home Loan Bank stock for the purpose of establishing credit lines with the Federal Home Loan Bank. The credit availability to the Bank is based on a percentage of the Bank’s total assets as reported in their most recent quarterly financial information submitted to the Federal Home Loan Bank and subject to the pledging of sufficient collateral. At December 31, 2009, there were $125.0 million in advances outstanding in addition to $25.3 million in letters of credit including $25.1 million used in lieu of pledging securities to the State of Florida to collateralize governmental deposits. As of December 31, 2009, collateral availability under our agreements with the Federal Home Loan Bank provided for total borrowings of up to approximately $206.8 million of which $56.5 million was available. On January 7, 2010, the FHLB notified the Bank that the credit availability has been rescinded and the rollover of existing advances outstanding is limited to twelve months or less.

The Bank had an unsecured overnight federal funds purchased accommodations up to a maximum of $25.0 million from its correspondent bank as of December 31, 2009. On February 17, 2010, the Bank was notified that the maximum amount of the accommodation was changed to $7.5 million and a secured repurchase agreement with a maximum credit availability of $24.4 million. As of December 31, 2009, collateral availability under our agreement with the Federal Reserve Bank of Atlanta (“FRB”) provided for up to $98.6 million of borrowing availability from the FRB discount window. We believe that we have adequate funding sources through unused borrowing capacity from our correspondent banks and FRB, unpledged investment securities, loan principal repayment and potential asset maturities and sales to meet our foreseeable liquidity requirements.

During the second, third, and fourth quarters of 2008 and the first, second, and third quarters of 2009, the Company’s Board of Directors declared 1% (one percent) stock dividends to holders of record as of July 7, 2008, September 30, 2008, December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009 respectively. The stock dividends were distributed on July 17, 2008, October 10, 2008, January 10, 2009, April 10, 2009, July 10, 2009 and October 10, 2009. The decision to replace our quarterly cash dividend with a stock dividend was made after consideration of the current and projected economic and operating environment and to conserve cash and capital resources at the holding company to support the potential capital needs of the Bank. The Bank and the Company currently maintain regulatory capital which meets the definition of adequately capitalized. As previously described, TIB Bank has entered into an informal agreement with Bank regulatory agencies that it would move in good faith to increase its Tier 1 leverage capital ratio to not less than 8% and its total risk-based capital ratio to not less than 12% by December 31, 2009 and maintain these higher ratios for as long as this agreement is in effect. At December 31, 2009, TIB had a Tier 1 leverage capital ratio of 4.8% and a total risk-based capital ratio of 8.1%.

Due to the timing of our plans to raise capital, we requested an extension of time to April 30, 2010 to comply with the informal agreement. As the financial markets traditionally are not receptive to offerings during the holiday and year-end period, we withdrew our registration statement on December 23, 2009 and intend to pursue our capital efforts once year-end results are available. The Office of Financial Regulation has agreed to the extension provided the FDIC also agrees. We are currently awaiting the FDIC's response.

           As of December 31, 2009, our holding company had cash of approximately $874,000. This cash is available for providing capital support to the subsidiary bank and for other general corporate purposes. During 2009, the holding company invested $20.5 million of capital in the Bank to support its growth in deposits and assets. The Company received a request from the Federal Reserve Bank of Atlanta for the Company’s Board of Directors to adopt a resolution that it will not declare or pay any dividends on its outstanding common or preferred stock, nor will make any payments or distributions on the outstanding trust preferred securities or corresponding subordinated debentures without the prior written approval of the Reserve Bank. The Board adopted this resolution on October 5, 2009. The Company has notified the trustees of its $20 million trust preferred securities due July 7, 2036 and its $5 million trust preferred securities due July 31, 2031 of its election to defer interest payments on the trust preferred securities beginning with the payments due in October 2009. In January 2010, the Company notified the trustees of its $8 million trust preferred securities due September 7, 2030 of its election to defer interest payments on the trust preferred securities beginning with the payment due in March 2010. The Company has also notified the Treasury of its election to defer the dividend payment on the Series A preferred stock issued under TARP beginning in November 2009. Deferral of the trust preferred securities is allowed for up to 60 months without being considered an event of default. Additionally, the Company may not declare or pay dividends on its capital stock, including dividends on preferred stock or, with certain exceptions, repurchase capital stock without first having paid all trust preferred interest and all cumulative preferred dividends that are due. If dividends on the Series A preferred stock are not paid for six quarters, whether or not consecutive, the Treasury has the right to appoint two members to the Board of Directors of the Company. At this time it is unlikely that the Company will resume payment of cash dividends on its common stock for the foreseeable future.

Under state banking law, regulatory approval will be required if the total of all dividends declared in any calendar year by a bank exceeds the bank’s net profits to date for that year combined with its retained net profits for the preceding two years. Based on the level of losses for the prior two years, declaration of dividends by TIB Bank, during 2009, would have required regulatory approval. Therefore, the Company does not expect to receive dividends from the Bank in the foreseeable future.

Closely related to liquidity management is the management of interest-earning assets and interest-bearing liabilities.  The Company manages its rate sensitivity position to avoid wide swings in net interest margins and to minimize risk due to changes in interest rates.

Our interest rate sensitivity position at December 31, 2009 is presented in the table below.

(Dollars in thousands)	3 Months or Less	4 to 6 Months	7 to 12 Months	1 to 5 Years	Over 5 Years	Total
Interest-earning assets:
Loans	$386,105	$60,523	$106,591	$491,389	$151,556	$1,196,164
Investment securities-taxable	35,129	-	-	14,490	192,651	242,270
Investment securities-tax exempt	-	-	-	4,169	3,892	8,061
Marketable equity securities	8	-	-	-	-	8
FHLB stock	10,447	-	-	-	-	10,447
InInterest-bearing deposits in other banks	147,760	-	-	-	-	147,760
Total interest-bearing assets	579,449	60,523	106,591	510,048	348,099	1,604,710

Interest-bearing liabilities:
NOW accounts	195,960	-	-	-	-	195,960
Money market	214,531	-	-	-	-	214,531
Savings deposits	122,292	-	-	-	-	122,292
Time deposits	169,295	100,110	197,490	197,842	43	664,780
Subordinated debentures	25,000	-	-	-	8,000	33,000
Other borrowings	120,475	-	-	115,000	-	235,475
Total interest-bearing liabilities	847,553	100,110	197,490	312,842	8,043	1,466,038

Interest sensitivity gap	$(268,104)	$(39,587)	$(90,899)	$197,206	$340,056	$138,672

Cumulative interest sensitivity gap	$(268,104)	$(307,691)	$(398,590)	$(201,384)	$138,672	$138,672

Cumulative sensitivity ratio	(16.7%)	(19.2%)	(24.8%)	(12.5%)	8.6%	8.6%

We are cumulatively liability sensitive through the five-year time period, and asset sensitive in the over five year timeframe above.  Certain liabilities such as non-indexed NOW and passbook savings accounts, while technically subject to immediate re-pricing in response to changing market rates, historically do not re-price as quickly or to the extent as other interest-sensitive accounts.  Approximately 13% of our deposit funding is comprised of non-interest-bearing liabilities and total interest-earning assets are greater than the total interest-bearing liabilities.  Therefore it is anticipated that, over time, the effects on net interest income from changes in asset yield will be greater than the change in expense from liability cost.  We expect market short-term interest rates to remain low for an extended period of time.  We expect deposit costs to continue to decline but they may decrease more slowly or to a lesser extent than loan yields, or they could increase due to strong demand in the financial markets and banking system for liquidity which is reflected in elevated pricing competition for deposits. The predominant drivers to increase net interest income are the composition of earning assets, the interest rates paid on our deposits and the net change in non-performing assets.

Interest-earning assets and time deposits are presented based on their contractual terms.  It is anticipated that run off in any deposit category will be approximately offset by new deposit generation.

As a primary measure of our interest rate risk, we employ a financial model derived from our assets and liabilities which simulates the effect of various changes in interest rates on our projected net interest income. This financial model is our principal tool for measuring and managing interest rate risk. Many assumptions regarding the timing and sensitivity of our assets and liabilities to a change in interest rates are made. We continually review and update these assumptions. This model is updated monthly for changes in our assets and liabilities and we model different interest rate scenarios based upon current and projected economic and interest rate conditions. We analyze the results of these simulations and develop tactics and strategies to attempt to mitigate, where possible, the projected unfavorable impact of various interest rate scenarios on our projected net interest income. We also develop tactics and strategies to increase our net interest margin and net interest income that are consistent with our operating policies.

Investment Portfolio

Contractual maturities of investment securities at December 31, 2009 are shown below.  Expected maturities may differ from contractual maturities because borrowers may have the right to call or repay obligations without call or prepayment penalties. Other securities include mortgage-backed securities and marketable equity securities which are not due at a single maturity date.

(Dollars in thousands)	Within 1 Year		After 1 Year Within 5 Years		After 5 Years Within 10 Years		After 10 Years		Other Securities
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount
SsSecurities Available for Sale:
U.U.S. Gov’t agencies and corporations	$-	-	$4,088	3.60%	$20,050	1.54%	$5,034	3.93%	$-
StStates and political subdivisions – tax exempt (a)	-	-	4,169	5.86%	3,892	5.63%	-	-	-
StStates and political subdivisions – taxable	-	-	-	-	-	-	2,212	6.10%	-
MMarketable equity securities (a)	-	-	-	-	-	-	-	-	8
MMortgage-backed securities - residential	-	-	-	-	-	-	-	-	208,115
C Corporate bonds	-	-	-	-	-	-	2,012	1.10%	-
C Collateralized debt obligations	-	-	-	-	-	-	759	0.46%	-
T Total	$-	-	$8,257	4.72%	$23,942	2.18%	$10,017	2.59%	$208,123

Yield by classification of investment securities at December 31, 2009 was as follows:

(Dollars in thousands)	Yield	Totals
Securities Available for Sale:
U.S. Government agencies and corporations	2.24%	$29,172
States and political subdivisions – tax exempt (a)	5.75%	8,061
States and political subdivisions – taxable	6.10%	2,212
Marketable equity securities (a)	0%	8
Mortgage-backed securities - residential	3.83%	208,115
Corporate bonds	1.10%	2,012
Collateralized debt obligations (b)	0.46%	759
Total (b)	3.63%	$250,339

__________
(a)	Weighted average yields on tax exempt obligations and marketable equity securities have been computed by grossing up actual tax exempt income.
(b)	Excluding the impact of the non-accrual collateralized debt obligation security, the total investment portfolio yield was 3.69%.

The following table presents the amortized cost, unrealized gains, unrealized losses, and fair value for the major categories of our investment portfolio for each reported period:

Available for Sale—December 31, 2009

(Dollars in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. Government agencies and corporations	$29,232	$24	$84	$29,172
States and political subdivisions-tax exempt	7,754	307	0	8,061
States and political subdivisions-taxable	2,313	-	101	2,212
Marketable equity securities	12	-	4	8
Mortgage-backed securities - residential	207,344	2,083	1,312	208,115
Corporate bonds	2,878	-	866	2,012
Collateralized debt obligations	4,996	-	4,237	759
	$254,529	$2,414	$6,604	$250,339

Available for Sale—December 31, 2008

(Dollars in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. Government agencies and corporations	$50,892	$776	$-	$51,668
States and political subdivisions-tax exempt	7,751	59	21	7,789
States and political subdivisions-taxable	2,407	-	70	2,337
Marketable equity securities	12	-	-	12
Mortgage-backed securities - residential	157,066	1,332	421	157,977
Corporate bonds	2,870	-	1,158	1,712
Collateralized debt obligations	5,763	-	1,488	4,275
	$226,761	$2,167	$3,158	$225,770

Available for Sale—December 31, 2007

(Dollars in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. Government agencies and corporations	$72,482	$1,245	$66	$73,661
States and political subdivisions-tax exempt	9,629	6	51	9,584
States and political subdivisions-taxable	2,495	1	21	2,475
Marketable equity securities	1,224	-	-	1,224
Mortgage-backed securities - residential	60,161	295	296	60,160
Corporate bonds	2,865	-	100	2,765
Collateralized debt obligations	11,110	-	622	10,488
	$159,966	$1,547	$1,156	$160,357

Other than temporary impairment of available for sale securities

As of December 31, 2009, we owned three collateralized debt obligation investment securities collateralized by debt obligations of homebuilders, REITs, real estate companies and commercial mortgage backed securities with an aggregate original cost of $10.0 million. Through December 31, 2009, we have recorded cumulative other than temporary impairment losses of $10.0 million on these securities. In determining the estimated fair value of these securities, we utilized a discounted cash flow modeling valuation approach which is discussed in greater detail in Note 18 - Fair Value. These securities are floating rate securities which were rated “A” or better by an independent and nationally recognized rating agency at the time of our purchase. In late December 2007, these securities were downgraded below investment grade by a nationally recognized rating agency. Due to the ratings downgrade, and the amount of unrealized loss, management concluded that the loss of value was other than temporary under generally accepted accounting principles and the Company wrote these investment securities down to their estimated fair value. This resulted in the recognition of other than temporary impairment loss of $3.9 million in 2007. During 2008, the estimated fair value of these securities declined further due to the occurrence of additional defaults by certain underlying issuers and changes in the cash flow and discount rate assumptions used to estimate the value of these securities. During 2008, we concluded that the further declines in values were other than temporary under generally accepted accounting principles. Accordingly, we wrote-down these investment securities by an additional $5.3 million. These additional write downs included the complete write off of two of the three securities, with an original cost of $2.0 million each. The third security, with an original cost of $6.0 million was valued at an estimated fair value of $763,000 as of December 31, 2008. During 2009, additional defaults by underlying issuers and corresponding changes in estimated future cash flow assumptions resulted in the write-down of this third security to $0.

    As of December 31, 2009, the Company owned a collateralized debt security with an original cost of $5.0 million where the underlying collateral is comprised primarily of trust preferred securities of banks and insurance companies. This security was rated “AA” by a nationally recognized rating agency at the time of our purchase. The inputs used in determining the estimated fair value of this security are Level 3 inputs. In determining the estimated fair value, management utilized a discounted cash flow modeling valuation approach through September 30, 2009. Discount rates utilized in the modeling of these securities were estimated based upon a variety of factors including the market yields of publicly traded trust preferred securities of larger financial institutions and other non-investment grade corporate debt. Cash flows utilized in the modeling of these securities were based upon actual default history of the underlying issuers and varying assumptions of estimated future defaults of issuers. During 2009, the estimated fair value of this security declined further due to the occurrence of downgrades by rating agencies, additional defaults or deferrals by certain underlying issuers and changes in the estimated timing of the future cash flow and discount rate assumptions used to estimate the value of this security. As of December 31, 2009, we engaged an independent third party valuation firm to estimate the fair value and credit loss potential of this security. Management reviewed the assumptions and methodology employed in this analysis and while the assumptions differed from those used in prior quarters to estimate the fair value of the security, the general premise of the methodology of discounting estimated future cash flows based upon the expected performance of the underlying issuers collateralizing the security was consistent with management’s previous approach. Based upon this analysis, as of December 31, 2009, management concluded that the further decline in value does not meet the definition of other than temporary under generally accepted accounting principles because no credit loss has been incurred.

Additionally, during 2007, the market value of an investment in equity securities, which the Company originally acquired in 2003 for $3.0 million to obtain community reinvestment credit, of a publicly owned company declined significantly. During 2007, management determined that the decline was other than temporary; accordingly, we wrote this investment down by $1.8 million. Due to significant further declines in market value during 2008, we wrote this investment down further by $1.1 million in 2008 and decided to sell a portion of this investment in December 2008 to ensure we would fully realize the associated capital loss carryback potential for Federal income tax purposes. In doing so, we recognized an additional realized loss of approximately $124,000 upon the partial disposition of this investment in 2008.

The write downs described above resulted in total recognized other than temporary impairment losses of $763,000, $6.4 million and $5.7 million during 2009, 2008 and 2007, respectively.

We regularly review each investment security for impairment based on criteria that include the extent to which cost exceeds the estimated fair value, the duration of that market decline, the financial health of and specific prospects for the issuer(s) and our ability and intention with regard to holding the security to maturity. Future declines in the fair value of these or other securities may result in additional impairment charges which may be material to the financial condition and results of operations of the Company. For additional detail regarding our impairment assessment process, see Notes 1 and 4 of the Notes to Consolidated financial statements below.

Deposits

The following table presents the average amount outstanding and the average rate paid on deposits by us for the years ended December 31, 2009, 2008, and 2007.

	2009		2008		2007
(Dollars in thousands)	Average Amount	Average Rate	Average Amount	Average Rate	Average Amount	Average Rate
Non-interest bearing deposits	$173,083		$146,158		$163,478

Interest-bearing deposits
NOW Accounts	182,398	0.68%	172,520	1.70%	151,745	3.27%
Money market	196,469	1.43%	151,273	2.41%	186,996	4.15%
Savings deposit	116,956	1.83%	52,896	1.26%	55,360	1.75%
Time deposits	696,606	3.08%	591,723	4.28%	486,658	4.97%

Total	$1,365,512	2.02%	$1,114,570	2.92%	$1,044,237	3.63%

The following table presents the maturity of our time deposits at December 31, 2009:

(Dollars in thousands)	Deposits $100 and Greater	Deposits Less than $100	Total
Months to maturity:
3 or less	$54,573	$114,722	$169,295
4 to 6	39,312	60,798	100,110
7 through 12	101,949	95,541	197,490
Over 12	92,187	105,698	197,885
Total	$288,021	$376,759	$664,780

Off-Balance Sheet Arrangements and Contractual Obligations

Our off-balance sheet arrangements and contractual obligations at December 31, 2009 are summarized in the table that follows.  The amounts shown for commitments to extend credit and letters of credit are contingent obligations, some of which are expected to expire without being drawn upon.  As a result, the amounts shown for these items do not necessarily represent future cash requirements.  We believe that our current sources of liquidity are more than sufficient to fulfill the obligations we have as of December 31, 2009 pursuant to off-balance sheet arrangements and contractual obligations.

	Amount of Commitment Expiration Per Period
(Dollars in thousands)	Total Amounts Committed	One Year or Less	Over One Year Through Three Years	Over Three Years Through Five Years	Over Five Years
Off-balance sheet arrangements
Commitments to extend credit	$71,623	$41,970	$10,568	$2,001	$17,084
Standby letters of credit	1,896	1,626	270	-	-
Total	$73,519	$43,596	$10,838	$2,001	$17,084

Contractual obligations
Time deposits	$664,780	$466,880	$191,811	$6,046	$43
Operating lease obligations	4,481	884	1,276	517	1,804
Purchase obligations	16,799	2,953	6,466	7,380	-
F FHLB Advances	125,000	10,000	65,000	50,000	-
Long-term debt	63,000	30,000	-	-	33,000
Other lOther Long-term liabilities reflected on the balance sheet under GAAP	1,718	32	93	93	1,500
Total	$875,778	$510,749	264,646	$64,036	$36,347

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and standby letters of credit.  These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of these instruments.  The Bank uses the same credit policies in making commitments to extend credit and generally use the same credit policies for letters of credit as for on-balance sheet instruments.

Commitments to extend credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Since some of these commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.  Unused commercial lines of credit, which comprise a substantial portion of these commitments, generally expire within a year from their date of origination.  Other loan commitments generally expire in 30 days.  The amount of collateral obtained, if any, by the Bank upon extension of credit is based on management’s credit evaluation of the borrower.  Collateral held varies but may include security interests in business assets, mortgages on commercial and residential real estate, deposit accounts with the Banks or other financial institutions, and securities.

Standby letters of credit are conditional commitments issued by the Bank to assure the performance or financial obligations of a customer to a third party.  The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers.  The Bank generally holds collateral and/or obtains personal guarantees supporting these commitments.

The Bank is obligated under operating leases for office and banking premises which expire in periods varying from one to nineteen years.  Future minimum lease payments, before considering renewal options that generally are present, total $4.5 million at December 31, 2009.

Purchase obligations consist of computer and item processing services, and debit and ATM card processing and support services contracted by the Company under long term contractual relationships and based upon estimated utilization.

Long term debt, at December 31, 2009, consists of subordinated debentures totaling $33.0 million and securities sold under repurchase agreement totaling $30.0 million. These borrowings are further described in Note 10 of the Consolidated Financial Statements.

     The Bank has invested in FHLB stock for the purpose of establishing credit lines with the FHLB. The credit availability to the Bank is based on the amount of collateral pledged.  FHLB advances total $125.0 million at December 31, 2009.  These borrowings are further described in Note 9 of the Consolidated Financial Statements.

Other long-term liabilities represent obligations under the non-qualified retirement plan for the Company’s directors and the non-qualified deferred compensation arrangement with certain of the Company’s executive officers.  Under the director retirement plan, the Company pays each participant, or their beneficiary, the amount of board compensation fees that the director has elected to defer and interest in 120 equal monthly installments, beginning the month following the director’s normal retirement date.  The amount presented above reflects the future obligation to be paid, assuming no future fee deferrals.  Under the executive deferred compensation plan, the Company pays each participant, or their beneficiary, up to 43% of the executive’s highest compensation level in the three years immediately preceding the date of termination of employment for periods of 10 to 15 years.  The amount presented reflects the amount vested in this plan as of December 31, 2009.

In December 2008, the Company entered into amended and restated deferred fee agreements with certain members of the Company’s Board of Directors (the “Directors”) and approved amendments to certain employment agreements and approved revised executive salary continuation and deferred compensation agreements (collectively, the “Agreements”). The Agreements were primarily amended in order to bring each agreement into compliance with the provisions of section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code provided a one-time election for participants in deferred compensation agreements to receive a lump sum payment in 2009 prior to March 14, 2009. The Directors’ agreements and the agreement of one employee contained such an election provision and, in connection therewith, the Directors and employee elected to receive lump sum distributions in 2009 of the amount vested, accrued and earned through December 31, 2008. A total of $2.1 million was paid during the first quarter of 2009 to these individuals. These elections were made in connection with each individual’s personal tax planning strategy and resulted in an elimination of the future expenses that would have been incurred by the Company in connection with the Agreements, had the elections not been made.

Capital Adequacy

There are various primary measures of capital adequacy for banks and bank holding companies such as risk based capital guidelines and the leverage capital ratio.  See Notes 2 and 14 to the Consolidated Financial Statements.

In March 2008, we sold 1.2 million shares of our common stock and warrants to purchase an additional 1.2 million shares resulting in gross proceeds of $10.1 million. On December 5, 2008, the Company issued $37 million of preferred stock and a related warrant to the U.S. Treasury under the U.S. Treasury’s Capital Purchase Program. As a result of these actions, the Company increased its levels of capital under capital adequacy guidelines.

On July 2, 2009, TIB Bank entered into a Memorandum of Understanding, which is an informal agreement, with Bank regulatory agencies that it would move in good faith to increase its Tier 1 leverage capital ratio to not less than 8% and its total risk-based capital ratio to not less than 12% by December 31, 2009 and maintain these higher ratios for as long as this agreement is in effect.

As of December 31, 2009, the Bank met the level of capital required in order to be categorized by the FDIC as adequately capitalized under the regulatory framework for prompt corrective action.  The risk-based capital ratio of Tier 1 capital to risk-weighted assets was 6.8%, the risk-based ratio of total capital to risk-weighted assets was 8.1%, and the leverage ratio was 4.8%, for TIB Bank.

As of December 31, 2009, the Company’s risk-based capital ratio of Tier 1 capital to risk-weighted assets was 5.7%, its risk-based ratio of total capital to risk-weighted assets was 8.1%, and its leverage ratio was 4.1%.

Due to the contracting economic conditions, the higher level of nonperforming assets, general regulatory initiatives to increase capital levels, the potential for further operating losses and the agreement to move in good faith to increase its capital, the Company is evaluating its capital position and is proceeding with plans to increase its capital. This may result in the issuance of additional shares of common stock or securities convertible into common stock.  While management believes we have sufficient capital to continue as a going concern, if we are unable to raise additional capital and/or we incur significant additional losses and are unable to comply with the terms of the informal agreement, uncertainty arises about our ability to continue as a going concern.

Inflation

Inflation has an important impact on the growth of total assets in the banking industry and causes a need to increase equity capital higher than normal levels in order to maintain an appropriate equity to assets ratio.  We have been able to maintain an adequate level of equity, as previously mentioned and cope with the effects of inflation by managing our interest rate sensitivity position through our asset/liability management program, and by periodically adjusting our pricing of services and banking products to take into consideration current costs.

Critical Accounting Policies

In reviewing and understanding financial information for the Company, you are encouraged to read and understand the significant accounting policies which are used in preparing the consolidated financial statements of the Company. These policies are described in Note 1 to the Consolidated Financial Statements.  Of these policies, management believes that the accounting for the allowance for loan losses, impairment of investment securities and the valuation allowance on deferred income tax assets are the most critical.

Losses on loans result from a broad range of causes from borrower specific problems, to industry issues, to the impact of the economic environment.  The identification of these factors that lead to default or non-performance under a borrower loan agreement and the estimation of loss in these situations are very subjective. In addition, a dramatic change in the performance of one or a small number of borrowers can have a significant impact on the estimate of losses. As described above under the “Allowance and Provision for Loan Losses” heading, management has implemented a process that has been applied consistently to systematically consider the many variables that impact the estimation of the allowance for loan losses.

Impairment of investment securities results in a write-down that must be included in net income when a market decline below cost is other-than-temporary. We regularly review each investment security for impairment based on criteria that include the extent to which cost exceeds market price, the duration of that market decline, the financial health of and specific prospects for the issuer(s) and our ability and intention with regard to holding the security to maturity.

A valuation allowance related to deferred tax assets is required when it is considered more likely than not (greater than 50% probability) that all or part of the benefit related to such assets will not be realized. Income tax expense (or benefit) is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax basis of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. As described above under the “Provision for Income Taxes” heading and in more detail in Note 11 to the Consolidated Financial Statements, the Company recorded a full valuation allowance against its net deferred tax assets as of December 31, 2009.

Appendix D

Information included under “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations” in TIB Financial Corp.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-looking Statements

Certain of the matters discussed under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Form 10-Q may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performance or achievements of TIB Financial Corp. (the "Company") to be materially different from future results described in such forward-looking statements. Actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:  failure to continue as a going concern; failure to maintain adequate levels of capital and liquidity to support our operations; the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, and interest rate risks; the effects of competition from other commercial banks, thrifts, consumer finance companies, and other financial institutions operating in the Company's market area and elsewhere.  All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.  The Company disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion addresses the factors that have affected the financial condition and results of operations of the Company as reflected in the unaudited consolidated statement of condition as of June 30, 2010, and statements of operations for the three and six months ended June 30, 2010.  Operating results for the three and six months ended June 30, 2010 are not necessarily indicative of trends or results to be expected for the year ended December 31, 2010. TIB Financial's results of operations include the operations of TIB Bank (the “Bank”) and Naples Capital Advisors, Inc. as well as the operations of nine former branches of Riverside Bank of the Gulf Coast (“Riverside”) subsequent to their assumption on February 13, 2009.

Definitive Investment Agreement

We are required by regulation to maintain adequate levels of capital to support our operations. On July 2, 2009, the Bank entered into a Memorandum of Understanding, which is an informal agreement, with bank regulatory agencies that it would move in good faith to increase its Tier 1 leverage capital ratio to not less than 8% and its total risk-based capital ratio to not less than 12% by December 31, 2009 and maintain these higher ratios for as long as this agreement is in effect.  At December 31, 2009, these elevated capital ratios were not met. On July 2, 2010, the Bank entered a Consent Order, a formal agreement with the bank regulatory agencies under which, among other things, the Bank has agreed to maintain a Tier 1 Capital ratio of at least 8% of total assets and a Total Risk Based Capital ratio of at least 12% within 90 days. The Consent Order also governs certain aspects of the Bank’s operations including a requirement that it reduce the balance of assets classified substandard and doubtful by at least 70% over a two-year period, and not undertake asset growth of 5% or more per year without prior approval from the regulatory agencies.  The Consent Order supersedes the Memorandum of Understanding.

On June 29, 2010, the Company and the Bank entered into a definitive agreement with North American Financial Holdings, Inc. (“NAFH”) for the investment of up to $350 million in TIB through the purchase of common stock, preferred stock and a warrant.  Pursuant to the definitive agreement, the Company agreed to sell to NAFH, at the closing of the investment, 700 million shares of its common stock at a purchase price of $0.15 per share and 70,000 shares of newly created mandatorily convertible participating voting preferred stock at a purchase price of $1,000 per share for a cumulative total of $175 million.  The preferred stock will have a liquidation preference of $1,000 per share and each share of preferred stock will be convertible into a number of shares of the Company’s common stock equal to the liquidation preference divided by $0.15 (subject to customary anti-dilution adjustments).  After giving effect to the NAFH investment, it is expected that NAFH would own approximately 99% of the Company’s common stock (on an as-converted basis).  The Company also intends to conduct a rights offering to legacy shareholders of rights to purchase up to 149 million shares of common stock at a price of $0.15 per share, which would raise up to $22.4 million, which would equate to 12% of the Company’s pro-forma fully diluted equity.  The record date for the rights offering was July 12, 2010.  In addition, during the 18-month period following the closing, NAFH will have the right to invest up to an additional $175 million in preferred stock and/or common stock on the above terms.  Upon closing of the investment, each of the Company and the Bank will add experienced bankers R. Eugene (Gene) Taylor, Christopher (Chris) G. Marshall, R. Bruce Singletary and Kenneth (Ken) A. Posner to its board of directors, along with other directors to be designated by NAFH.  The investment is subject to satisfaction or waiver of certain closing conditions, including reaching an agreement with the Treasury to repurchase the preferred stock and warrant issued under the Troubled Asset Relief Program Capital Purchase Program on terms acceptable to NAFH, the receipt by NAFH and the Company of the requisite governmental and regulatory approvals as well as the approval of the NASDAQ Stock Market to issue the common stock, preferred stock and warrant in reliance on the shareholder approval exemptions set forth in NASDAQ Rule 5635(f). While the NAFH investment is expected to close in the third quarter of 2010, there is no assurance it will close during the quarter, or ever.  At this time, all the applications required to be filed with regulatory agencies have been filed and we have reached an agreement on the significant terms for the repurchase of the Preferred Stock and warrant issued to the Treasury under the TARP Capital Purchase Program. Upon consummation of the investment, it is estimated that both the Company and the Bank will be well capitalized and the Bank will be in compliance with the required capital ratios of the Consent Order.

If the investment by NAFH is not consummated, the Board of Directors and management team intend to seek other strategic alternatives including but not limited to the sale of certain assets, all or a portion of the Company, or seeking a complementary partner in a merger of equals or where the Company is acquired. There is no assurance the Company will be successful in entering into any agreement or closing such an alternative transaction.

Quarterly Summary

For the second quarter of 2010, the Company reported a net loss before dividends and accretion on preferred stock of $14.1 million compared to a net loss of $4.9 million for the second quarter of 2009. The net loss allocated to common shareholders was $14.8 million, or $0.99 per share, for the second quarter of 2010, compared to a net loss of $5.5 million, or $0.37 per share, for the comparable 2009 quarter.

The higher net loss for the second quarter of 2010 compared to the net loss during the second quarter of 2009 was due to higher non-interest expenses, primarily relating to increased valuation adjustments, losses on sale and operating expenses associated with foreclosed real estate, expenses incurred in connection with our capital raising activities and the termination of a consulting agreement and a higher provision for loan losses. During the second quarter of 2010, no income tax benefit was recorded as a valuation allowance was recorded offsetting the increase in deferred tax assets attributed to the net operating loss for the quarter. Partially offsetting this impact was higher non-interest income.

Significant developments are outlined below.

•
We continue to focus on relationship-based lending and generated approximately $3.6 million of new commercial loans and originated $32 million of residential mortgages as well as approximately $7.5 million in consumer and indirect auto loans to prime borrowers during the quarter.

•
Naples Capital Advisors and TIB Bank’s trust department continued to establish new investment management and trust relationships, increasing the market value of assets under management by $49 million, or 41%, from June 30, 2009. Assets under management increased by $5 million, or 3%, during the quarter to $169 million as of June 30, 2010.

•
Our credit risk exposure in the construction and development loan portfolio declined significantly as this portfolio segment declined 56% and 38% from $139.4 million and $97.4 million as of June 30, 2009 and December 31, 2009, respectively.  At June 30, 2010, this loan segment now represents $60.7 million and approximately 6% of our outstanding loans, down from approximately 11% of loans a year ago.

•
Our special asset workout group was able to work with borrowers to achieve the pay off or pay down of approximately $6.4 million in nonaccrual loans, foreclose or negotiate deeds in lieu of foreclosure for approximately $4.3 million of nonaccrual loans and sell approximately $1.9 million of other real estate owned during the quarter.

•
The net interest margin of 2.74% during the quarter decreased 20 basis points and 4 basis points in comparison to 2.94% in the first quarter of 2010 and 2.78% in the second quarter of 2009, due primarily to $892,000 and $1.1 million decreases in net interest income, respectively. These decreases are largely attributable to the increase in nonperforming loans and other real estate owned and a change in asset mix resulting in a lower level of higher yielding loans.  We estimate that the nonperforming assets negatively impacted the margin by approximately 36 basis points during the second quarter of 2010.  Partially offsetting these factors were continued reductions of the cost of interest bearing liabilities.  We continue to maintain strong core funding sources and replace maturing higher priced time deposits with lower cost funding.

Our provision for loan losses of $7.7 million primarily reflects net charge-offs of $7.8 million.  As of June 30, 2010, non-performing loans were $76.6 million or 6.96% of loans, an increase from the $55.7 million and 4.94% of loans as of March 31, 2010.

The allowance for loan losses remained relatively unchanged at $27.7 million, or 2.52%, of total loans and represented 36% of non-performing loans, a decrease from 50% of non-performing loans at March 31, 2010.  Net charge-offs during the quarter increased to 2.81% of average loans on an annualized basis compared to 2.13% for the prior quarter. As of June 30, 2010, the balance of nonaccrual loans reflects cumulative charge downs of $12.3 million based primarily on the net realizable values of collateral for collateral dependent loans.

We reported total assets of $1.66 billion as of June 30, 2010, a decrease of 3% from December 31, 2009. Total loans declined to $1.10 billion, compared to $1.20 billion at December 31, 2009, as a $36.7 million, or 38%, decline in construction and land loans, a $24.2 million, or 48%, decline in indirect auto loans and a $30.7 million, or 5%, decline in commercial real estate loans led the $95.8 million decline of our loan portfolio. Total deposits of $1.34 billion as of June 30, 2010 were approximately 2% lower than the $1.37 billion at December 31, 2009.

Three Months Ended June 30, 2010 and 2009:

Results of Operations

For the second quarter of 2010, our operations resulted in a net loss before dividends on preferred stock of $14.1 million compared to a net loss of $4.9 million in the previous year’s second quarter.  The loss allocated to common shareholders was $0.99 per share for the 2010 quarter as compared to a net loss of $0.37 per share for the comparable 2009 quarter.  The increased loss is primarily due to $4.1 million in increased valuation adjustments, losses on sale and operating expenses associated with foreclosed real estate (OREO); no tax benefit recorded in the current period as a result of the Company’s deferred tax assets being fully reserved; a $1.9 million higher provision for loan losses; and $1.6 million in expenses incurred in connection with our capital raising activities and the termination of a related consulting agreement.

Net Interest Income

Net interest income represents the amount by which interest income on interest-earning assets exceeds interest expense incurred on interest-bearing liabilities.  Net interest income is the largest component of our income, and is affected by the interest rate environment and the volume and the composition of interest-earning assets and interest-bearing liabilities. Our interest-earning assets include loans, federal funds sold and securities purchased under agreements to resell, interest-bearing deposits in other banks and investment securities.  Our interest-bearing liabilities include deposits, federal funds purchased, subordinated debentures, advances from the FHLB and other short term borrowings.

Net interest income was $10.6 million for the three months ended June 30, 2010, a decrease from the $11.7 million reported for the same period last year due principally to a $133.8 million, or 8%, decrease in average earning assets.  The decrease in average earning assets was due primarily to loan principal payments, payoffs, charge-offs, the higher level of nonperforming loans and conversion of nonperforming loans to other real estate owned exceeding new loan originations. These factors resulted in a $112.6 million decrease in average loans outstanding during the second quarter of 2010 as compared to the second quarter of 2009.

Additionally, the net interest margin declined by 4 basis points from 2.78% to 2.74%. The decrease in net interest margin is due to higher levels of nonperforming loans, the continued maintenance of higher levels of liquid investment securities and cash equivalents and changes in asset mix resulting in lower volumes of higher yielding loans and investment securities.  The net interest margin continues to be adversely impacted by the level of nonaccrual loans and non-performing assets, which reduced the margin by an estimated 36 basis points during the second quarter of 2010 compared to an 18 basis point estimated impact in the second quarter of 2009.  Partially offsetting these factors were continued reductions of the cost of interest bearing deposits and the successful repricing or replacement of maturing higher priced time deposits with lower cost funding.

The $3.9 million decrease in interest and dividend income for the second quarter of 2010 compared to the second quarter of 2009 was mainly attributable to decreased average volumes and rates on loan balances and investment securities due primarily to the higher level of non-performing loans and significant declines in market interest rates.  Due to the lower volumes of higher yielding loans and the higher level of non-accrual loans, the yield on our loans declined 39 basis points. The yield of our interest earning assets declined 57 basis points in the second quarter of 2010 compared to the second quarter of 2009 due to the reduction in the yield on our loans and investment securities.

Partially offsetting the decline in interest and dividend income, were decreases in deposit interest rates paid as well as other market interest rates. The average interest cost of interest bearing deposits declined 80 basis points and the overall cost of interest bearing liabilities declined by 68 basis points compared to the second quarter of 2009.

Going forward, we expect market short-term interest rates to remain low for an extended period of time.  Generally, we expect loan and investment yields and deposit costs to stabilize. However, deposit rates could increase due to demand in the financial markets, banking system and other local markets for liquidity which may be reflected in elevated pricing competition for deposits. The predominant drivers affecting net interest income are the volume and composition of earning assets, the interest rates paid on our deposits and the net change in non-performing assets.

The following table presents average balances of the Company, the taxable-equivalent interest earned, and the rate paid thereon during the three months ended June 30, 2010 and June 30, 2009.

	2010			2009
(Dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Interest-earning assets:
Loans (1)(2)	$1,116,406	$14,656	5.27%	$1,229,026	$17,355	5.66%
Investment securities (2)	310,715	2,292	2.96%	382,478	3,495	3.67%
Money Market Mutual Funds	-	-	-	36,991	27	0.29%
Interest-bearing deposits in other banks	119,817	75	0.25%	29,773	20	0.27%
Federal Home Loan Bank stock	10,447	7	0.27%	10,482	-	0.00%
F Federal funds sold and securities sold under agreements to resell	-	-	0.00%	2,407	2	0.33%
Total interest-earning assets	1,557,385	17,030	4.39%	1,691,157	20,899	4.96%

Non-interest-earning assets:
C Cash and due from banks	21,036			34,477
PrPremises and equipment, net	50,972			38,215
aLAllowance for loan losses	(25,826)			(24,459)
O Other assets	82,919			69,138
Total non-interest-earning assets	129,101			117,371
Total assets	$1,686,486			$1,808,528

Interest-bearing liabilities:
Interest-bearing deposits:
N NOW accounts	$210,200	$192	0.37%	$190,457	$313	0.66%
MMoney market	178,889	470	1.05%	212,324	837	1.58%
S Savings deposits	75,833	137	0.72%	121,709	551	1.82%
T Time deposits	714,003	3,710	2.08%	707,212	5,450	3.09%
Total interest-bearing deposits	1,178,925	4,509	1.53%	1,231,702	7,151	2.33%

Oth Other interest-bearing liabilities:
S Short-term borrowings and FHLB advances	193,268	1,206	2.50%	196,501	1,305	2.66%
L Long-term borrowings	63,000	671	4.27%	63,000	708	4.51%
Total interest-bearing liabilities	1,435,193	6,386	1.78%	1,491,203	9,164	2.46%

NNon-interest-bearing liabilities and shareholders’ equity:
D Demand deposits	187,898			183,329
O Other liabilities	12,503			16,766
S Shareholders’ equity	50,892			117,230
T Total non-interest-bearing liabilities and shareholders’ equity	251,293			317,325
Tot Total liabilities and shareholders’ equity	$1,686,486			$1,808,528

Interest rate spread (tax equivalent basis)			2.61%			2.50%
Net interest income (tax equivalent basis)		$10,644			$11,735
Net interest margin (3) (tax equivalent basis)			2.74%			2.78%

_______
(1) Average loans include non-performing loans.
(2) Interest income and rates include the effects of a tax equivalent adjustment using applicable statutory tax rates in adjusting tax exempt interest on tax exempt investment securities and loans to a fully taxable basis.
(3) Net interest margin is net interest income divided by average total interest-earning assets.

Changes in Net Interest Income

The table below details the components of the changes in net interest income for the three months ended June 30, 2010 and June 30, 2009.  For each major category of interest-earning assets and interest-bearing liabilities, information is provided with respect to changes due to average volumes and changes due to rates, with the changes in both volumes and rates allocated to these two categories based on the proportionate absolute changes in each category.

	2010 Compared to 2009 (1) Due to Changes in
(Dollars in thousands)	Average Volume	Average Rate	Net Increase (Decrease)
Interest income
Loans (2)	$(1,527)	$(1,172)	$(2,699)
Investment securities (2)	(593)	(610)	(1,203)
Money Market Mutual Funds	(27)	-	(27)
Interest-bearing deposits in other banks	56	(1)	55
Federal Home Loan Bank stock	-	7	7
F Federal funds sold and securities purchased under agreements to resell	(2)	-	(2)
Total interest income	(2,093)	(1,776)	(3,869)

Interest expense
NOW accounts	30	(151)	(121)
Money market	(118)	(249)	(367)
Savings deposits	(160)	(254)	(414)
Time deposits	52	(1,792)	(1,740)
Short-term borrowings and FHLB advances	(21)	(78)	(99)
Long-term borrowings	-	(37)	(37)
Total interest expense	(217)	(2,561)	(2,778)

Change in net interest income	$(1,876)	$785	$(1,091)

________
(1)  ((1) The change in interest due to both rate and volume has been allocated to the volume and rate components in proportion to the relationship of the dollar amounts of the absolute change in each.

(2) I (2) Interest income includes the effects of a tax equivalent adjustment using applicable statutory tax rates in adjusting tax exempt interest on tax exempt investment securities and loans to a fully taxable basis.

Provision for Loan Losses

The provision and allowance for loan losses were impacted by many factors including net charge-offs, the decline in loans outstanding, the decline in impaired loans, historical loss rates and the mix of loan types. The provision for loan losses increased to $7.7 million in the second quarter of 2010 compared to $5.8 million in the comparable prior year period. The higher provision for loan losses in 2010 is due principally to an increase in net charge-offs compared to the 2009 period.  Net charge-offs were $7.8 million, or 2.81% of average loans on an annualized basis, during the three months ended June 30, 2010, compared to $5.8 million, or 1.89% of average loans on an annualized basis, for the same period in 2009. As of June 30, 2010, the balance of the allowance for loan losses decreased to $27.7 million as compared to $29.1 million at December 31, 2009 due primarily to a $95.6 million decline in loans outstanding, a $36.7 million decline in impaired loans and a change in the mix of loan types including a 38% decline in construction and vacant land loans and a 48% decline in indirect auto loans. At the same time, due primarily to the impact of recent historical charge-off experience on the factors used in estimating the allowance for loan losses, the June 30, 2010 allowance increased as a percentage of loans to 2.52% compared to 2.43% at December 31, 2009 and the percentage allocation of the reserve not specifically allocated to impaired loans increased to 2.06% of unimpaired loans at June 30, 2010 as compared to 1.91% at December 31, 2009. Offsetting the impact of historical loss rate factors used in estimating the allowance for loan losses were overall declines in loan balances outstanding, declines in loans classified as impaired and changes in the mix of loan types which, in combination, resulted in a lower balance of the allowance for loan losses at June 30, 2010.

Our provision for loan losses in future periods will be influenced by the loss potential of impaired loans, trends in the delinquency of loans, non-performing loans and net charge offs, which cannot be reasonably predicted.

     We continuously monitor and actively manage the credit quality of the entire loan portfolio and will continue to recognize the provision required to maintain the allowance for loan losses at an appropriate level. Due to the continued economic contraction, both individual and business customers are exhibiting difficulty in timely payment of their loan obligations. We believe that this trend may continue for the foreseeable future. Consequently, we may experience higher levels of delinquent and non-performing loans, which may require higher provisions for loan losses, higher charge-offs and higher collection related expenses in future periods. For additional information on nonperforming assets and the allowance for loan losses, refer to the section entitled Nonperforming Assets and Allowance for Loan Losses below.

  Non-interest Income

              Excluding net gains on investment securities, non-interest income was $2.5 million in the second quarter of 2010 compared to $2.2 million in the second quarter of 2009.  The increase in non-interest income is primarily due to the following: a $163,000 increase in fees from the origination and sale of residential mortgages in the secondary market; an $85,000 increase in fees for investment advisory services; an increase of $176,000 in debit card income; and an insurance gain of $135,000 on a bank owned life insurance policy.  Partially offsetting these increases was a decline in service charges on deposit accounts of $363,000.

The following table represents the principal components of non-interest income for the second quarter of 2010 and 2009:

(Dollars in thousands)	2010	2009
Service charges on deposit accounts	$839	$1,202
Investment securities gains, net	993	95
Fees on mortgage loans sold	481	318
Investment advisory fees	313	228
Debit card income	389	213
Earnings on bank owned life insurance policies	265	130
Other	214	146
Total non-interest income	$3,494	$2,332

Non-interest Expense

During the second quarter of 2010, non-interest expense increased $4.3 million, or 27%, to $20.5 million compared to $16.2 million for the second quarter of 2009. The increase is due primarily to a $4.1 million increase in OREO related expenses and valuation adjustments, $1.6 million in expense related to our capital raising initiatives and the termination of a related consulting agreement during the second quarter of 2010 and $258,000 in increased insurance premiums.  Offsetting these increased costs were reductions in salaries and employee benefits of $655,000, a net decrease in FDIC insurance assessments of $297,000 due to the one time special assessment of $800,000 recorded in second quarter of 2009 and a decrease in net occupancy expense of $165,000.

The decrease in salaries and employee benefits in the second quarter of 2010 relative to the second quarter of 2009 was due largely to the effect of a reduction in employee headcount beginning in 2009.  At June 30, 2009, the Company had 417 employees compared to 379 employees at June 30, 2010.

For the second quarter of 2010, the decrease in occupancy expense as compared to the second quarter of 2009 is a result of our continued focus on consolidating facilities and containing operating costs.

Foreclosed asset related expenses increased $4.1 million in the second quarter of 2010 relative to the second quarter of 2009. Of this increase, $3.6 million relates to OREO valuation adjustments during the second quarter of 2010. Such estimated fair value adjustments reflect the decline in real estate values determined by updated appraisals, comparable sales and local market trends in asking prices and data from recent closed transactions.  Other OREO operating and ownership expenses increased $683,000. Such costs include real estate taxes, insurance and other costs to own and maintain the properties.

Other expenses increased $1.1 million during the second quarter of 2010 compared to the second quarter of 2009.  The increase is primarily due to $1.6 million in expenses relating to our capital raising initiatives and the termination of a related consulting agreement ($1.25 million). Offsetting this increase was a decrease in total FDIC insurance assessments of $297,000 which is comprised of an increase in regular assessments by $502,000 relative to the second quarter of 2009, due primarily to higher deposit insurance premium rates, offset by the $800,000 one time special assessment in second quarter of 2009.

The following table represents the principal components of non-interest expense for the second quarter of 2010 and 2009:

(Dollars in thousands)	2010	2009
Sl Salary and employee benefits	$6,413	$7,068
N Net occupancy expense	2,273	2,438
F Foreclosed asset related expense	5,149	1,086
L Legal, and other professional	777	860
C Computer services	647	663
C Collection costs	(4)	118
P Postage, courier and armored car	270	280
MMarketing and community relations	276	241
O Operating supplies	130	194
DiDirectors’ fees	214	221
TrTravel expenses	84	93
F FDIC and state assessments	1,453	951
S Special FDIC assessment	-	800
Amortization of intangibles	389	419
N Net gains on disposition of repossessed assets	7	(36)
C Capital raise expenses	1,597	-
InInsurance, non-building	340	82
O Other operating expense	480	680
T Total non-interest expense	$20,495	$16,158

Income Taxes

The provision for income taxes includes federal and state income taxes and in 2010 reflects a full valuation allowance against our deferred tax assets. The effective income tax rates for the three months ended June 30, 2010 and 2009 were 0% and 38%, respectively. Historically, the fluctuations in effective tax rates reflect the effect of the differences in the inclusion or deductibility of certain income and expenses, respectively, for income tax purposes. A valuation allowance related to deferred tax assets is required when it is considered more likely than not (greater than 50% likelihood) that all or part of the benefit related to such assets will not be realized. In assessing the need for a valuation allowance, management considered various factors including the significant cumulative losses we have incurred over the last three years coupled with the expectation that our future realization of deferred taxes will be substantially limited as a result of the planned investment by NAFH. These factors represent the most significant negative evidence that management considered in concluding that a full valuation allowance was necessary at June 30, 2010 and December 31, 2009.

Our future effective income tax rate will fluctuate based on the mix of taxable and tax free investments we make and, to a greater extent, the impact of changes in the required amount of  the valuation allowance recorded against our net deferred tax assets and our overall level of taxable income. See Note 1 of our unaudited consolidated financial statements for additional information about the calculation of income tax expense. Additionally, there were no unrecognized tax benefits at June 30, 2010 or December 31, 2009, and we do not expect the total of unrecognized tax benefits to significantly increase in the next twelve months.

Six Months Ended June 30, 2010 and 2009:

Results of Operations

For the first six months of 2010, our operations resulted in a net loss before dividends on preferred stock of $19.2 million compared to a net loss of $8.3 million in the first half of the previous year.  The loss allocated to common shareholders was $1.38 per share for the first six months of 2010 as compared a net loss of $0.66 per share for the comparable 2009 period.  The increased loss is primarily due to $4.8 million in increased valuation adjustments, losses on sale and operating expenses associated with foreclosed real estate; no tax benefit recorded in the current period as a result of the Company’s deferred tax assets being fully reserved; a $1.6 million higher provision for loan losses; and $1.6 million in expenses incurred in connection with our capital raising activities and the termination of a related consulting agreement.

Annualized loss on average assets for the first six months of 2010 was 2.28% compared to a loss on average assets of 0.94% for the first six months of 2009.  The annualized loss on average shareholders’ equity was 72.54% for the first six months of 2010 compared to a loss of 13.83% for the same period of 2009.

Net Interest Income

Net interest income was $22.1 million for the six months ended June 30, 2010, a decrease from the $22.5 million reported for the same period last year due principally to a 6% decrease in average earning assets.  The decrease in average earning assets was due primarily to loan principal payments, payoffs, charge-offs and the conversion of nonperforming loans to other real estate owned exceeding new loan originations and resulting in a $79.9 million decrease in average loans outstanding during the six months ended June 30, 2010 as compared to the six months ended June 30, 2009.

The net interest margin increased by 13 basis points from 2.71% to 2.84%. The increase in the net interest margin is due to continued reductions of the cost of interest bearing deposits and the successful repricing or replacement of maturing higher priced time deposits with lower cost funding.  Partially offsetting the increase was continued higher levels of nonperforming loans and the change in asset mix resulting in lower volumes of higher yielding loans and investment securities.  The net interest margin continues to be adversely impacted by the level of nonaccrual loans and non-performing assets, which reduced the margin by an estimated 31 basis points during the six months ended June 30, 2010 compared to an estimated 16 basis point impact during the six months ended June 30, 2009.

The $6.4 million decrease in interest and dividend income for the first half of 2010, compared to the first half of 2009, was mainly attributable to lower balances of loans, the higher level of non-performing loans, significant declines in market interest rates and the related impact on loan and investment yields.  Due to the lower volumes of higher yielding loans and the higher level of non-accrual loans, the yield on our loans declined 39 basis points. The yield of our interest earning assets declined 50 basis points in the first half of 2010, compared to the first half of 2009, due to the reduction in the yield on our loans and investment securities.

Partially offsetting the decline in interest and dividend income, were decreases in deposit interest rates paid as well as other market interest rates.  The average interest cost of interest bearing deposits declined 93 basis points and the overall cost of interest bearing liabilities declined by 77 basis points compared to the first half of 2009.

Going forward, we expect market short-term interest rates to remain low for an extended period of time. Generally, we expect loan and investment yields and deposit costs to stabilize. However, deposit rates could increase due to demand in the financial markets, banking system and other local markets for liquidity which may be reflected in elevated pricing competition for deposits. The predominant drivers affecting net interest income are the composition of earning assets, the interest rates paid on our deposits and the net change in non-performing assets.

The following table presents average balances of the Company, the taxable-equivalent interest earned, and the rate paid thereon during the six months ended June 30, 2010 and June 30, 2009.

	2010			2009
(Dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Interest-earning assets:
Loans (1)(2)	$1,147,456	$30,674	5.39%	$1,227,339	$35,196	5.78%
Investment securities (2)	297,279	4,537	3.08%	335,415	6,409	3.85%
Money Market Mutual Funds	-	-	-	60,569	130	0.43%
Interest-bearing deposits in other banks	120,006	149	0.25%	35,519	40	0.23%
Federal Home Loan Bank stock	10,447	10	0.19%	11,389	(19)	(0.34)%
Federal funds sold and securities sold under agreements to resell	7	-	0.00%	4,985	5	0.20%
Total interest-earning assets	1,575,195	35,370	4.53%	1,675,216	41,761	5.03%

Non-interest-earning assets:
C Cash and due from banks	22,821			33,049
PrPremises and equipment, net	45,918			38,210
A Allowance for loan losses	(26,651)			(23,908)
O Other assets	76,087			73,056
Total non-interest-earning assets	118,175			120,407
Total assets	$1,693,370			$1,795,623

Interest-bearing liabilities:
Interest-bearing deposits:
N NOW accounts	$210,356	$384	0.37%	$179,061	$642	0.72%
M Money market	191,023	998	1.05%	184,316	1,499	1.64%
S Savings deposits	81,490	291	0.72%	106,930	959	1.81%
TiTime deposits	701,993	7,738	2.22%	728,735	11,950	3.31%
Total interest-bearing deposits	1,184,862	9,411	1.60%	1,199,042	15,050	2.53%

Oth Other interest-bearing liabilities:
S Short-term borrowings and FHLB advances	193,679	2,443	2.54%	224,045	2,735	2.46%
L Long-term borrowings	63,000	1,325	4.24%	63,000	1,444	4.62%
Total interest-bearing liabilities	1,441,541	13,179	1.84%	1,486,087	19,229	2.61%

N Non-interest-bearing liabilities and shareholders’ equity:
D Demand deposits	186,535			169,824
Other liabilities	12,058			18,026
S Shareholders’ equity	53,236			121,686
T Total non-interest-bearing liabilities and shareholders’ equity	251,829			309,536
Tot Total liabilities and shareholders’ equity	$1,693,370			$1,795,623

Interest rate spread (tax equivalent basis)			2.69%			2.42%
Net interest income (tax equivalent basis)		$22,191			$22,532
Net interest margin (3) (tax equivalent basis)			2.84%			2.71%

_______
(1) Average loans include non-performing loans.
(2) Interest income and rates include the effects of a tax equivalent adjustment using applicable statutory tax rates in adjusting tax exempt interest on tax exempt investment   securities and loans to a fully taxable basis.
(3) Net interest margin is net interest income divided by average total interest-earning assets.

Changes in Net Interest Income

The table below details the components of the changes in net interest income for the six months ended June 30, 2010 and June 30, 2009.  For each major category of interest-earning assets and interest-bearing liabilities, information is provided with respect to changes due to average volumes and changes due to rates, with the changes in both volumes and rates allocated to these two categories based on the proportionate absolute changes in each category.

	2010 Compared to 2009 (1) Due to Changes in
(Dollars in thousands)	Average Volume	Average Rate	Net Increase (Decrease)
Interest income
Loans (2)	$(2,215)	$(2,307)	$(4,522)
Investment securities (2)	(676)	(1,196)	(1,872)
Money Market Mutual Funds	(130)	-	(130)
Interest-bearing deposits in other banks	104	5	109
Federal Home Loan Bank stock	-	29	29
F Federal funds sold and securities purchased under agreements to resell	(5)	-	(5)
Total interest income	(2,922)	(3,469)	(6,391)

Interest expense
NOW accounts	98	(356)	(258)
Money market	53	(554)	(501)
Savings deposits	(189)	(479)	(668)
Time deposits	(424)	(3,788)	(4,212)
Short-term borrowings and FHLB advances	(381)	89	(292)
Long-term borrowings	-	(119)	(119)
Total interest expense	(843)	(5,207)	(6,050)

Change in net interest income	$(2,079)	$1,738	$(341)

________
(1)  ((1)  The change in interest due to both rate and volume has been allocated to the volume and rate components in proportion to the relationship of the dollar amounts of the absolute change in each.

(2) I (2) Interest income includes the effects of a tax equivalent adjustment using applicable statutory tax rates in adjusting tax exempt interest on tax exempt investment securities and loans to a fully taxable basis.

Provision for Loan Losses

The provision and allowance for loan losses were impacted by many factors including net charge-offs, the decline in loans outstanding, the decline in impaired loans, historical loss rates and the mix of loan types. The provision for loan losses increased to $12.6 million in the first six months of 2010 compared to $11.1 million in the comparable prior year period. The higher provision for loan loss in 2010 is principally due to an increase in net charge-offs compared to the 2009 period.  Net charge-offs were $14.0 million, or 2.46% of average loans on an annualized basis, during the six months ended June 30, 2010, compared to $9.4 million, or 1.55% of average loans on an annualized basis, for the same period in 2009. As of June 30, 2010, the balance of the allowance for loan losses decreased to $27.7 million, as compared to $29.1 million at December 31, 2009, due primarily to a $95.6 million decline in loans outstanding, a $36.7 million decline in impaired loans and a change in the mix of loan types including a 38% decline in construction and vacant land loans and a 48% decline in indirect auto loans. At the same time, due primarily to the impact of recent historical charge-off experience on the factors used in estimating the allowance for loan losses, the June 30, 2010 allowance increased as a percentage of loans to 2.52%, compared to 2.43% at December 31, 2009, and the percentage allocation of the reserve not specifically allocated to impaired loans increased to 2.06% of unimpaired loans at June 30, 2010 as compared to 1.91% at December 31, 2009. Offsetting the impact of historical loss rate factors used in estimating the allowance for loan losses were overall declines in loan balances outstanding, declines in loans classified as impaired and changes in the mix of loan types which, in combination, resulted in a lower balance of the allowance for loan losses at June 30, 2010.

Our provision for loan losses in future periods will be influenced by the loss potential of impaired loans, trends in the delinquency of loans, non-performing loans and net charge offs, which cannot be reasonably predicted.

     We continuously monitor and actively manage the credit quality of the entire loan portfolio and will continue to recognize the provision required to maintain the allowance for loan losses at an appropriate level. Due to the continued economic contraction, both individual and business customers are exhibiting difficulty in timely payment of their loan obligations. We believe that this trend may continue for the foreseeable future. Consequently, we may experience higher levels of delinquent and non-performing loans, which may require higher provisions for loan losses, higher charge-offs and higher collection related expenses in future periods. For additional information on nonperforming assets and the allowance for loan losses, refer to the section entitled Nonperforming Assets and Allowance for Loan Losses below.

  Non-interest Income

              Excluding net gains on investment securities, non-interest income was $4.3 million in the first six months of 2010 compared to $4.0 million in the prior year period of 2009.  The increase in non-interest income is primarily due to the following: a $331,000 increase in fees from the origination and sale of residential mortgages in the secondary market; a $199,000 increase in fees for investment advisory services; an increase of $335,000 in debit card income; and an insurance gain $135,000 on bank owned life insurance policies.  These increases were offset by a decline in service charges on deposit accounts of $414,000 and a $346,000 loss recorded upon the sale of $20.1 million of indirect auto loans during the first quarter of 2010. The indirect auto loans were sold at a price exceeding the face value of the underlying notes. However, as unamortized premiums paid to auto dealers upon the origination of these loans exceeded the premium received in the sale, the accounting result of the sale was the aforementioned loss. Premiums paid to auto dealers upon loan origination are recorded as deferred loan costs and amortized over the life of the individual loans. Economically, when the transaction is evaluated considering the reduction of approximately $621,000 of the allowance for loan losses attributable to the sold loans, we estimate the sale had a net positive impact of approximately $275,000.

The following table represents the principal components of non-interest income for the six months of 2010 and 2009:

(Dollars in thousands)	2010	2009
Service charges on deposit accounts	$1,754	$2,168
Investment securities gains, net	2,635	691
Fees on mortgage loans sold	764	433
Investment advisory fees	620	421
Loss on sale of indirect loans	(346)	-
Debit card income	733	398
Earnings on bank owned life insurance policies	365	261
Other	383	339
Total non-interest income	$6,908	$4,711

Non-interest Expense

During the first six months of 2010, non-interest expense increased $6.0 million, or 20%, to $35.5 million compared to $29.5 million for the first six months of 2009. The increase is primarily due to a $4.8 million increase in OREO related expenses and valuation adjustments, $1.6 million related to our capital raising initiatives and the termination of a related consulting agreement during the second quarter of 2010, increased FDIC insurance costs of $793,000 due to higher deposit insurance premium rates, an increase in other professional fees of $332,000, and a $489,000 increase in insurance premiums related to corporate insurance coverage. Offsetting these increased costs were reductions in salaries and employee benefits and the $800,000 one time FDIC special assessment recorded in the second quarter of 2009.

Salaries and employee benefits decreased $1.2 million in the first six months of 2010 relative to the first six months of 2009. The primary reason for the decrease in salaries and employee benefits was due to a reduction in employee headcount beginning in 2009 and $674,000 of higher severance related costs incurred in the first half of 2009.  At June 30, 2009, the Company had 417 employees compared to 379 employees as June 30, 2010.

Foreclosed asset related expenses increased $4.8 million in the first six months of 2010 relative to the first six months of 2009. Of this increase, $4.0 million relates to OREO valuation adjustments during the first half of 2010. Such estimated fair value adjustments reflect the decline in the real estate values determined by updated appraisals, comparable sales and local market trends in asking prices and data from recent closed transactions. Other OREO operating and ownership expenses increased $939,000. Such costs include real estate taxes, insurance and other costs to own and maintain the properties and the increase reflects the higher level of OREO in 2010 compared to 2009.

Other expenses increased $2.4 million in the first six months of 2010 compared to the first six months of 2009.  The 2010 period includes $1.6 million in expenses relating to our capital raising initiatives and the termination of a related consulting agreement ($1.25 million) during the second quarter of 2010. Other professional fees increased by $332,000 due principally to the costs associated with a 2010 independent third party loan review and $489,000 of increased insurance premiums. FDIC insurance assessments increased by $793,000, relative to the first half of 2009, due primarily to higher deposit insurance premium rates offset by the impact of the $800,000 one time FDIC special assessment in second quarter of 2009.

The following table represents the principal components of non-interest expense for the first six months of 2010 and 2009:

		2010			2009
(Dollars in thousands)	Total	Riverside Operations	Excluding Riverside	Total	Riverside Operations	Excluding Riverside
SaSalary and employee benefits	$13,249	$959	$12,290	$14,448	$946	$13,502
N Net occupancy expense	4,557	710	3,847	4,590	696	3,894
F Foreclosed asset related expense	6,249	-	6,249	1,406	-	1,406
L Legal, and other professional	1,640	3	1,637	1,308	264	1,044
C Computer services	1,369	344	1,025	1,288	213	1,075
C Collection costs	39	-	39	222	-	222
P Postage, courier and armored car	552	51	501	531	103	428
MMarketing and community relations	658	86	572	519	52	467
O Operating supplies	275	44	231	336	92	244
D Directors’ fees	409	-	409	453	-	453
T Travel expenses	166	2	164	176	5	171
F FDIC and state assessments	2,315	444	1,871	1,522	241	1,281
F FDIC special assessment	-	-	-	800	169	631
A Amortization of intangibles	779	509	270	652	382	270
N Net gains on disposition of repossessed assets	(46)	-	(46)	(105)	-	(105)
C Capital raise expense	1,597	-	1,597	-	-	-
In Insurance, non-building	652	1	651	163	1	162
O Other operating expense	1,069	24	1,045	1,216	75	1,141
T Total non-interest expense	$35,529	$3,177	$32,352	$29,525	$3,239	$26,286

Income Taxes

The provision for income taxes includes federal and state income taxes and in 2010 reflects a full valuation allowance against our deferred tax assets. The effective income tax rates for the six months ended June 30, 2010 and 2009 were 0% and 38%, respectively. Historically, the fluctuations in effective tax rates reflect the effect of the differences in the inclusion or deductibility of certain income and expenses, respectively, for income tax purposes. A valuation allowance related to deferred tax assets is required when it is considered more likely than not (greater than 50% likelihood) that all or part of the benefit related to such assets will not be realized. In assessing the need for a valuation allowance, management considered various factors including the significant cumulative losses we have incurred over the last three years coupled with the expectation that our future realization of deferred taxes will be substantially limited as a result of the planned investment by NAFH. These factors were among the most significant negative evidence that management considered in concluding that a full valuation allowance was necessary at June 30, 2010 and December 31, 2009.

Our future effective income tax rate will fluctuate based on the mix of taxable and tax free investments we make and, to a greater extent, the impact of changes in the required amount of the valuation allowance recorded against our net deferred tax assets and our overall level of taxable income. See Note 1 of our unaudited consolidated financial statements for additional information about the calculation of income tax expense. Additionally, there were no unrecognized tax benefits at June 30, 2010 or December 31, 2009, and we do not expect the total of unrecognized tax benefits to significantly increase in the next twelve months.

Balance Sheet

Total assets at June 30, 2010 were $1.66 billion, a decrease of $46.3 million, or 3%, from total assets of $1.71 billion at December 31, 2009.  Total loans declined to $1.10, billion compared to $1.20 billion at December 31, 2009, as a $36.7 million, or 38%, decline in construction and land loans, a $24.2 million, or 48%, decline in indirect auto loans and a $30.7 million, or 5%, decline in commercial real estate loans led the $95.8 million decline of our loan portfolio. Of this decline in loans outstanding, $26.3 million related to loans foreclosed and transferred to other real estate owned, $14.0 million related to charge-offs and $5.6 million related to sales of nonperforming loans. The decline in indirect auto loans was due primarily to the sale of approximately $20.1 million of such loans during the first quarter of 2010. Also, in the first six months of 2010, investment securities increased $32.3 million, or 13%.

At June 30, 2010, advances from the Federal Home Loan Bank were $125.0 million, which remained even with December 31, 2009.  Total deposits of $1.34 billion as of June 30, 2010 decreased $27.7 million, or 2%, compared to $1.37 billion at December 31, 2009.  Brokered deposits declined $37.2 million from $48.2 million at December 31, 2009 to $10.9 million at June 30, 2010.

Shareholders’ equity totaled $39.0 million at June 30, 2010, decreasing $16.5 million from December 31, 2009. Book value per common share decreased to $0.22 at June 30, 2010 from $1.42 at December 31, 2009.

Investment Securities

During the first six months of 2010 and 2009, we realized net gains of $2.6 million and $1.5 million relating to sales of approximately $188.6 million and $290.9 million (including the liquidation of funds temporarily invested in money market mutual funds) of available for sale securities, respectively.

As previously described in the Annual Report on Form 10-K for 2009, as of June 30, 2010, the Company owns four collateralized debt obligation investment securities (three backed primarily by corporate debt obligations of homebuilders, REITs, real estate companies and commercial mortgage backed securities and the fourth backed by trust preferred securities of banks and insurance companies) with an aggregate original cost of $15.0 million.  In determining the estimated fair value of these securities, management utilizes a discounted cash flow modeling valuation approach which is discussed in greater detail in Note 7 - Fair Value. These securities are floating rate securities which were rated "A" or better by an independent and nationally recognized rating agency at the time of purchase. At various dates during 2008 and 2009, due to ratings downgrades, changes in estimates of future cash flows and the amounts of impairment, management concluded that the losses of value for the collateralized debt obligations backed by debt securities of homebuilders, REITs and real estate companies and commercial mortgage backed securities, aggregating $10.0 million, were other than temporary under generally accepted accounting principles. Accordingly, the Company wrote these investment securities down at various dates to their estimated fair value. During 2009, the Company recognized approximately $763,000 of such write-downs.  Through the end of the second quarter of 2009 the write-down of these three securities to $0 resulted in the recognition of cumulative other than temporary impairment losses of $10.0 million. During 2009, the estimated fair value of the security backed by trust preferred securities of banks and insurance companies declined further due to the occurrence of additional defaults or deferrals by certain underlying issuers and changes in the estimated timing of the future cash flow and discount rate assumptions used to estimate the value of these securities. As of June 30, 2010, management concluded that the unrealized loss on this security does not meet the definition of other than temporary under generally accepted accounting principles because no credit loss has been incurred.

As these securities are not readily marketable and there have been no observable transactions involving substantially similar securities, estimates of future cash flows, levels and timing of future default and assumptions of applicable discount rates are highly subjective and have a material impact on the estimated fair value of these securities. The estimated fair value may fluctuate significantly from period to period based upon actual occurrence of future events of default, recovery, and changes in expectations of assumed future levels of default and discount rates applied.

We regularly review each investment security for impairment based on criteria that include the extent to which cost exceeds fair value, the duration of that impairment, the financial health of and specific prospects for the issuer(s) and our ability and intention with regard to holding the security to maturity. Future declines in the fair value of these or other securities may result in additional impairment charges which may be material to the financial condition and results of operations of the Company. For additional detail regarding our impairment assessment process, see Note 2 of the Unaudited Notes to Consolidated financial statements above.

Loan Portfolio Composition

Two significant components of our loan portfolio are classified in the notes to the accompanying unaudited financial statements as commercial real estate and construction and vacant land. Our goal of maintaining high standards of credit quality include a strategy of diversification of loan type and purpose within these categories. The following charts illustrate the composition of these portfolios as of June 30, 2010 and December 31, 2009.

	June 30, 2010		December 31, 2009
(Dollars in thousands)	Commercial Real Estate	Percentage Composition	Commercial Real Estate	Percentage Composition
Mixed Use Commercial/Residential	$101,425	16%	$102,901	15%
Office Buildings	100,719	16%	103,426	15%
Hotels/Motels	68,339	10%	78,992	12%
1-4 Family and Multi Family	66,344	10%	75,342	11%
Guesthouses	92,591	14%	94,663	14%
Retail Buildings	76,222	12%	78,852	12%
Restaurants	49,758	8%	50,395	7%
Marinas/Docks	20,182	3%	19,521	3%
Warehouse and Industrial	28,208	4%	32,328	5%
Other	45,891	7%	43,989	6%
Total	$649,679	100%	$680,409	100%

	June 30, 2010		December 31, 2009
	Construction and Vacant Land	Percentage Composition	Construction and Vacant Land	Percentage Composition
Construction:
Residential – owner occupied	$2,991	5%	$6,024	6%
Residential – commercial developer	1,669	3%	6,574	7%
Commercial structure	4,488	7%	13,127	13%
	9,148	15%	25,725	26%
Land:
Raw land	10,556	17%	20,684	21%
Residential lots	17,004	28%	12,773	13%
Land development	9,054	15%	16,877	17%
Commercial lots	14,936	25%	21,365	23%
Total land	51,550	85%	71,699	74%

Total	$60,698	100%	$97,424	100%

Non-performing Assets and Allowance for Loan Losses

Non-performing assets include non-accrual loans and investment securities, repossessed personal property, and other real estate.  Loans and investments in debt securities are placed on non-accrual status when management has concerns relating to the ability to collect the principal and interest and generally when loans are 90 days past due. A loan is considered impaired when it is probable that not all principal and interest amounts will be collected according to the loan contract.  Non-performing assets are as follows:

(Dollars in thousands)	June 30, 2010	December 31, 2009
Total non-accrual loans	$76,632	$72,833
Accruing loans delinquent 90 days or more	-	-
Total non-performing loans	76,632	72,833

Non-accrual investment securities	758	759
Repossessed personal property (primarily indirect auto loans)	204	326
Other real estate owned	38,699	21,352
Other assets (*)	2,097	2,090
Total non-performing assets	$118,390	$97,360

Allowance for loan losses	$27,710	$29,083

Loa Loans in compliance with terms modified in troubled debt restructurings and not included in non-performing loans above	$22,318	$35,906

Non-performing assets as a percent of total assets	7.14%	5.71%
Non-performing loans as a percent of gross loans	6.96%	6.08%
Allowance for loan losses as a percent of non-performing loans	36.16%	39.93%
Annualized net charge-offs as a percent of average loans for the quarter ended	2.81%	6.40%

(*)
  In 1998, TIB Bank made a $10.0 million loan to construct a lumber mill in northern Florida. Of this amount, $6.4 million had been sold by the Bank to other lenders. The loan was 80% guaranteed as to principal and interest by the U.S. Department of Agriculture (USDA). In addition to business real estate and equipment, the loan was collateralized by the business owner’s interest in a trust. Under provisions of the trust agreement, beneficiaries cannot receive trust assets until November 2010.

      The portion of this loan guaranteed by the USDA and held by us was approximately $1.6 million. During the second quarter of 2008, the USDA paid the Company the principal and accrued interest and allowed the Company to apply other proceeds previously received to capitalized liquidation costs and protective advances. The non-       guaranteed principal and interest ($2.0 million at June 30, 2010 and December 31, 2009) and the reimbursable capitalized liquidation costs and protective advance costs totaling approximately $133,000 and $126,000 at June 30, 2010 and December 31, 2009, respectively, are included as “other assets” in the financial statements.

      Florida law requires a bank to liquidate or charge off repossessed real property within five years, and repossessed personal property within six months. Since the property had not been liquidated during this period, the Bank charged-off the non guaranteed principal and interest totaling $2.0 million at June 30, 2003, for regulatory purposes.  Since we believe this amount is ultimately realizable, we did not write off this amount for financial statement purposes under generally accepted accounting principles.

Non-accrual loans as of June 30, 2010 and December 31, 2009 are as follows:

(Dollars in thousands)	June 30, 2010		December 31, 2009
Collateral Description	Number of Loans	Outstanding Balance	Number of Loans	Outstanding Balance
Residential 1-4 family	42	$11,115	36	$9,250
Home equity loans	9	1,376	8	1,488
Commercial 1-4 family investment	12	7,274	19	8,733
Commercial and agricultural	9	1,982	7	2,454
Commercial real estate	35	39,734	29	24,392
Residential land development	16	14,643	13	25,295
Government guaranteed loans	1	137	2	143
Indi Indirect auto, auto and consumer loans	38	371	97	1,078
		$76,632		$72,833

Net activity relating to nonaccrual loans during the second quarter of 2010 is as follows:

Nonaccrual Loan Activity (Other Than Indirect Auto and Consumer)
(Dollars in thousands)

Nonaccrual loans at March 31, 2010	$55,288
Returned to accrual	-
Net principal paid down on nonaccrual loans	(6,427)
Charge-offs	(7,392)
Loans foreclosed – transferred to OREO	(4,293)
Loans placed on nonaccrual	39,085
Nonaccrual loans at June 30, 2010	$76,261

An expanded analysis of the more significant loans classified as nonaccrual during the second quarter of 2010 and remaining classified as of June 30, 2010, is as follows:

Significant Nonaccrual Loans (Other Than Indirect Auto and Consumer)
(Dollars in thousands)
Collateral Description	Original Loan Amount	Original Loan to Value (Based on Original Appraisal)	Current Loan Amount	Specific Allocation of Reserve in Allowance for Loan Losses at June 30, 2010	Amount Charged Against Allowance for Loan Losses During the Quarter Ended June 30, 2010	Impact on the Provision for Loan Losses During the Quarter Ended June 30, 2010 (1)
Arising in Second Quarter 2010
Aut Auto dealerships and commercial land in SW Florida	$12,938	59%	$12,476	$241	$-	$241
Ow Owner-occupied commercial real estate in Key West Florida	11,772	75%	11,583	836	-	836
Two office buildings in SW Florida	2,450	52%	2,212	349	138	205
1-4 family residential in Florida Keys	2,047	77%	1,880	193	86	279
o Mobile home park in Florida Keys	1,375	69%	1,282	-	-	-
Nur Nursery land and residence in South Florida	1,425	83%	944	420	-	420
Mix Mixed use – office/residential in Key West Florida	862	63%	849	35	-	35
O Office condominiums in SW Florida	848	74%	720	58	106	150
O Office space in Florida Keys	799	75%	678	58	87	140
Numerous smaller balance primarily 1-4 family residential and commercial real estate loans			3,690	943	1,551	2,037
		Total	$36,314	$3,133	$1,968	$4,343

Nonaccrual Prior to Second Quarter 2010 Remaining on Nonaccrual at June 30, 2010
Commercial lots in SW Florida	$3,840	54%	$3,300	$415	$449	$152
C Commercial lots in SW Florida	1,450	76%	1,383	49	-	-
Commercial 1-4 family residential	1,288	75%	1,228	-	-	-
Commercial real estate SW Florida	1,700	65%	965	77	188	-
Waterfront 1-4 family residential home	1,050	32%	1,023	-	-	-
Commercial 1-4 family residential	1,640	75%	1,323	133	-	31
Mixed use - developer	3.602	80%	2,300	248	-	232
Two restaurants SW Florida	5,099	57-70%	4,000	627	914	229
Office Building - developer	1,346	53%	1,250	158	-	(19)
Vacant land – residential development	4,750	42%	4,795	-	-	-
Commercial 1-4 family residential	1,050	33%	1,155	-	-	-
Two commercial 1-4 family residential	1,281	80%	1,045	84	-	-
Office building	1,118	66%	1,095	215	-	202
N Numerous smaller balance primarily 1-4 family residential and commercial real estate loans			15,085	1,172	490	661
			$39,947	$3,178	$2,041	$1,488
		Total	$76,261	$6,311	$4,009	$5,831

    Of the $36.3 million of loans placed on nonaccrual during the second quarter of 2010 included in the table above, $1.6 million related to loans which we reviewed during the second quarter and determined that no specific reserves were necessary at such time. The remaining loans which were also reviewed during the period had allocated specific reserves of $3.1 million, after related charge downs, and resulted in the provision of additional specific reserves of $4.3 million during the period.

Allowance for Loan Losses

  The allowance for loan losses is a valuation allowance for probable incurred credit losses in the loan portfolio and amounted to approximately $27.7 million and $29.1 million at June 30, 2010 and December 31, 2009, respectively.  Our formalized process for assessing the adequacy of the allowance for loan losses and the resultant need, if any, for periodic provisions to the allowance charged to income, includes both individual loan analyses and loan pool analyses.  Individual loan analyses are periodically performed on loan relationships of a significant size, or when otherwise deemed necessary, and primarily encompass commercial real estate and other commercial loans.  The result is that commercial real estate loans and commercial loans are classified into the following risk categories: Pass, Special Mention, Substandard or Loss.  The allowance consists of specific and general components. When appropriate, a specific reserve will be established for individual loans based upon the risk classification and the estimated potential for loss.  The specific component relates to loans that are individually classified as impaired. Otherwise, we estimate an allowance for each risk category.  The general allocations to each risk category are based on factors including historical loss rate, perceived economic conditions (local, national and global), perceived strength of our management, recent trends in loan loss history, and concentrations of credit.

Non-performing loans and impaired loans are defined differently. Some loans may be included in both categories, whereas other loans may only be included in one category. A loan is considered impaired when it is probable that not all principal and interest amounts will be collected according to the loan contract. Generally, residential mortgage, commercial and commercial real estate loans exceeding certain size thresholds established by management, are individually evaluated for impairment. Nonaccrual loans and restructured loans where loan term concessions benefitting the borrowers have been made are generally designated as impaired. Impaired loans presented in the table below include the $76.3 million of nonperforming loans included in the tables above, other than indirect auto and consumer loans, along with $22.3 million of restructured loans which are in compliance with modified terms and not reported as non-performing and other impaired loans which are not currently classified as non-accrual, but meet the criteria for classification as an impaired loan (i.e. loans for which the collection of all principal and interest amounts as specified in the original loan contract are not expected, or where management has substantial doubt that the collection will be as specified, but is still expected to occur in its entirety). Collectively, these loans comprise the potential problem loans individually considered along with historical portfolio loss experience and trends and other quantitative and qualitative factors applied to the balance of our portfolios in our evaluation of the adequacy of the allowance for loan losses.

If a loan is considered to be impaired, a portion of the allowance is allocated so that the carrying value of the loan is reported at the present value of estimated future cash flows discounted using the loan’s original rate or at the fair value of collateral, less disposition costs, if repayment is expected solely from the collateral. Impaired loans are as follows:

(Dollars in thousands)	June 30, 2010	December 31, 2009
Loans with no allocated allowance for loan losses	$23,415	$60,629
Loans with allocated allowance for loan losses	88,354	87,823
Total	$111,769	$148,452

Amount of the allowance for loan losses allocated	$7,358	$9,040

Amount of nonaccrual loans classified as impaired	$76,261	$71,755

	June 30, 2010
(Dollars in thousands)	Total Impaired Loans	Impaired Loans With Allocated Allowance	Amount of Allowance Allocated	Impaired Loans With No Allocated Allowance
Commercial	$4,433	$2,227	$550	$2,206
Commercial Real Estate	90,450	73,836	5,093	16,614
Residential	14,410	10,172	998	4,238
Consumer	100	100	100	-
HELOC	2,376	2,019	617	357
Total	$111,769	$88,354	$7,358	$23,415
	December 31, 2009
(Dollars in thousands)	Total Impaired Loans	Impaired Loans With Allocated Allowance	Amount of Allowance Allocated	Impaired Loans With No Allocated Allowance
Commercial	$6,210	$4,847	$1,455	$1,363
Commercial Real Estate	123,452	70,868	5,455	52,584
Residential	16,261	10,158	1,704	6,103
Consumer	699	699	274	-
HELOC	1,830	1,251	152	579
Total	$148,452	$87,823	$9,040	$60,629

Indirect auto loans and consumer loans generally are not analyzed individually and or separately identified for impairment disclosures.  These loans are grouped into pools and assigned risk categories based on their current payment status and management’s assessment of risk inherent in the various types of loans. The allocations are based on the same factors mentioned above.

Based on an analysis performed by management at June 30, 2010, the allowance for loan losses is considered to be adequate to cover estimated loan losses in the portfolio as of that date. However, management’s judgment is based upon our recent historical loss experience, the level of non-performing and delinquent loans, information known today and a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid.  Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that significant additional increases in the allowance for loan losses will not be required. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses. Such agencies may require us to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

As previously discussed in Note 6 to the unaudited consolidated financial statements, TIB Bank has entered into a Consent Order with bank regulatory agencies. In addition to increasing capital ratios, the Bank has agreed to improve its asset quality by reducing the balance of assets classified substandard and doubtful in the report from the most recent regulatory examination through collection, disposition, charge-off or improvement in the credit quality of the loans.

Charge-offs of $1.9 million related to foreclosed loans were recorded during the second quarter of 2010 of which $1.8 million was reserved for.  Valuation adjustments on OREO of $4.3 million were primarily due to updated appraisals, comparable sales and local market trends in asking prices and data from recent closed transactions.  Net activity relating to other real estate owned loans during the second quarter of 2010 is as follows:

OREO Activity
(Dollars in thousands)

OREO as of March 31, 2010	$41,078
Real estate acquired	4,293
Valuation Adjustments	(4,250)
Properties sold	(1,863)
Other	(559)
OREO as of June 30, 2010	$38,699

      An expanded analysis of the significant components of other real estate owned as of June 30, 2010 is as follows:

OREO Analysis as of June 30, 2010
(Dollars in thousands)
Property Description	Original Loan Amount		Original LTV	Carrying Value at June 30, 2010
Acquired in Second Quarter of 2010
Commercial real estate (3 loans)				$2,840
Other 1-4 family residential (4 loans)				1,373
				$4,213

Acquired Prior to the Second Quarter of 2010
Seven undeveloped commercial lots	$13,500		50%	$8,245
Luxury boutique hotel in Southwest Florida	9,775		88%	6,755
B Bayfront land in the Florida Keys	5,622		54%	5,592
Vacant land in Southwest Florida	5,826		60%	4,412
F Five 1-4 family residential condominiums (new construction)	7,066	*	72%	3,841
Luxury 1-4 family residential in Southwest Florida	2,493		67%	1,610
Four commercial 1-4 family residential loans Southwest Florida	1,933		73-80%	626
Commercial real estate (3 loans)				1,817
Other land (4 Lots – 3 loans)				931
Other 1-4 family residential (2 loans)				657
				$34,486
Total OREO				$38,699
* Original loan financed the construction of eight units.

Capital and Liquidity

Capital

If a bank is classified as undercapitalized the bank is subject to certain restrictions.  One of the restrictions is that the bank may not accept, renew or roll over any brokered deposits (including CDARs deposits) without being granted a waiver of the prohibition by the FDIC. As of June 30, 2010, we had $33.1 million of brokered deposits consisting of $22.2 million of reciprocal CDARs deposits and $10.9 million of traditional brokered deposits representing approximately 2.5% of our total deposits. CDARs deposits of $20.2 million and traditional brokered deposits of $571,000 mature within the next twelve months. An inability to roll over or raise funds through CDARs deposits or brokered deposits could have a material adverse impact on our liquidity.  Additional restrictions include limitations on deposit pricing, the preclusion from paying “golden parachute” severance payments and the requirement to notify the bank regulatory agencies of certain significant events.

On July 2, 2009, TIB Bank entered into a Memorandum of Understanding, which is an informal agreement, with bank regulatory agencies that it will move in good faith to increase its Tier 1 leverage capital ratio to not less than 8% and its total risk-based capital ratio to not less than 12% by December 31, 2009 and maintain these higher ratios for as long as this agreement is in effect.  At June 30, 2010 and December 31, 2009, these elevated capital ratios were not met. On July 2, 2010, the Bank entered a Consent Order, a formal agreement with the bank regulatory agencies under which, among other things, the Bank has agreed to maintain a Tier 1 capital ratio of at least 8% of total assets and a total risk based capital ratio of at least 12% within 90 days. The Consent Order also governs certain aspects of the Bank’s operations including a requirement that it reduce the balance of assets classified substandard and doubtful by at least 70% over a two-year period, and not undertake asset growth of 5% or more per year without prior approval from the regulatory agencies. The Consent Order supersedes the Memorandum of Understanding.

As of June 30, 2010, the Company’s ratio of total capital to risk-weighted assets was 7.1% and the leverage ratio was 2.7% which fell below the levels required to be considered adequately capitalized.  The decline in the leverage ratio from December 31, 2009 is primarily related to net losses incurred.

On December 5, 2008, under the U.S. Department of Treasury’s (the “Treasury”) Capital Purchase Program (the “CPP”) established under the Troubled Asset Relief Program (the “TARP”) that was created as part of the Emergency Economic Stabilization Act of 2008 (the “EESA”), the Company issued to Treasury 37,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.10 par value, having a liquidation amount of $1,000 per share, and a ten-year warrant to purchase 1,106,389 shares of common stock at an exercise price of $5.02 per share, for aggregate proceeds of $37.0 million. Approximately $32.9 million was allocated to the initial carrying value of the preferred stock and $4.1 million to the warrant based on their relative estimated fair values on the issue date. The fair value of the preferred stock was determined using a discount rate of 13% and an assumed life of 10 years and resulted in an estimated fair value of $23.1 million. The fair value of the warrant was determined using the Black-Scholes Model utilizing a 0% dividend yield, a 2.67% risk-free interest rate, a 43% volatility assumption and 10 year expected life. These assumptions resulted in an estimated fair value of $2.9 million for the warrant. Both the number of shares of common stock underlying the warrant and the exercise price are subject to adjustment in accordance with customary anti-dilution provisions and upon certain issuances of the Company’s common stock or stock rights at less than 90% of market value. The $37.0 million of proceeds received were allocated between the preferred stock and the warrant based on their relative fair values. This resulted in the preferred stock being recognized at a discount from its $37.0 million liquidation preference by an amount equal to the relative fair value of the warrant. The discount is currently being accreted using the constant effective yield method over the first five years. Accretion in the amount of $380,000 and $434,000 was recorded during the first six months of 2010 and 2009, respectively. During the first six months of 2009, $823,000 of dividends were recorded.  The total capital raised through this issue qualifies as Tier 1 regulatory capital and can be used in calculating all regulatory capital ratios.

Cumulative preferred stock dividends are payable quarterly at a 5% annual rate on the per share liquidation amount for the first five years and 9% thereafter. Under the original terms of the CPP, the Company may not redeem the preferred stock for three years unless it finances the redemption with the net cash proceeds from sales of common or preferred stock that qualify as Tier 1 regulatory capital (qualified equity offering), and only once such proceeds total at least $9.3 million. All redemptions, whether before or after the first three years, would be at the liquidation amount per share plus accrued and unpaid dividends and are subject to prior regulatory approval.

The Company received a request from the Federal Reserve Bank of Atlanta for the Company’s Board of Directors to adopt a resolution that it will not make any payments or distributions on the outstanding trust preferred securities without the prior written approval of the Reserve Bank.  The Board adopted this resolution on October 5, 2009. The Company has also notified the Treasury of its election to defer the dividend payment on the Series A preferred stock issued under TARP beginning in November 2009.

The Company may not declare or pay dividends on its common stock or, with certain exceptions, repurchase common stock without first having paid all accrued cumulative preferred dividends that are due. For three years from the issue date, the Company also may not increase its common stock dividend rate above a quarterly rate of $0.0589 per share or repurchase its common shares without Treasury’s consent, unless Treasury has transferred all the preferred shares to third parties or the preferred stock has been redeemed.

To be eligible for the CPP, the Company also agreed to comply with certain executive compensation and corporate governance requirements of the EESA, including a limit on the tax deductibility of executive compensation above $500,000. The specific rules covering these requirements were recently developed by Treasury and other government agencies. Additionally, under the EESA, Congress has the ability to impose “after-the-fact” terms and conditions on participants in the CPP. As a participant in the CPP, the Company may be subject to any such retroactive terms and conditions. The Company cannot predict whether, or in what form, additional terms or conditions may be imposed.

The American Recovery and Reinvestment Act (the “ARRA”) became law on February 17, 2009. Among its many provisions, the ARRA imposes certain new executive compensation and corporate expenditure limits on all current and future TARP recipients, including the Company, that are in addition to those previously announced by the Treasury. These limits are effective until the institution has repaid the Treasury, which is now permitted under the ARRA without penalty and without the need to raise new capital, subject to the Treasury’s consultation with the recipient’s appropriate regulatory agency.

Due to the contracting economic conditions, the higher level of nonperforming assets, the potential for further operating losses and the agreement to increase its capital under the Consent Order, the Company is proceeding with plans to increase its capital. These plans will likely result in the issuance of additional shares of common stock and securities convertible into common stock. While management believes we have sufficient capital to continue as a going concern, if we are unable to raise additional capital and/or we incur significant additional losses and are unable to comply with the terms of the Consent Order, uncertainty arises about our ability to continue as a going concern and we may be subject to further regulatory enforcement actions.

On June 29, 2010, the Company and the Bank entered into a definitive agreement with NAFH for the investment of up to $350 million in TIB through the purchase of common stock, preferred stock and a warrant.  Pursuant to the definitive agreement, the Company agreed to sell to NAFH, at the closing of the investment, 700 million shares of its common stock at a purchase price of $0.15 per share and 70,000 shares of newly created mandatorily convertible participating voting preferred stock at a purchase price of $1,000 per share for a cumulative total of $175 million.  The preferred stock will have a liquidation preference of $1,000 per share and each share of preferred stock will be convertible into a number of shares of the Company’s common stock equal to the liquidation preference divided by $0.15 (subject to customary anti-dilution adjustments).  After giving effect to the NAFH investment, it is expected that NAFH would own approximately 99% of the Company’s common stock (on an as-converted basis).  The Company also intends to conduct a rights offering to legacy shareholders of rights to purchase up to 149 million shares of common stock at a price of $0.15 per share, which would raise up to $22.4 million, which would equate to 12% of the Company’s pro-forma fully diluted equity.  The record date for the rights offering was July 12, 2010.  In addition, during the 18-month period following the closing, NAFH will have the right to invest up to an additional $175 million in preferred stock and/or common stock on the above terms.  Upon closing of the investment, each of the Company and the Bank will add experienced bankers R. Eugene (Gene) Taylor, Christopher (Chris) G. Marshall, R. Bruce Singletary and Kenneth (Ken) A. Posner to its board of directors, along with other directors to be designated by NAFH.  The investment is subject to satisfaction or waiver of certain closing conditions, including reaching an agreement with the Treasury to repurchase the preferred stock and warrant issued under the Troubled Asset Relief Program Capital Purchase Program on terms acceptable to NAFH, the receipt by NAFH and the Company of the requisite governmental and regulatory approvals as well as the approval of the NASDAQ Stock Market to issue the common stock, preferred stock and warrant in reliance on the shareholder approval exemptions set forth in NASDAQ Rule 5635(f). While the NAFH investment is expected to close in the third quarter of 2010, there is no assurance it will close during the quarter, or ever.  At this time, all the applications required to be filed with regulatory agencies have been filed and we have reached an agreement on the significant terms of the repurchase of the Preferred Stock and warrant issued to the Treasury under the TARP Capital Purchase Program.

If the investment by NAFH is not consummated, the Board of Directors and management team intend to seek other strategic alternatives including but not limited to the sale of certain assets, all or a portion of the Company, or seeking a complementary partner in a merger of equals or where the Company is acquired. There is no assurance the Company will be successful in entering into any agreement or closing such an alternative transaction.

Liquidity

The goal of liquidity management is to ensure the availability of an adequate level of funds to meet the loan demand and deposit withdrawal needs of the Company’s customers.  We manage the levels, types and maturities of earning assets in relation to the sources available to fund current and future needs to ensure that adequate funding will be available at all times.

In addition to maintaining a stable core deposit base, we seek to maintain adequate liquidity primarily through the use of investment securities, short term investments such as federal funds sold and unused borrowing capacity. The Bank has invested in Federal Home Loan Bank stock for the purpose of establishing credit lines with the Federal Home Loan Bank.  The credit availability to the Bank is based on a percentage of the Bank’s total assets as reported in its most recent quarterly financial information submitted to the Federal Home Loan Bank and subject to the pledging of sufficient collateral.  At June 30, 2010, there were $125.0 million in advances outstanding in addition to $25.2 million in letters of credit including $25.1 million used in lieu of pledging securities to the State of Florida to collateralize governmental deposits.  On January 7, 2010, the FHLB notified the Bank that the credit availability has been rescinded and the rollover of existing advances outstanding is limited to twelve months or less.

The Bank had unsecured overnight federal funds purchased accommodations up to a maximum of $7.5 million from its correspondent bank and a secured repurchase agreement with a maximum credit availability of $23.6 million as of June 30, 2010. On August 11, 2010, the Bank was notified that the unsecured accommodation was terminated and the secured repurchase agreement availability was increased to $26.3 million.  As of June 30, 2010, collateral availability under our agreement with the Federal Reserve Bank of Atlanta (“FRB”) provides for up to $86.8 million of borrowing availability from the FRB discount window. We believe that we have adequate funding sources through unused borrowing capacity from our correspondent banks and FRB, available cash, unpledged investment securities, loan principal repayment and potential asset maturities and sales to meet our foreseeable liquidity requirements.

As of June 30, 2010, our holding company had cash of approximately $341,000.  This cash is available for providing capital support to the Bank and for other general corporate purposes. The Company received a request from the FRB for the Company’s Board of Directors to adopt a resolution that it will not declare or pay any dividends on its outstanding common or preferred stock, nor will make any payments or distributions on the outstanding trust preferred securities or corresponding subordinated debentures without the prior written approval of the FRB.  The Board adopted this resolution on October 5, 2009.  The Company notified the trustees of its $20 million trust preferred securities due July 7, 2036 and its $5 million trust preferred securities due July 31, 2031 of its election to defer interest payments on the trust preferred securities beginning with the payments due in October 2009. In January 2010, the Company notified the trustees of its $8 million trust preferred securities due September 7, 2030 of its election to defer interest payments on the trust preferred securities beginning with the payment due March 2010.  The Company also notified the Treasury of its election to defer the dividend payment on the Series A preferred stock issued under TARP beginning in November 2009. Deferral of the trust preferred securities is allowed for up to 60 months without being considered an event of default. Additionally, the Company may not declare or pay dividends on its capital stock, including dividends on preferred stock, or, with certain exceptions, repurchase capital stock without first having paid all trust preferred interest and all cumulative preferred dividends that are due. If dividends on the Series A preferred stock are not paid for six quarters, whether or not consecutive, the Treasury has the right to appoint two members to the Board of Directors of the Company. At this time it is unlikely that the Company will resume payment of cash dividends on its common stock for the foreseeable future. As previously announced, we have entered into a definitive agreement with NAFH for the investment of up to $350 million in the Company through the purchase of common stock, preferred stock and warrant. For additional information on the potential NAFH investment, refer to Note 1 of the unaudited consolidated financial statements.

Asset and Liability Management

Closely related to liquidity management is the management of the relative interest rate sensitivity of interest-earning assets and interest-bearing liabilities.  The Company manages its interest rate sensitivity position to manage net interest margins and to minimize risk due to changes in interest rates. As a secondary measure of interest rate risk, we review and evaluate our gap position as presented below as part of our asset and liability management process.

(Dollars in thousands)	3 Months or Less	4 to 6 Months	7 to 12 Months	1 to 5 Years	Over 5 Years	Total
Interest-earning assets:
Loans	$354,647	$38,213	$128,981	$421,154	$157,605	$1,100,600
Investment securities-taxable	36,057	-	-	1,355	241,955	279,367
Investment securities-tax exempt	-	-	276	1,121	1,681	3,078
Marketable equity securities	176	-	-	-	-	176
FHLB stock	10,447	-	-	-	-	10,447
InInterest-bearing deposits in other banks	139,278	-	-	-	-	139,278
Total interest-earning assets	540,605	38,213	129,257	423,630	401,241	1,532,946

Interest-bearing liabilities:
NOW accounts	194,663	-	-	-	-	194,663
Money market	171,495	-	-	-	-	171,495
Savings deposits	73,059	-	-	-	-	73,059
Time deposits	107,438	118,028	353,222	145,624	43	724,355
Subordinated debentures	25,000	-	-	-	8,000	33,000
Other borrowings	103,894	-	10,000	115,000	-	228,894
Total interest-bearing liabilities	675,549	118,028	363,222	260,624	8,043	1,425,466

Interest sensitivity gap	$(134,944)	$(79,815)	$(233,965)	$163,006	$393,198	$107,480

Cumulative interest sensitivity gap	$(134,944)	$(214,759)	$(448,724)	$(285,718)	$107,480	$107,480

Cumulative sensitivity ratio	(8.8%)	(14.0%)	(29.3%)	(18.6%)	7.0%	7.0%

We are cumulatively liability sensitive through the five-year time period, and asset sensitive in the over five year timeframe above. Certain liabilities such as non-indexed NOW and savings accounts, while technically subject to immediate re-pricing in response to changing market rates, historically do not re-price as quickly or to the extent as other interest-sensitive accounts. Approximately 13% of our deposit funding is comprised of non-interest-bearing liabilities and total interest-earning assets are greater than the total interest-bearing liabilities. Therefore it is anticipated that, over time, the effects on net interest income from changes in asset yield will be greater than the change in expense from liability cost. Generally, we expect loan and investment yields and deposit costs to stabilize. However, deposit rates could increase due to demand in financial markets, banking system and other local markets for liquidity which may be reflected in elevated pricing competition for deposits. The predominant drivers to increase net interest income are the volume and composition of earning assets, the interest rates paid on our deposits and the net change in non-performing assets.

Interest-earning assets and time deposits are presented based on their contractual terms. It is anticipated that run off in any deposit category will be approximately offset by new deposit generation.

     As a primary measure of our interest rate risk, we employ a financial model derived from our assets and liabilities which simulates the effect of various changes in interest rates on our projected net interest income. This financial model is our principal tool for measuring and managing interest rate risk. Many assumptions regarding the timing and sensitivity of our assets and liabilities to a change in interest rates are made. We continually review and update these assumptions. This model is updated monthly for changes in our assets and liabilities and we model different interest rate scenarios based upon current and projected economic and interest rate conditions. We analyze the results of these simulations and develop tactics and strategies to attempt to mitigate, where possible, the projected unfavorable impact of various interest rate scenarios on our projected net interest income. We also develop tactics and strategies to increase our net interest margin and net interest income that are consistent with our operating policies.

Commitments

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and standby letters of credit.  These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of these instruments.  The Bank uses the same credit policies in making commitments to extend credit and generally uses the same credit policies for letters of credit as it does for on-balance sheet instruments.

Commitments to extend credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Since some of these commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.  Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee.  At June 30, 2010, total unfunded loan commitments were approximately $63.5 million.

Standby letters of credit are conditional commitments issued by the Bank to assure the performance or financial obligations of a customer to a third party.  The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers.  The Bank generally holds collateral and/or obtains personal guarantees supporting these commitments.  Since most of the letters of credit are expected to expire without being drawn upon, they do not necessarily represent future cash requirements. At June 30, 2010, commitments under standby letters of credit aggregated approximately $1.1 million.

The Company believes the likelihood of the unfunded loan commitments and unfunded letters of credit either needing to be totally funded or funded at the same time is low.  However, should significant funding requirements occur, we have available borrowing capacity from various sources as discussed in the “Capital and Liquidity” section above.

Appendix E

Information included under “Quantitative And Qualitative Disclosures About Market Risk” in TIB Financial Corp.’s Annual Report on Form 10-K for the year ended December 31, 2009.

ITEM 7A:  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk that a financial institution’s earnings and capital, or its ability to meet its business objectives, will be adversely affected by movements in market rates or prices such as interest rates, foreign exchange rates, equity rates, equity prices, credit spreads and/or commodity prices.  The Company has assessed its market risk as predominately interest rate risk.

The estimated interest rate risk as of December 31, 2009 was analyzed using simulation analysis of the Company’s sensitivity to changes in net interest income under varying assumptions for changes in market interest rates.  The Bank uses standardized assumptions run against Bank data by an outsourced provider of Asset Liability modeling.  The model derives expected interest income and interest expense resulting from an immediate two percentage point increase or decrease parallel shift in the yield curve.  The standard parallel yield curve shift uses the implied forward rates and a parallel shift in interest rates to measure the relative risk of change in the level of interest rates.

The analysis indicates an immediate 200 basis point parallel interest rate increase would result in a decrease in net interest income of approximately $398,000 or -1% over a twelve month period.  While a 200 basis point parallel interest rate decrease would result in an increase in net interest income of approximately $338,000 or 1% over a twelve month period.

A non-parallel yield curve twist is used to estimate risk related to the level of interest rates and changes in the slope or shape of the yield curve using static rates.  The increase or decrease steepening/twist of the yield curve is “ramped” over a twelve month period. Yield curve twists change both the level and slope of the yield curve, are more realistic than parallel yield curve shifts and are more useful for planning purposes.  As an example, a 300 basis point yield twist increase would result in short term rates increasing 300 basis points and long term rates would increase approximately 100 basis points over a 12 month period. This scenario reflects a rapid shift in monetary policy by the Federal Reserve which could occur if the Federal Reserve increased short term rates by 300 basis points over a 12 month period.

 Such, a 300 basis point yield curve twist increase is projected to result in a decrease in net interest income of approximately $666,000 or -1% over a twelve month period.

The projected impact on our net interest income of a 200 basis point parallel increase and decrease, respectively, of the yield curve and a 300 basis point yield curve twist increase of short-term rates are summarized below.

	December 31, 2009
	Parallel Shift	Twist
Twelve Month Period	-2% +2%	+300%/100%

Percentage change in net interest income	+1% -1%	-1%

We attempt to manage and moderate the variability of our net interest income due to changes in the level of interest rates and the slope of the yield curve by generating adjustable rate loans and managing the interest rate sensitivity of our investment securities, wholesale funding, and Fed Funds positions consistent with the re-pricing characteristics of our deposits and other interest bearing liabilities.  The above projections assume that management does not take any measures to change the interest rate sensitivity of the Bank during the simulation period.

Appendix F

Information included under “Quantitative And Qualitative Disclosures About Market Risk” in TIB Financial Corp.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk that a financial institution’s earnings and capital, or its ability to meet its business objectives, will be adversely affected by movements in market rates or prices such as interest rates, foreign exchange rates, equity rates, equity prices, credit spreads and/or commodity prices.  The Company has assessed its market risk as predominately interest rate risk.

The estimated interest rate risk as of June 30, 2010 was analyzed using simulation analysis of the Company’s sensitivity to changes in net interest income under varying assumptions for changes in market interest rates.  The Bank uses standardized assumptions run against Bank data by an outsourced provider of Asset Liability modeling.  The model derives expected interest income and interest expense resulting from an immediate two percentage point increase or decrease parallel shift in the yield curve.  The standard parallel yield curve shift uses the implied forward rates and a parallel shift in interest rates to measure the relative risk of change in the level of interest rates.

The analysis indicates an immediate 200 basis point parallel interest rate increase would result in a decrease in net interest income of approximately $221,000, or -0.5%, over a twelve month period.

A non-parallel yield curve twist is used to estimate risk related to the level of interest rates and changes in the slope or shape of the yield curve using static rates.  The increase or decrease steepening/twist of the yield curve is “ramped” over a twelve month period. Yield curve twists change both the level and slope of the yield curve, are more realistic than parallel yield curve shifts and are more useful for planning purposes.  As an example, a 500 basis point yield curve twist increase would result in short term rates increasing 600 basis points and long term rates would increase approximately 300 basis points over a 12 month period. This scenario reflects a potential rapid shift in monetary policy by the Federal Reserve which could occur if the Federal Reserve increased short term rates by 600 basis points over a 12 month period.

 Such a 500 basis point yield curve twist increase is projected to result in an increase in net interest income of approximately $1,844,000, or 4%, over a twelve month period.

The projected impact on our net interest income of a 200 basis point parallel increase of the yield curve and a 500 basis point yield curve twist increase of short-term rates are summarized below.

	June 30, 2010
	Parallel Shift	Twist
Twelve Month Period	+2%	+600%/300%

Percentage change in net interest income	-0.5%	+4%

      We attempt to manage and moderate the variability of our net interest income due to changes in the level of interest rates and the slope of the yield curve by generating adjustable rate loans and managing the interest rate sensitivity of our investment securities, wholesale funding, and Fed Funds positions consistent with the re-pricing characteristics of our deposits and other interest bearing liabilities.  The above projections assume that management does not take any measures to change the interest rate sensitivity of the Bank during the simulation period.

TIB FINANCIAL CORP. 599 9TH STREET NORTH, SUITE 101 NAPLES, FL 34102-5624
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1.           For approval of an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock as described in the accompanying proxy statement.

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In their discretion, the proxies are authorized to vote upon such of the matters as may properly come before the Special Meeting.

This proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise.  Unless otherwise specified, this proxy will be voted for all three of the above proposals and in the discretion of the persons named as proxies on all other matters that may properly come before the Special Meeting or any adjournments thereof.

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PROXY
TIB FINANCIAL CORP.
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